AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999

                        Registration No. 811-1737


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM N-1

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                      1933 [ ] Pre-Effective Amendment No.

                          Post-Effective Amendment No.

                                     and/or


       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
                                Amendment No. 24


                        (Check appropriate box or boxes)


--------------------------------------------------------------------------------

                      GREAT-WEST VARIABLE ANNUITY ACCOUNT A
                           (Exact name of registrant)

                              8515 E. Orchard Road
                            Englewood, Colorado 80111
                                 (303) 689-3000

    (Address and telephone number of registrant's principal executive office)


                                  RUTH B. LURIE

                           Vice-President and Counsel
                   Great-West Life & Annuity Insurance Company
                              8515 E. Orchard Road
                            Englewood, Colorado 80111
                     (Name and address of agent for service)

                                    Copy to:


                                KIMBERLY J. SMITH
                         Sutherland Asbill & Brennan LLP
                           1275 Pennsylvania Ave., NW

                            Washington, DC 20004-2404


                                     GREAT-WEST VARIABLE ANNUITY ACCOUNT A
                                             CROSS-REFERENCE SHEET


                      Showing Location in Prospectus of Information Required by Form N-1

   Form N-1 Item                                   Caption in Prospectus

1.  Cover Page.....................................Cover Page

2.  Synopsis.......................................Summary of Prospectus

3.  Condensed Financials...........................Not Applicable

4.  General Information and History................Description of GWL&A and Variable Annuity Account A

5.  Investment Objectives and......................Description of GWL&A and
     Policies                                      Variable Annuity Account A

6.  Tax Status.....................................Federal Tax Status, Taxation of GWL&A and Section 403(b)
                             Tax Sheltered Annuities

7.  Brokerage Allocation...........................Allocation of Portfolio Brokerage

8.  Pending Legal Proceedings......................Legal Proceedings

9.  Control Persons and Principal..................Management
     Holders of Securities

10. Directors, Officers, and Advisory..............Management
      Board Members

11. Compensation of Directors and .................Management
      Others

12. Custodian, Transfer Agent and..................Trustee for Assets of Variable
      Dividend-Paying Agent                        Annuity Account A

13. Investment Advisory and Other..................The Variable Annuity Contract-
      Services                                     Charges and Experience Rating,  Description of GWL&A and
                           Variable Annuity Account A

14. Capital Stock and Other........................The Variable Annuity Contract,
      Securities                                   Voting Rights, Investment Objectives and Policies

15. Pricing of Registrant's........................Not Applicable
      Securities

16. General Information as to Plan.................The Variable Annuity Contract,
      of Distribution                              Distribution of Variable Annuity Contracts

17. Yield Quotation for Money Market Funds.........Not Applicable

18.  Financial Statements..........................Financial Statement of Variable Annuity Account A



                                     GREAT-WEST VARIABLE ANNUITY ACCOUNT A
                                                      OF
                                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                                       Group Variable Annuity Contracts
                                                Distributed by

                                          BENEFITSCORP EQUITIES, INC.
                               8515 E. ORCHARD ROAD, ENGLEWOOD, COLORADO, 80111
                                           TELEPHONE (303) 689-3000
-------------------------------------------------------------------------------

    The group variable annuity contract described by this Prospectus ("Variable Annuity Contract") is no longer being offered. Effective on May 1, 1989, no additional contributions under any existing variable annuity contract are being accepted.

    The Variable Annuity Contract was designed for annuity purchase plans adopted by public school systems and certain tax-exempt organizations, whose Participating Employees may obtain certain federal income tax benefits under
Section 403(b) of the Internal Revenue Code.

    Under a variable annuity the variable annuitant assumes the risk of investment gain or loss in that the value of his individual account (before his Annuity Commencement Date) and his monthly annuity payments (after his Annuity Commencement Date) vary with the investment income and gains or losses on the assets in a variable annuity account. In a variable annuity, the insurance company assumes the mortality risk and expense risk under the Contract.

        The basic objective of the Variable Annuity Contract is to provide the variable annuitant with lifetime variable annuity payments under the selected annuity option (see "Annuity Period") which will tend to reflect changes in the cost of living and the size of the economy both during the years prior to his Annuity Commencement Date and the years thereafter. Great-West Life & Annuity Insurance Company ("GWL&A") seeks to accomplish this basic objective through Variable Annuity Account A as a medium for relating annuity payments to the net investment experience of a selected portfolio of equity investments, which are deemed to provide long-term growth of capital, primarily common stocks (see "Investment Objectives and Policies"), accompanied by a contractual obligation to make annuity payments for life.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------






                                  The date of this prospectus is May 1, 1999.


                  This prospectus should be read carefully and retained for future reference.

                                     GREAT-WEST VARIABLE ANNUITY ACCOUNT A
                                                      OF
                                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                                       Group Variable Annuity Contracts
                                                Distributed by
                                          BENEFITSCORP EQUITIES, INC.

                                             SUMMARY OF PROSPECTUS

Description of the Securities

    The group variable annuity contract described by this Prospectus ("Variable Annuity Contract" or "Contract") is designed for annuity purchase plans adopted by public school systems and certain tax-exempt organizations. The Policyholder will have to meet underwriting qualifications related to the number of Participating Employees and the aggregate annual premiums for the variable and fixed annuity contracts issued (see "Transfer From or To Companion Contract" for a description of the fixed annuity). Participating Employees may obtain certain federal income tax benefits under Section 403(b) of the Internal Revenue Code ("Code") if the plan is carried to completion.


    Effective April 16, 1984, The Great-West Life Assurance Company ("Great-West") ceased issuing new variable annuity contracts. On May 1, 1987, Great-West announced that it would not permit new participants to be enrolled under existing variable annuity contracts and, with respect to any variable annuity contracts for which there are fewer than 25 participants, would not accept additional contributions. On May 1, 1989, Great-West announced that it would not accept additional contributions on any variable annuity contract. On December 31, 1991, Great-West Variable Annuity Account A was transferred to and the Variable Annuity Contracts were reinsured by Great-West Life & Annuity Insurance Company ("GWL&A.") On December 31, 1996, Great-West ceased operations as a broker-dealer and all of its distribution related activities were transferred to BenefitsCorp Equities, Inc. ("BCE"), a wholly-owned subsidiary of GWL&A.


    Variable Annuity Account A is a separate and distinct fund established for the purpose of funding the Variable Annuity Contracts and is registered as an open-end diversified management company under the Investment Company Act of 1940, as amended ("the 1940 Act".)

    The significant difference between a regular or fixed annuity and a variable annuity is that under a fixed annuity the insurance company assumes the risk of investment gain or loss by undertaking to credit a specified minimum interest rate and by undertaking to pay a specified minimum monthly annuity payment, whereas under a variable annuity the variable annuitant assumes the risk of investment gain or loss in that the value of his individual account (before his Annuity Commencement Date) and his monthly annuity payments (after his Annuity Commencement Date) vary with the investment income and gains or losses on the assets in a variable annuity account. In both a fixed annuity and a variable annuity the insurance company assumes the mortality risk and expense risk under the Contract.

        The Variable Annuity Contract includes a contractual undertaking that, commencing on the selected annuity date, GWL&A will make variable payments for the lifetime of the variable annuitant based upon mortality assumption contained in the Contract at the time the purchase payment to provide such annuity was received, regardless of the actual mortality experience among its annuitants. The Contract also provides that in the event of the death of a Participating Employee prior to his Annuity Commencement Date, the benefits payable will be the greater of (a) the value of the employee's individual account or (b) the sum of 100% of purchase payments made on behalf of the Participating Employee prior to his 65th birthday and 75% of such purchase payments made thereafter.

Investment Advisor and Underwriter


    Effective November 1, 1996, GW Capital Management, LLC, ("GW Capital") a wholly-owned subsidiary of GWL&A, succeeded Great-West as the investment advisor in connection with the Variable Annuity Contracts, and Variable Annuity Account
A. This succession involved no change in control, as defined in the 1940 Act. Great-West was also the distributor of the Contracts. Any further reference to the underwriter is made with regard to BCE unless otherwise specifically noted. As previously indicated these Contracts are no longer sold and Contributions are no longer accepted. GWL&A performs all administrative functions relative to the Contracts, provides the minimum death benefit, and assumes the mortality and expense risks under the Contract (see " Charges and Experience Rating.")


 Investment Required

    The minimum amount of purchase payments which previously could be made on behalf of any Participating Employee was $180 in any contract year and the minimum amount of any one purchase payment was $15.

    The amount of each purchase payment authorized by a Participating Employee less deductions for sales expenses, administrative expenses, minimum death benefits, and applicable premium taxes, if any, was credited to such employee's individual account in the form of Accumulation Units (see Paragraph 2(i) under "Charges and Experience Rating"). In determining the net investment experience of Variable Annuity Account A for a valuation period, certain deductions from the gross investment experience for the valuation period are made (see Paragraph 2(ii) under "Charges and Experience Rating.")

Purchase Payment Charges and Deductions

    A deduction of 3.75% plus any applicable premium taxes (see "Table of Premium Taxes"), was made from each purchase payment when received for sales and administrative expenses, and for the minimum death benefit. An additional deduction of $9 for sales expenses was made from the first purchase payment in respect of a Participating Employee in each contract year (see "Charges and Experience Rating.")

    A daily deduction of .003285% (an effective annual rate of 1.2064%) is made from the gross investment rate of Variable Annuity Account A for administrative expenses, mortality risks, and for investment, management, and advisory services (see "Charges and Experience Rating.")

Investment Objectives


    The basic objective of the Variable Annuity Contract is to provide the variable annuitant with lifetime variable annuity payments under the selected annuity option (see "Annuity Period") which will tend to reflect changes in the cost of living and the size of the economy both during the years prior to his Annuity Commencement Date and the years thereafter. GWL&A seeks to accomplish this basic objective through Variable Annuity Account A as a medium for relating annuity payments to the net investment experience of a selected portfolio of equity investments, primarily common stocks (see "Investment Objectives and Policies"), accompanied by a contractual obligation to make annuity payments for life. Although there is no assurance that this objective will be attained, historically the value of a diversified portfolio of common stocks held for an extended period of time has tended to rise during periods of inflation. There has, however, been no exact correlation, and for some period the prices of securities have declined while the cost of living was rising. The value of the investments in Variable Annuity Account A fluctuates. There is no assurance that the value of an employee's individual account during the years prior to the Annuity Commencement Date or the total amount of the variable annuity payments made thereafter, will equal or exceed the purchase payments made on behalf of a Participating Employee.


Withdrawal and Transfer Privileges

    A Participating Employee has (a) certain withdrawal privileges for 45 days after GWL&A gives the required notice of such right, and (b) the right to receive within 18 months of acceptance of his first purchase payment, the value of his account and, in some cases, a portion of the sales charges paid prior to this withdrawal (see "Accumulation Period: Surrender Rights-Redemption.")

    The Variable Annuity Contract was issued as a supplement to a fixed-dollar annuity contract (the "Companion Contract") and provides for transfers from and to such Companion Contract under specified circumstances and conditions (see "Transfer From or To Companion Contract.")

Other Pertinent Information

    The Variable Annuity Contract provides that GWL&A may modify the charges, the tables used in determining the first monthly annuity payment and the benefit payable in case of death prior to the Annuity Commencement Date provided that such modification shall apply only with respect to purchase payments received after the effective date of the modification. Such modification may materially affect the value of the Variable Annuity Contract to a Participating Employee and the risk borne by said Participating Employee (see "Modifications of the Variable Annuity Contract by GWL&A.")

The foregoing Summary of information should be read in conjunction with the detailed information appearing elsewhere in this Prospectus.

                                               TABLE OF CONTENTS


Summary of Prospectus........................................................................2
Special Terms................................................................................5
Description of GWL&A and Variable Annuity Account A..........................................6
The Variable Annuity Contract................................................................6
    A. General ..............................................................................6
    B. Accumulation Period...................................................................7
    C. Annuity Period.......................................................................10
    D. Charges and Experience Rating........................................................12
    E. Modifications of the Variable Annuity Contract by GWL&A..............................14
    F. Transfer From or To Companion Contract...............................................14
Federal Tax Status..........................................................................15
Taxation of GWL&A...........................................................................15
Section 403(b) Tax Sheltered Annuities......................................................15
Investment Objectives and Policies..........................................................18
Allocation of Portfolio Brokerage...........................................................19
Portfolio Turnover Rate.....................................................................20
Voting Rights...............................................................................20
Management..................................................................................21
Distribution of Variable Annuity Contracts..................................................22
Regulation..................................................................................23
Trustee for Assets of Variable Annuity Account A............................................23
Preparing for Year 2000.....................................................................23
Legal Proceedings...........................................................................23
Legal Advice................................................................................23
Independent Auditors........................................................................24
Other Variable Annuity Contracts............................................................24
Table of Premium Taxes......................................................................24
Appendix....................................................................................25


SPECIAL TERMS

Variable Annuity -- An annuity providing for payments varying in amount in accordance with the investment experience of a variable annuity account.

Fixed Dollar Annuity -- An annuity providing for payments which remain fixed throughout the payment period and which do not vary with investment experience.

Variable Annuitant -- Any person receiving or who will receive annuity payments under the Variable Annuity Contract.

Annuity -- A series of payments for life or for a designated period.

Annuity Commencement Date -- The date on which annuity payments are to commence under the Variable Annuity Contract.

Accumulation Unit -- An accounting unit of measure used to calculate the value of a contract before annuity payments begin.

Annuity Unit -- An accounting unit of measure used to calculate the amount of annuity payments.

Contract Anniversary -- An anniversary of the date shown as the register date in the Variable Annuity Contract.

Contract Year -- A twelve-month period from the date shown as the register date in the Variable Annuity Contract.

Participating Employee -- An employee participating in the annuity purchase plan pursuant to which the Variable Annuity Contract is issued and in respect of whom purchase payments have been made under the Variable Annuity Contract.

Employee's Individual Account -- The sum of the Accumulation Units credited to a Participating Employee.

Participants -- Participating Employees and others credited with Accumulation Units or Annuity Units under variable annuity contracts funded by Variable Annuity Account A.

Policyholder -- The entity to which the Variable Annuity Contract has been issued, which is normally an employer or a trust established by an employer or an employee association.

Purchase Payment -- The total amount paid periodically to purchase an annuity under the Variable Annuity Contract.

Net Purchase Payment -- The amount applied to the purchase of Accumulation Units, which was equal to the purchase payment less deductions for sales and administrative expenses, minimum death benefits and applicable premium taxes.

Register Date -- The date shown as the register date in the Variable Annuity Contract, which was generally a date selected by the Policyholder to coincide with his administrative or accounting year.

DESCRIPTION OF GWL&A

    GWL&A is a stock life insurance company originally organized under the laws of the State of Kansas as the National Interment Association. Its name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to its current name in February of 1982. In September of 1990, GWL&A redomesticated and is now organized under the laws of the State of Colorado.


    GWL&A is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in Puerto Rico, the District of Columbia, Guam, the U.S. Virgin Islands and 49 states in the United States.

    GWL&A  is  an  indirect  wholly-owned  subsidiary  of  The  Great-West  Life
Assurance Company. The Great-West Life Assurance Company is a subsidiary of Great-West LifeCo Inc., a holding company. Great-West LifeCo Inc. is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.


    On January 17, 1968, by duly adopted resolution the Board of Directors of Great-West established within Great-West, in accordance with applicable law, a separate and distinct fund designated Great-West Variable Annuity Account A. On December 17, 1991, by duly adopted resolution, the Board of Directors of GWL&A established a separate account within GWL&A in accordance with Colorado law to facilitate the transfer of Variable Annuity Account A from Great-West to GWL&A. Variable Annuity Account A was subsequently transferred on December 31, 1991. Under the provisions of Colorado law, the assets of Variable Annuity Account A are not chargeable with liabilities arising out of any other business GWL&A may conduct. A Variable Annuity Account Committee for Variable Annuity Account A ("Committee") is elected by Participants under contracts funded by Variable Annuity Account A (see "Management.")

VARIABLE ANNUITY ACCOUNT A

    Variable Annuity Account A, although an integral part of GWL&A, is registered as an open-end diversified management company under the 1940 Act. The Securities and Exchange Commission (the "Commission") has issued an order under
Section 7(d) of the 1940 Act permitting such registration and permitting the sale of Variable Annuities funded by Variable Annuity Account A. The order was issued on terms and conditions designed to provide adequate means to enforce compliance with the 1940 Act.

    Registration with the Commission does not involve supervision of the management or investment practices or policies of Variable Annuity Account A or GWL&A by the Commission. However, GWL&A, which includes Variable Annuity Account A as an integral part thereof, is subject to supervision and regulation by the Department of Insurance of the State of Colorado, and the Departments of Insurance of each state in which it is licensed to do business (see "Regulation.")

THE VARIABLE ANNUITY CONTRACT

A. General

    The Variable Annuity Contract, which has been issued to the Policyholder who owns the Contract, is a master group Contract which provides benefits for all Participating Employees, each of whom received a certificate which summarized the provisions of the master Contract and evidenced his participation in the annuity purchase plan adopted by the Policyholder. Certain significant provisions of the Variable Annuity Contract are discussed below.

1. ANNUITY PAYMENTS

    Variable annuity payments are determined on the basis of (a) a mortality table specified in the Variable Annuity Contract (see, however, "Modifications of the Variable Annuity Contract by GWL&A,") which reflects the age of the variable annuitant and the type of annuity payment option selected, and (b) the net investment experience of Variable Annuity Account A. The variable annuitant will receive the value of a fixed number of Annuity Units each month. The value of such units, and thus the amounts of the monthly annuity payments, will reflect investment gains and losses and investment income occurring both before and after retirement, and thus the payments will vary with the net investment experience of the assets of Variable Annuity Account A. Sex was a factor in the determination of variable annuity payments prior to August 1, 1983. For contracts issued before that date no such payments shall be less than those guaranteed under those contracts.

2. ASSIGNMENT

    Assignment of the Variable Annuity Contract or a Participating Employee's individual account is prohibited by the terms of the Contract.

3. PURCHASE LIMITS

    The Variable Annuity Contract provides that the amount of any purchase payments that previously could be made in respect of any employee could not be less than $180 annually, and the amount of any one monthly purchase payment in respect of an employee could not be less than $15.

4. CESSATION OF PURCHASE PAYMENTS

    GWL&A reserved the right to refuse to receive further purchase payments under the Variable Annuity Contract as from the date stated in written notice to the Policyholder if the Policyholder failed to comply with any of the terms or conditions of the Contract or if the number of employees covered under the Variable Annuity Contract in a contract year was less than 25. The Policyholder could give written notice to GWL&A that from the date stated in the notice no further purchase payments would be made. Upon cessation of purchase payments in respect of an employee for any reason prior to his Annuity Commencement Date no further purchase payments would be accepted by GWL&A, and each Participating Employee could exercise one of the following options:

    (a) If the Participating Employee was at least 50 years of age, he could elect to have his individual account applied to provide variable annuity payments commencing immediately under the selected annuity option (see "Annuity Period.")

    (b) He could surrender his individual account as explained under the caption "Accumulation Period, " paragraph 7.

    (c) He could elect to leave his individual account in force under the Variable Annuity Contract, and the account would continue to reflect the net investment experience of Variable Annuity Account A. At the selected Annuity Commencement Date, the Participating Employee will begin to receive annuity payments under the selected option (see "Annuity Period.") At any time in the interim, the Participating Employee could surrender his individual account in accordance with (b) above.

B. Accumulation Period

1. CREDITING ACCUMULATION UNITS: DEDUCTION FOR SALES AND ADMINISTRATIVE EXPENSES AND MINIMUM DEATH BENEFIT

    During the accumulation period -- the period before the commencement of annuity payments -- GWL&A deducted from purchase payments the deductions described in Paragraph 2(i) under "Charges and Experience Rating." The net purchase payment remaining after such deductions was credited to the individual account of the Participating Employee in the form of Accumulation Units. The number of Accumulation Units credited to an employee's individual account was determined as of the valuation period in which any purchase payment, including the initial payment, was received. The number of Accumulation Units so determined remains constant, but the dollar value of an Accumulation Unit may vary depending upon the net investment experience of Variable Annuity Account A.

2. VALUE OF AN EMPLOYEE'S INDIVIDUAL ACCOUNT

    The value of an employee's individual account at any time prior to his Annuity Commencement Date can be determined by multiplying the total number of Accumulation Units credited to his account by the current Accumulation Unit value. There is no assurance that the value of an employee's individual account will equal or exceed total purchase payments made on his behalf. Each Participating Employee will be advised periodically of the number of Accumulation Units credited to his individual account, the current Accumulation Unit value, and the total value of his account. A Participating Employee may at any time obtain, from the Head Office of GWL&A, the current value of an Accumulation Unit.

3. VALUE OF AN ACCUMULATION UNIT


    Accumulation units are valued each day during which the New York Stock Exchange is open for trading ("valuation date.") A valuation period is the period beginning immediately after the close of business of the New York Stock Exchange on a valuation date and ending at the close of business of the New York Stock Exchange on the immediately succeeding valuation date. The value of an Accumulation Unit was set at $1.00 for the valuation period ending January 3, 1969. The value of an Accumulation Unit for any subsequent valuation period is determined by multiplying the value of an Accumulation Unit for the preceding period by the net investment factor (described below) for the current valuation period. (See "Appendix" for an historical record of the values of an Accumulation Unit as of the last valuation date of each quarter to December 31, 1998.)


 4. NET INVESTMENT FACTOR FOR EACH VALUATION PERIOD

    At the end of each valuation period a gross investment rate for the valuation period is determined from the investment experience of Variable Annuity Account A for the valuation period. Such rate is (a) the investment income for the valuation period, plus capital gains and minus capital losses for the period, whether realized or unrealized, less a deduction for any taxes chargeable to Participating Employees or Variable Annuity Account A (under current tax laws there are no such federal income taxes) divided by (b) the value of Variable Annuity Account A at the beginning of the valuation period. The gross investment rate may be positive or negative.

    In order to determine the net investment rate, the gross investment rate is reduced by a deduction of the product obtained by multiplying a daily deduction of .003285% (an effective annual rate of 1.2064%) by the number of days in a valuation period. This deduction is made by GWL&A for administrative expenses, investment management and advisory services, and mortality and expense risks assumed under the Contract (see Paragraph 2(ii) under "Charges and Experience Rating.")

    The net investment rate is added to 1 to determine the net investment factor. Since the net investment rate may be negative, the net investment factor may be less than 1, and the value of an Accumulation Unit for the valuation period may be less than the value for the previous valuation period. (See "Appendix" for a hypothetical illustration of the above computations.)

5. VALUE OF VARIABLE ANNUITY ACCOUNT A

    The value of Variable Annuity Account A for purposes of the preceding paragraph shall be the aggregate, in United States dollars, of the following:
(a) the face amount of cash; plus (b) the total market value for securities listed on an organized exchange determined (i) by the last board lot sale reported on the valuation date on the primary trading market, or, (ii) if no such sale is reported, by the mean between the closing bid and ask prices on such day, or, (iii) if prices in neither (i) nor (ii) are reported, then by either (A) the last board lot sale price, or (B) the mean between the closing bid and ask prices on the last preceding day on which both bid and ask prices were reported, whichever is the later; plus (c) the fair market value of any other asset as determined in good faith by the Committee, which, in the case of securities actively traded over-the-counter is the closing bid price; minus (d) an amount for taxes attributable to Variable Annuity Account A; and minus (e) accrued and unpaid liabilities of Variable Annuity Account A other than Variable Annuity Contract liabilities.

6. BENEFITS PAYABLE ON DEATH PRIOR TO THE ANNUITY COMMENCEMENT DATE

    The Variable Annuity Contracts provide that, upon receipt of due proof of the death of a Participating Employee prior to his Annuity Commencement Date, GWL&A will pay to the beneficiary a death benefit equal in amount to the greater of (a) the value of the Participating Employee's individual account determined for the valuation period in which written notice of death is received by GWL&A, or (b) the sum of 100% of the total purchase payments made on behalf of the Participating Employee prior to his 65th birthday and 75% of the total purchase payments made thereafter on his behalf (see below, for the effect of partial withdrawals on calculation of purchase payment.)

    For providing the minimum death benefit described in (b) of the preceding paragraph, GWL&A deducted .25% from each purchase payment (see Paragraph 2(i) under "Charges and Experience Rating"). In lieu of payment of the death benefit in one sum, a beneficiary over 50 years old may elect variable annuity payments under any of the options available to a Participating Employee except the joint and last survivor annuity, or a beneficiary regardless of his age may elect to take variable annuity payments for a specified period not exceeding 25 years. Where the beneficiary takes the payment in one sum, payment will be made within seven days of receipt of proof of death, unless subject to postponement for a reason described in Paragraph 7 below.

7. SURRENDER RIGHTS-REDEMPTION

    Within 60 days of acceptance by GWL&A of a Participating Employee's first purchase payment, GWL&A mailed to such Participating Employee a statement of charges to be deducted under the Variable Annuity Contract and a notice of his right of withdrawal and refund under such contract. A Participating Employee could, within 45 days of the mailing of such notice, elect to terminate his participation under the Variable Annuity Contract and receive in cash the sum of
(1) the value of his individual account and (2) an amount equal to the difference between the gross purchase payments made and the net purchase payments credited to the individual account of the Participating Employee.

    A Participating Employee, within 18 months of acceptance by GWL&A of his first purchase payment, could elect to terminate his participation under the Variable Annuity Contract and receive in cash the sum of (1) the value of his individual account and (2) an amount, if any, equal to that part of the sales charges which exceeds 15% of the gross purchase payments which he has made.

    Any Participating Employee who did not so elect to terminate his participation within the above described periods, may at any time after the expiration of 18 months of acceptance of his first purchase payment, surrender a portion or all of his individual account prior to his Annuity Commencement Date and receive the value thereof (see "Federal Tax Status.") Without the consent of GWL&A, purchase payments may not be made in respect of a Participating Employee after he has surrendered all of his individual account.


    If a state or local premium tax was imposed at the time a purchase payment was made, surrender of a portion or all of an individual's account may result in a reduction of GWL&A's premium tax liability to that jurisdiction. In such event, there will be paid by GWL&A, in addition to any amounts described in the preceding three paragraphs, an amount equal to the lesser of: (1) the amount by which GWL&A's premium tax liability is reduced, or (2) the amount previously deducted from purchase payments for premium taxes. No representation can be made to any Participating Employee that upon surrender of his individual account any such payment would be made, inasmuch as the state or locality of residence and their premium tax laws at the time of surrender would be determinative.


    The full amount of surrender benefits received by an employee who elects to surrender a portion or all of his individual account will be taxed as ordinary income over and above income otherwise realized in that year. This could result in the imposition of a higher rate of tax on amounts received from the Variable Annuity Contract than would result if the amounts were to be taken in the form of an annuity after retirement, when Participating Employees will generally be in a lower tax bracket due to lower income and larger deductions.

    Payment of any surrender benefit will be made within seven days after the date of surrender (the date the request for surrender is received at the Head Office of GWL&A.) Payment may be subject to postponement: (A) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closing or during which trading on such exchanges is restricted; (B) for any period during which an emergency exists as a result of which (i) disposal of securities in Variable Annuity Account A is not reasonably practical or (ii) it is not reasonably practical for the value of the assets of Variable Annuity Account A to be fairly determined; or (C) for such periods as the Securities and Exchange Commission may by order permit. The conditions under which trading shall be deemed to be restricted or an emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and Exchange Commission.

    If a Participating Employee surrenders a portion or all of his individual account, total purchase payments deemed made on his behalf for purposes of his death benefit (see "Accumulation Period" paragraph 6) shall be reduced in the proportion that the number of surrendered Accumulation Units bear to the total number of Accumulation Units in his individual account immediately prior to such surrender.

C. Annuity Period

1. ELECTING THE ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

    A Participating Employee selects, in accordance with the annuity purchase plan, an Annuity Commencement Date between ages 50 and 75 (or date of termination of employment, if later) and an annuity option. Subsequent changes in either may be made up to 30 days prior to the date variable annuity payments are to commence. Unless otherwise elected, the Annuity Commencement Date will be the first day of the month on or immediately after the employee's 65th birthday. The Contract provides various optional annuity forms referred to below, which may be elected by a Participating Employee. If the Participating Employee does not elect otherwise, the option with 120 monthly payments guaranteed will be effective.

    If, at any time an annuity payment is or becomes less than $20, GWL&A has the right to make payments: quarterly, semi-annually, or annually, as it may elect. If at the Annuity Commencement Date the amount to be applied to provide an annuity is less than $1,000, then an election of an annuity option is not available; otherwise a Participating Employee may elect either an annuity payable monthly during the joint lifetime of the variable annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor or an annuity in the form of a life annuity with 120 monthly payments guaranteed. Special provisions relating to the form of annuity apply to employees of certain tax-exempt organizations.

    Once annuity payments have commenced, the variable annuitant cannot surrender his annuity benefit and receive a lump sum settlement in lieu thereof, except that GWL&A has undertaken, as an administrative practice, to permit a beneficiary entitled to variable annuity payments not involving a life contingencies (annuity for a period certain) to elect to receive a commuted lump sum payment in lieu of receiving further variable annuity payments.

2. SPECIAL PROVISIONS RELATING TO FORM OF ANNUITY

    The following special provisions pertaining to the form of annuity apply to employees of tax-exempt organizations described in Section 501(c)(3) of the Code.

    If variable annuity payments commence before the employee has attained his 65th birthday, at any time at least 30 days prior to his variable Annuity Commencement Date, the employee may elect a qualified joint and survivor variable life annuity. A qualified joint and survivor variable life annuity is a variable annuity for the life of the employee with a survivor variable annuity for the life of his spouse equal to one-half of the amount of the variable annuity payable during the joint lives of the employee and his spouse.

    If payments commence after the employee has attained his 65th birthday, the form of variable annuity will be the qualified joint and survivor variable life annuity for an employee who has been married throughout the one year period ending on the employee's variable Annuity Commencement Date. The last payment under this option will be made in respect of the annuity payment date occurring immediately preceding the death of the surviving joint annuitant. At any time 30 days prior to his variable Annuity Commencement Date, such employee may elect not to take a qualified joint and survivor variable life annuity and, in lieu thereof, may elect any other form of annuity provided under the contract.

3. OPTIONAL ANNUITY FORMS

    Life Annuity. An annuity payable monthly during the lifetime of the variable annuitant and terminating with the last monthly payment preceding the death of the variable annuitant. This option offers the maximum level of monthly payments since there is no assurance of minimum number of payments or provision for a death benefit payable to a beneficiary.

    Life Annuity with 60, 120, 180, or 240 Monthly Payments Certain. An annuity payable monthly during the lifetime of the variable annuitant with the promise that if, at the death of the variable annuitant, payments have been made for less than 60, 120, 180, or 240 months as elected, annuity payments will be continued during the remainder of such period to the beneficiary.

    Joint and Last Survivor Annuity. An annuity payable monthly during the joint lifetime of the variable annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor.

    Other forms of options which a Participating Employee may elect are an installment unit refund life annuity, a cash unit refund life annuity, or any other form of variable annuity which involves life contingencies and is satisfactory to GWL&A.

    Under the Life Annuity Option and the Joint and Last Survivor Annuity Option it would be possible that only one annuity payment would be made where the annuitant or, in the case of the Joint and Last Survivor Annuity, the annuitant and the designated second person died prior to the due date of the second annuity payment, two (2) payments if he (they) died before the third annuity payment, etc.

4. VALUE OF AN ANNUITY UNIT

    The value of an Annuity Unit was set at $1.00 for the valuation period ending January 31, 1969. All annuity payments are made as of the first of the month and therefore Annuity Units are valued only once a month. The value of an Annuity Unit is determined by multiplying the value of an Annuity Unit for the preceding month by the annuity change factor (described below) for the current month.

5. ANNUITY CHANGE FACTOR

    The annuity change factor for a month means the product obtained by multiplying (a) the ratio of the value of an Accumulation Unit on the first valuation date in the month preceding such month to the value of an Accumulation Unit on the first valuation date in the second month preceding such month by (b)
 .99713732 (a factor to neutralize the assumed net investment rate, discussed below, of 3.5% per annum which is built into the annuity tables contained in the Contract and which is not applicable because actual net investment experience is credited instead.) The ratio of the value of an Accumulation Unit on the first valuation date in the preceding month to the value of an Accumulation Unit on the first valuation date in the second preceding month is used in order that annuity payments reflect the net investment experience of Variable Annuity Account A up to one month prior to the due date of annuity payments. The net investment experience of Variable Annuity Account A up to one month prior to the due date is used in order to permit calculation of amounts of annuity payments and mailing of checks in advance of their due dates.

6. DETERMINATION OF AMOUNT OF FIRST MONTHLY ANNUITY PAYMENT

    When annuity payments commence, the value of the employee's individual account is determined by multiplying the value of an Accumulation Unit on the first valuation date in the month immediately preceding the variable Annuity Commencement Date by the number of Accumulation Units credited to the employee's individual account as of the Annuity Commencement Date.

    The Contract contains tables indicating the dollar amount of the first monthly payment under each form of variable annuity for each $10,000 applied under the option (see, however, "Modifications of the Variable Annuity Contract by GWL&A.") The amount of the first monthly payment depends on the form of annuity and adjusted age of the annuitant. A formula for determining the adjusted age is contained in the Contract. The tables are determined from the Progressive Annuity Table assuming births in the year 1900 and an interest rate of 3.5% per annum. The total first monthly annuity payment is determined by multiplying the benefits per $10,000 of value shown in the tables in the Contract by the number of tens of thousands of dollars of value of the employee's individual account (less any applicable premium tax not deducted when the purchase payment was received) (see "Table of Premium Taxes.")

    A 3.5% interest rate is assumed in the tables and would produce level annuity payments if the net investment rate remained constant at 3.5%. In fact, as the net investment rate varies up or down from 3.5%, annuity payments will vary up or down. A higher interest rate assumption would mean a higher initial payment but a more slowly rising series of subsequent payments in the event of favorable investment results (or a more rapidly falling series of subsequent payments in the event of unfavorable investment results.) A lower assumption would have the opposite effect.

    If a greater first monthly payment would result, GWL&A will compute the first monthly payment on such mortality basis as GWL&A may determine as being applicable to this class of annuitants.

7. AMOUNTS OF SECOND AND SUBSEQUENT MONTHLY ANNUITY PAYMENTS

    The dollar amount of the first monthly annuity payment, determined as described above, is translated into Annuity Units by dividing that amount by the value of an Annuity Unit on the Annuity Commencement Date. This number of Annuity Units remains fixed during the annuity period, and in each subsequent month the dollar amount of the annuity payment is determined by multiplying this fixed number of Annuity Units by the then current value of an Annuity Unit. (See "Appendix" for a hypothetical illustration of the above computations.)

D. Charges and Experience Rating

1. SERVICES AND FUNCTIONS FOR WHICH CHARGES ARE MADE

    GW Capital, 8515 E. Orchard Road, Englewood, Colorado 80111, acts as investment advisor in connection with the Variable Annuity Contracts and Variable Annuity Account A. GW Capital became the investment advisor effective November 1, 1996 when it succeeded Great-West in that capacity. This succession involved no change of control, as defined in the 1940 Act. GWL&A performs all administrative functions relative to the contracts and Variable Annuity Account A, provides the minimum death benefit, and assumes the mortality and expense risks under the Contract.

    (i) In performing investment advisory services, GW Capital continually provides the Committee with an investment program for its consideration. Upon approval of such an investment program by the Committee, GW Capital executes the program by placing orders for the purchase or sale of investments. Direct costs of acquisition or disposition of investments of Variable Annuity Account A, including brokerage charges, will be borne by Variable Annuity Account A.

    (ii)In performing all administrative functions in connection with the Variable Annuity Contract and Variable Annuity Account A, GWL&A bears all administrative expenses involved therewith, including, but not limited to, payment of expenses for salaries, rent, postage, telephone, travel, legal, actuarial and accounting services, office equipment and stationery, fees and expenses of audit of Variable Annuity Account A and fees and expenses of the Committee.

    (iii) GWL&A provides a minimum death benefit by undertaking to make a payment on the death of a Participating Employee prior to his Annuity Commencement Date, which may be in an amount exceeding the value of his individual account at the time of his death (see Paragraph 6 under "Accumulation Period.")

    (iv)GWL&A assumes an "expense risk" by undertaking never to change the deductions provided for in the Variable Annuity Contract for sales and administrative expenses and investment advisory services with respect to purchase payments made prior to the effective date of a modification of the Contract, even though such deductions may be insufficient to cover the actual cost of such items.

    (v) GWL&A assumes a "mortality risk" by its contractual undertaking, with respect to purchase payments made prior to the effective date of a modification of the Contract, to continue to make monthly life annuity payments, determined in accordance with the annuity tables and other provisions contained in the Contract, to each variable annuitant regardless of how long he lives and regardless of how long annuitants as a group live. This undertaking assures a variable annuitant that neither his own longevity nor an improvement in life expectancy generally will have an adverse effect on the monthly annuity payments he will receive under the Contract and relieves the variable annuitant from the risk that he will outlive the funds which he has accumulated for retirement.

    For the extent to which the "expense risk" and the "mortality risk" borne by
GWL&A  is  limited  by  the   modification   provisions  of  the  Contract  see,
"Modifications of the Variable Annuity Contract by GWL&A."

2. CHARGES


    The charges for the services and functions described above are assessed in two ways: as a deduction from purchase payments, and as a deduction from the gross investment rate of Variable Annuity Account A. GWL&A deducts the charges described below to cover costs and expenses, services provided, and risks assumed under the Contracts. The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge or associated with the particular Contract. For example, deductions for sales expense may not fully cover all of the sales charges and distribution expenses actually incurred by GWL&A, and proceeds from other charges, including the mortality risk and expense charges, may be used in part to cover such expenses.


    (i) Deduction from purchase payments


    GWL&A deducted from each purchase payment in respect of a Participating Employee 3.75% of such purchase payment, consisting of 3.0% for sales expenses,
 .5% for administrative expenses, and .25% for the minimum death benefit plus premium taxes if imposed at the time payment was received by GWL&A (see "Table of Premium Taxes.") In addition, GWL&A deducted a charge of $9 for sales expenses from the first purchase payment in each contract year in respect of a Participating Employee. In the case of a $180 minimum purchase payment, the deduction for sales expenses, administrative expenses and the minimum death benefit amounted to 8.75% (9.59% of amount invested), consisting of 3%, .5% and
 .25%, respectively (3.29%, .55% and .27% of the amount invested), plus the additional deduction of $9 (which was the equivalent of 5% of the $180 minimum). As the amount of the purchase payment increased, the $9 additional deduction represented a smaller percentage of the purchase payment, so the total deduction for sales expenses, expressed as a percentage, would decrease to a minimum approaching 3%. Example: assuming a $1,000 annual purchase payment: 3% x $1,000 = $30.00; $30.00 + $9.00 = $39.00, which is 3.9% of $1,000. During 1996, 1997, and 1998 GWL&A's total deductions from purchase payments for sales expenses were $0, $0 and $0, respectively.

    During 1996, 1997, and 1998 GWL&A's total deductions from purchase payments for administrative expenses were: $100.00, $100.00 and $100.00, respectively. During 1996, 1997 and 1998 GWL&A's total deductions from purchase payments for the minimum death benefit were $0, $0 and $0, respectively.


(ii) Deduction from the Gross Investment Rate of Variable Annuity Account A.


    For each day in a valuation period, GWL&A will make a deduction of .003285% (an effective annual rate of 1.2064%) from the gross investment rate of Variable Annuity Account A. This deduction expressed on an annual basis, consists of
 .2857% for administrative expenses, .3863% for mortality risks under the Contract, .0688% for expense risks under the Contract, and .4656% for investment advisory services. The advisory fees are paid to GW Capital. The deductions for mortality risks and expense risks represent GWL&A's present best judgment of the apportionment of the total risk charges under the Contract between the mortality risks and the expense risks and includes an anticipated profit element to be retained by GWL&A. Such profit is available, if needed, to make up for any deficiency in any other charges under the Contract. During 1996, 1997 and 1998 GWL&A's total deductions from the gross investment rate for investment advisory services were $33,525, $37,297 and $40,494, respectively. During 1996, 1997 and 1998 GWL&A's total deductions from the gross investment rate for administrative expenses were $20,791, $22,884 and $24,846, respectively. During 1996, 1997 and 1998 GWL&A's total deductions from the gross investment rate for mortality risks under the Contract were $27,814, $30,944 and $33,597, respectively. During 1996, 1997 and 1998 GWL&A's total deductions from the gross investment rate for expense risks were $4,944, $5,501 and $5,972, respectively.


    The deductions from purchase payments and the deductions from the gross investment rate of Variable Annuity Account A were and are made pursuant to the terms of the Variable Annuity Contract and also, in the case of the deductions from purchase payments for sales expenses and the deductions from the gross investment rate for investment management and advisory services, were and are made pursuant to written agreements approved by the Committee; the agreement for investment advisory services has also been ratified by a majority of the votes available to Participants. Each of these agreements will continue in full force and effect from year to year until terminated by GWL&A in accordance with the terms of the Variable Annuity Contracts (see "Modifications of the Variable Annuity Contract by GWL&A"), or by the Committee. The agreement for investment advisory services may also be terminated by a majority of the votes available to Participants. Any such termination may be done on 60 days written notice without payment of any penalty.

    Either agreement will terminate automatically:

    (a) unless its continuance is specifically approved, at least annually, either (i) by the affirmative vote of a majority of the Committee, or
        (ii) by a majority of the votes available to Participants; or

    (b) upon any assignment thereof.

    In addition, each annual renewal of these agreements must be approved by the vote of a majority of the Members of the Committee who are not parties to the agreements or interested persons of any such party, cast in person at a meeting of the Committee called for the purpose of voting on such approval.

3. EXPERIENCE RATING

    Each Variable Annuity Contract provides for experience rating at the discretion of GWL&A. If the charges made by GWL&A exceed the expenses incurred, GWL&A in its discretion may allocate all, a portion, or none of such excess as an experience rating credit. The experience rating credit, if any, which accrues to any Variable Annuity Contract will be determined annually upon each Contract Anniversary by GWL&A. Application of the credit accruing to any Variable Annuity Contract will be applied by the crediting of a number of additional Accumulation Units or Annuity Units, as applicable, equal in value to the amount of the credit due (such additional units shall be credited without the deduction imposed on purchase payments.) To date, there have been no experience rating credits allocated by GWL&A pursuant to the provisions of any Variable Annuity Contract.

E. Modifications of the Variable Annuity Contract by GWL&A

    The Variable Annuity Contract provides that GWL&A could modify the charges (see Paragraph 2 under "Charges and Experience Rating"), the tables used in determining the first monthly annuity payment, and the benefit payable in the case of death prior to the Annuity Commencement Date (see Paragraph 6 under "Accumulation Period") provided that such modification would apply only with respect to purchase payments received after the effective date of the modification. To exercise its modification rights, GWL&A was required to notify the Policyholder of such modification in writing. In the case of an employee covered under the Contract at the time of the notice, or an employee whose coverage commenced on a date no later than six months after such notice, such modification would be effective five years after the Contract Anniversary on or immediately following the day of such notice (or at such earlier time as the amount of the purchase payments made after such notice equaled ten times the purchase payments made on behalf of such Participating Employee in the contract year ending on or immediately before such notice.) In the case of an employer whose coverage commenced more than six months after such notice, such modification would be effective as of the date he commenced participation. All of the charges, the annuity tables, and the benefit payable in the case of death prior to the Annuity Commencement Date which were provided in the Contract prior to the notice of a modification would remain permanently in effect with respect to purchase payments made prior to the effective date of such modification. Thus, some purchase payments on behalf of a Participating Employee may have been made long before an annuity is effected for him. Since annuity payments may continue long after that date, the provisions of the Contract in effect before a notice of modification may extend many years into the future.

    While the Variable Annuity Contract may be modified at any time by agreement between GWL&A and the Policyholder, no such change shall be applicable to benefits provided by purchase payments made prior to the effective date of such change unless the change is made to conform to the Contract, or to give the Policyholder or Participating Employees the benefit of Section 403 of the Code or such section or sections as may from time to time revise or replace said
Section 403, or any rules or regulations applicable thereto.

F. Transfer From or to Companion Contract

    The Variable Annuity Contract was issued as a supplement to a fixed-dollar annuity contract providing fixed annuity payments, and containing investment, mortality and expense commitments as specified therein (the "Companion Contract"). The Variable Annuity Contract permitted the transfer, subject to the rules of GWL&A, to the Variable Annuity Contract of sums accumulated under the Companion Contract, without the imposition of any surrender charge under the Companion Contract. The deductions described in Paragraph 2(i) under "Charges and Experience Rating," were made from any amount so transferred and the net amount credited to the employee's individual account. Under the Companion Contract, no charges were deducted at the time a premium was paid, and accordingly the imposition of such charges under the Variable Annuity Contract did not result in the duplication of charges. Such a transfer could be effected
(1) during a 9 month period commencing with the register date of the Variable Annuity Contract in which event the amount so transferred in respect of the employee shall be limited to the amount paid under the Companion Contract as premiums in respect of such employee since the date 12 months immediately prior to such register date, or (2) during the 30-day period commencing on any anniversary of the register date of the Variable Annuity Contract in which event the amount so transferred in respect of the employee is limited to the amount paid under the Companion Contract as premiums in respect of such employee since the date 12 months immediately prior to such anniversary. In addition, in order to purchase a variable annuity, sums accumulated under the Companion Contract could be transferred to the Variable Annuity Contract, in one sum or a series of semi-annual installments, during a period of no longer than 3 years which could commence no earlier than the employee's 50th birthday and end no later than the employee's variable Annuity Commencement Date.

    The Variable Annuity Contract also provides for the transfer, subject to the rules of GWL&A, of sums accumulated under the Variable Annuity Contract to the Companion Contract in order to purchase a fixed annuity with the amounts accumulated under the Variable Annuity Contract. Such a transfer could only be effected in one sum or a series of semi-annual installments during a period of no longer than 3 years which could commence no earlier than the employee's 50th birthday and end no later than the employee's variable Annuity Commencement Date.

    Contributions under the Companion Contract (the fixed-dollar annuity contract) and transfers to the Companion Contract become part of GWL&A's general account which supports insurance and annuity obligations. Because of exemptive and exclusionary provisions, and other interpretations, interests in the general account have not been registered under the Securities Act of 1933 ("1933 Act") nor is the general account registered as an investment company under the Investment Company Act of 1940 ("1940 Act.") Accordingly, neither the general account nor any interests therein are generally subject to the provisions of the 1933 or 1940 Acts and GWL&A has been advised that the staff of the Securities and Exchange Commission has not reviewed the disclosures in this prospectus which relate to the Companion Contract. Disclosures regarding the Companion Contract and the general account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

FEDERAL TAX STATUS

Introduction

    The ultimate effect of federal income taxes on the Annuity Value, on annuity payments and on the economic benefit to the employee or beneficiary depends upon GWL&A's tax status, on the type of retirement program for which the Contract is purchased, and upon the tax and employment status of the individual concerned. Variable Annuity Account A is taxed as a part of GWL&A; not as a "regulated investment company" under Part I of Subchapter M of the Code. GWL&A is taxed as a life insurance company as described below.

TAXATION OF GWL&A

    GWL&A is taxed on its insurance business in the United States as a life insurance company in accordance with Part I of Subchapter L of the Code. Investment income and realized capital gains on the assets of Variable Annuity Account A are reinvested and are taken into account in determining the value of the Accumulation Unit and the value of the Annuity Unit (see page 8 of the Variable Annuity Contract.) Under existing federal income tax law, such amounts do not result in any tax on GWL&A which will be chargeable to Participating Employees or Variable Annuity Account A. GWL&A reserves the right to make a deduction from the Participant Annuity Account for taxes, if any, imposed with respect to such items in the future.

SECTION 403(b) TAX-SHELTERED ANNUITIES

    Set forth below are some general comments concerning tax-sheltered annuities under Section 72 and Section 403(b) of the Code. It should be understood that the following discussion is not exhaustive, and that special rules may apply to certain situations not discussed here. The discussion is based upon GWL&A's understanding of current federal income tax law and no representation is made regarding the likelihood of continuation of current law or of the current interpretations by the Internal Revenue Service. No attempt is made to consider state or other tax laws. The policyholder, Participating Employees and beneficiaries are responsible for determining that Contributions, distributions and other transactions with respect to the Contract comply with applicable laws. FOR FURTHER INFORMATION, CONSULT A QUALIFIED TAX ADVISER.

Eligible Employers

    Tax-exempt organizations described in Section 501(c)(3) and public educational organizations are permitted to purchase Section 403(b) tax-sheltered annuities for employees. Amounts contributed toward the purchase of such annuities are excluded from the gross income of the employee in the year contributed to the extent that the contributions do not exceed three separate, yet interrelated contribution limitations.

Federal Tax Treatment of Contributions

    Federal income tax is deferred on contributions to the extent that the aggregate amount contributed to an annuity per year for an employee does not exceed: (1) the exclusion allowance described in Section 403(b)(2); (2) the contribution limit in Section 415; and (3) the elective deferral limitation in
Section 402(g) of the Code. Additionally, the amount which a highly compensated employee may contribute may be further reduced to enable the plan to meet the discrimination testing requirements. Amounts contributed to a Section 403(b) annuity contract may be subject to FICA and FUTA tax when contributed.

    The net investment gain, if any, reflected in the employee's individual account is not taxable until received by the Participating Employee or his beneficiary.

    Amounts contributed in excess of the above described limits, and the earnings thereon, must be distributed from the plan and included in the participant's gross income in accordance with IRS rules and regulations. Excess amounts which are not properly corrected can have severe adverse consequences to the plan and may result in additional taxes and penalties to the participant.

Portability

    Revenue Ruling 90-24 allows participants to transfer funds from one Section 403(b) annuity or custodial account to another Section 403(b) annuity contract or custodial account with the same or more stringent restrictions without incurring current taxation. If the Section 403(b) plan is employer-sponsored, transfers under Rev. Rul. 90-24 may be restricted to 403(b) providers approved by the plan sponsor.

    When the participant is eligible to take a distribution from the plan, eligible rollover distributions may be rolled over to an IRA or another Section 403(b) annuity contract or custodial account as provided in the Code. Amounts properly rolled over will not be included in gross income until a distribution is taken from the IRA or new Section 403(b) vehicle.

Distribution Restrictions

    Pre-1989 contributions to a Section 403(b) annuity contract may be distributed to an employee at any time, subject to a 10% penalty on withdrawals prior to age 59 1/2, unless an exception applies under Section 72(t). Amounts transferred into the annuity contract from a Section 403(b)(7) custodial account, as well as post-1988 contributions and earnings, and the earnings on the December 31, 1988, account balance, may not be distributed prior to age 59 1/2, unless the employee dies, becomes disabled, separates from service or suffers a genuine financial hardship meeting the requirements of the Code. Restrictions apply to the amount which may be distributed for financial hardship.

Required Beginning Date/Required Minimum Distributions

    Distributions generally, must commence no later than the later of April 1 of the Calendar year following the Calendar year in which the employee (i) attains the age of 70 1/2, or (ii) retires, and must be made in a specified form and manner. If the employee is a "5 percent owner", as defined in the Code, distributions generally must begin no later than the date described in (i).

    Amounts accruing after December 31, 1986, under tax sheltered annuities must be distributed in compliance with minimum distribution requirements. In addition, distributions, regardless of when the amounts accrued, must satisfy the "incidental benefit" or "minimum distribution incidental benefit" rule, IRC
Section 403(b)(10). If the amount distributed does not meet the minimum requirements, a 50% penalty tax on the amount which was required to be, but was not, distributed may be imposed upon the employee by the IRS under Section 4974. These rules are extremely complex, and the employee should seek the advise of a competent tax adviser.

Federal Taxation of Distributions

    All payments received from a Section 403(b) annuity contract are normally taxable in full as ordinary income to the employee. Since premiums derived from salary reduction previously have not been taxed to the employee, they cannot be treated as a cost basis for the contract, IRC Section 403(b)(1). The employee will have a cost basis for the contract only when after-tax contributions have been made.

    If the employee takes the entire value in the contract in a single sum cash payment, the full amount received will be ordinary income in the year of receipt unless after-tax contributions were made. If the distribution includes after-tax contributions, the amount in excess of the cost basis will be ordinary income,
Section 72(e)(5). No special averaging treatment is currently available for lump sum distributions.

    Amounts received before the annuity starting date by an employee who has made after-tax contributions are taxed under a rule that provides for pro rata recovery of cost, Section 72(e)(8). If an employee who has a cost basis for his contract receives life annuity or installment payments, the cost basis will be recovered from the payments under the annuity rules of Section 72. Typically, however, there is no cost basis and the full amount received is taxed as ordinary income in the year distributed.

Premature Withdrawals

    Penalty taxes may apply to certain distributions from Section 403(b) annuities. Distributions made before the employee attains age 59 1/2 are premature distributions and subject to an additional tax equal to 10% of the amount of the distributions which is includable in gross income in the tax year. However, under Code Section 72(t), the penalty tax may not apply to distributions: (1) made to a beneficiary on or after the death of the employee;
(2)  attributable  to the employee's  being disabled  within the meaning of Code
Section 72(m)(7); (3) made as a part of a series of substantially equal periodic payments (at least annually) for the life or life expectancy of the employee or the joint lives or life expectancies of the employee and his designated beneficiary; (4) made to an employee on account of separation from service after attaining age 55; (5) properly made to an alternate payee under a qualified domestic relations order; (6) made to an employee for medical care, but not in excess of the amount allowable as a medical expense deduction to the employee for amounts paid during the taxable year for medical care; (7) timely made to correct an excess aggregate contribution; or (8) timely made to reduce an excess elective deferral.

    If exception (3) above is applicable at the time of the distribution but the series of payments is later modified or discontinued (other than because of death or disability), before the Contract Owner reaches age 59 1/2 or, within five years of the date of the first payment, whichever is later, the Contract Owner is liable for the 10% penalty plus interest on all payments received before age 59 1/2. This penalty is imposed in the year the modification or discontinuance occurs.

Distributions on Death of Employee

    Distributions made to a beneficiary upon the employee's death must be made pursuant to the rules contained in Section 401(a)(9) of the Code and the regulations thereunder. Generally, if the employee dies while receiving annuity payments or other required minimum distributions under the plan and before the entire interest in the account has been distributed, the remainder of his interest must be distributed to the beneficiary at least as rapidly as under the method in effect as of the employee's date of death.

    If the employee dies before payments have begun, his entire interest must generally be distributed in full on or before December 31st of the calendar year that contains the fifth anniversary of the date of the employee's death. This five-year rule applies to all non-individual beneficiaries. However, if an individual other than the surviving spouse has been designated as beneficiary, payments may be made over the life of that individual or over a period not extending beyond the life expectancy of the beneficiary so long as payments begin on or before December 31 of the year following the year of death. If the beneficiary is the employee's spouse, distributions are not required to begin until the date the employee would have attained age 70 1/2. If the spouse dies before distributions begin, the rules discussed above will apply as if the spouse were the employee. Participants and beneficiaries should seek competent tax or legal advice about the tax consequences of distributions.

Federal Income Tax Withholding

    Effective January 1, 1993, certain distributions are defined as "eligible rollover distributions." Generally, any eligible rollover distribution is subject to mandatory income tax withholding at the rate of 20% unless the employee elects to have the distribution paid as a direct rollover to an IRA or to another Section 403(b) annuity contract or custodial account. With respect to distributions other than eligible rollover distributions, amounts will be withheld from annuity (periodic) payments at the rates applicable to wage payments and from other distributions at a flat 10% rate, unless the employee elects not to have federal income tax withheld from these payments.


Possible Tax Law Changes

    Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

    We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.



INVESTMENT OBJECTIVES AND POLICIES

    The objectives and policies in making investments for Variable Annuity Account A are set forth below:

    1. The principal investment objective will be the selection of investments which are deemed to provide long-term growth of capital. However, occasional investments, up to a maximum of 15% of the value of the assets of Variable Annuity Account A at the time such an investment is made, may be made for the purpose of seeking short-term profits. It is intended to seek the maximum growth of capital which is not inconsistent with an investment policy intended to be sufficiently conservative to achieve at least enough long-term growth of capital to offset anticipated decreases in the purchasing power of the dollar. There is no assurance that this objective will be attained.

2. The assets of Variable Annuity Account A will be invested primarily in common stocks. A relatively small percentage of such assets may be invested in preferred stocks, bonds, debentures, notes and other evidences of indebtedness of a character customarily acquired by institutional investors, whether or not publicly distributed. These may or may not be convertible into common stock or accompanied by warrants to acquire common stock. There may be times, however, when economic conditions or general levels of common stock prices are such that, on the basis of combined considerations of risk, income and capital gains, a larger than usual portion of the assets of Variable Annuity Account A will be held in such investments. It is contemplated that investments will be primarily in securities issued in the United States, but the right is reserved to invest in securities issued in Canada up to a maximum of 25% of the value of the assets in Variable Annuity Account A at the time an investment is made.

    3. The assets of Variable Annuity Account A will be kept fully invested, except that:

    (a) sufficient cash will be kept on hand to meet variable annuity contract payments, and

    (b) reasonable amounts of cash and/or United States government securities, or other short term securities may be held for temporary periods pending investment.

    4. No investment in the securities of any one issuer may exceed 5% of the value of the assets of Variable Annuity Account A at the time the investment is made except obligations of the United States government and instrumentalities thereof.

    5. No investment in the voting securities of any one issuer may exceed 5% of its outstanding voting securities.

    6. Borrowing is not contemplated, but the right is reserved to borrow from banks for temporary purposes up to a maximum of 5% of the value of the assets of Variable Annuity Account A at the date of borrowing.

    7. Securities of other issuers will not be underwritten.

    8. Investments in Variable Annuity Account A will not be concentrated in any particular industry, or groups of industries, but the right is reserved to invest not more than 25% of the value of the assets of Variable Annuity Account A at the time of the investment in any one industry.

    9. Investments in real estate will not be a principal activity, but the right is reserved to invest in real estate or interests in real estate up to 10% of the value of the assets of Variable Annuity Account A at the time any such investment is made.

    10. No purchases will be made of commodities or commodity contracts.

    11. Loans may be made through the acquisition of bonds, debentures, notes, or other evidences of indebtedness, of a type customarily purchased by institutional investors, whether publicly distributed or not. Except for such acquisitions, loans will not be made.

    12. Investments in securities which cannot be sold to the public without registration of such securities with the Securities and Exchange Commission and which have not been so registered will be limited to 10% of the value of the assets of Variable Annuity Account A at the time any such investment is made.

    13. Short sales, purchases on margin or purchases of put or call options or combinations thereof, will not be made.

    14. Income and realized capital gains derived from the assets of Variable Annuity Account A will be reinvested.

    15. In addition to conforming to the investment policies described herein, all investments of the assets of Variable Annuity Account A must be permissible investments under the Colorado Insurance Code. Pertinent provisions of that Act, not otherwise reflected in the specific statements of objectives and policies include, in summary style:

    (a) investment is permitted:

    (i) in the common shares of a corporation which has, in each of the five years immediately preceding the investment, paid a dividend, or had earnings available for the payment of a dividend, of at least 4% of the average value at which the shares were carried in the capital account of the corporation during the year in which the dividend was paid, or in which the earnings were available for payment (the value at which the shares are carried in the capital account of the corporation does not necessarily bear any relationship to the market value of that stock);

    (ii)in the preferred shares of a corporation which has, in each of the five years immediately preceding the investment; paid a dividend at least equal to the specified annual rate on all its preferred shares, or in the preferred shares of a corporation whose common shares are a permitted investment.

    (b) Investment in specified bonds, debentures or other evidences of indebtedness is permitted, including investment in specified government securities, municipal securities, revenue bonds, bonds secured by mortgage, and equipment trust certificates.

    16. Variable Annuity Account A will not issue any senior securities as that term is defined in the Investment Company Act of 1940.

    17. No investments in the securities of a company will be made for the purpose of exercising control or management over such company.

    18. Investments in securities of other investment companies are not contemplated, but the right is reserved to purchase such securities other than from the issuer, up to a maximum of 10% of the value of the assets of Variable Annuity Account A at the time any such investment is made, provided that not more than 3% of the total outstanding voting stock of any one investment company may be held.

    The investment objectives and policies shown in Items 1 through 16 are fundamental, and may not be changed without approval of a majority of the votes available to Participants.

ALLOCATION OF PORTFOLIO BROKERAGE

    GW Capital continually provides the Variable Annuity Account Committee with an investment program for its consideration. Upon approval of such an investment program by the Committee, GW Capital executes the program by placing orders for the purchase or sale of investments, GW Capital is responsible for making Variable Annuity Account A's portfolio decisions once approval of an investment program by the Committee has been obtained, and assumes responsibility for placing Variable Annuity Account A's brokerage business and, where applicable, negotiating the amount of the commission rate paid. If orders for the purchase or sale of investments at any one time are made by GW Capital on its own behalf and on behalf of Variable Annuity Account A, then the over-all brokerage commissions are allocated between GW Capital and Variable Annuity Account A on a basis directly proportionate to the size of the respective orders of Variable Annuity Account A and GW Capital.


    GW Capital has no set formula for the distribution of brokerage business in connection with the placing of orders for the purchase and sale of approved investments; it being the intention of GW Capital to place such orders with the objective of obtaining the best price, execution and available data. Brokerage commissions are negotiated as there are no standard rates. All brokerage firms provide the service of execution of the order made; some brokerage firms also provide research and statistical data which can be of value. In negotiating commissions, GW Capital is permitted under the Investment Advisory Services Agreement to give consideration to the use and value of such data and to the quality of execution supplied. In placing orders for the purchase or sale of approved investments GW Capital has not placed portfolio transactions with any particular brokers, it being GW Capital's intention to place such orders with the objectives of obtaining the most favorable prices, competent execution and pertinent research and statistical data. To the extent that GW Capital uses research and statistical data services so obtained, its expenses may be reduced and such data has therefore been and is one of the factors considered by GW Capital in determining its fee for investment advisory services. When purchasing or selling securities trading on the over-the-counter market, GW Capital will generally execute the transaction with a broker engaged in making a market for such securities. The amount of commission paid to brokers in connection with the purchases and sales of investment assets for Variable Annuity Account A during 1996, 1997 and 1998 aggregate $13,683, $31,682 and $11,346, respectively. During
1998, 90% of the Variable Annuity Account A's brokerage commissions were paid to brokers who furnish statistical data and research.


PORTFOLIO TURNOVER RATE


    During periods of relatively stable market and economic conditions, it is anticipated that the annual portfolio turnover rate of Variable Annuity Account A will not exceed 50%. However, any particular security will be sold and the proceeds re-invested whenever such action is deemed prudent from the viewpoint of Variable Annuity Account A's investment objectives, regardless of the holding period of such security. During any period when changing economic or market conditions are anticipated, resulting shifts in portfolio emphasis may significantly increase the rate of portfolio turnover. High turnover involves correspondingly heavier brokerage commission expenses which Variable Annuity Account A must pay. The rate of portfolio turnover for Variable Annuity Account A for the calendar years 1996, 1997 and 1998 was: 64.4%, 151.4% and 51.93%, respectively.


VOTING RIGHTS

    Participants  will  be  entitled  to  vote  at the  annual  meetings  of the
Participants   as  required  by  the  1940  Act.   Under  current   requirements
Participants are entitled to vote on:

    (1) Any change in the fundamental investment objectives or policies of Variable Annuity Account A (see "Investment Objectives and Policies" numbers 1 through 16.)

    (2) Election of the Members of the Committee.

    (3) Ratification of independent auditors for Variable Annuity Account A.

    (4) Any other business which may properly come before the meeting.

    A Participant who had Accumulation Units credited to his account under a Variable Annuity Contract on the record date may cast one vote for each such Accumulation Unit. A Participant receiving annuity payments under a variable Annuity Contract on the record date may cast a number of votes equal to the dollar amount of the assets maintained in Variable Annuity Account A on the record date to meet the annuity obligations relating to such Participant divided by the value of an Accumulation Unit on the record date. As a Participant receives annuity payments, the number of votes to which he will be entitled will decrease.

    The record date for determining the number of votes which a Participant may cast at an annual meeting shall be the last valuation date in February in each year. Each Participant shall be sent a notice of the meeting of Participants.

MANAGEMENT

    GWL&A is managed by its Board of Directors, at least one third of whom are elected by its participating policyholders and the remainder of whom are elected by its shareholders. The operation of Variable Annuity Account A is subject to the direction and approval of a Variable Annuity Account Committee, in accordance with Rules and Regulations adopted by the Committee. Members of the Committee are elected by Participants at annual meetings. Such Members are elected for a one year term. A majority of the Members of the Committee must be persons who are not otherwise "interested persons" of GWL&A as that term is defined in the 1940 Act. Furthermore, a majority of the Members of the Committee must be citizens of the United States and a majority of such Members who are United States citizens must be resident in the United States.

A. Members and Officers of the Variable Annuity Account Committee

Name & Business Address      Position       Present Position and Principal
                      Occupation During The Last Five Years


James Motz                   Chairman       Great-West Life & Annuity  Insurance  Company:  Executive Vice 8515
E. Orchard Road                             President,  Employee Benefits (since 1997);  Senior Vice Englewood,
CO  80111                                   President, Employee Benefits, (1991-1997); Maxim Series
Fund, Inc. Director (since 1994); Orchard Series Fund Trustee                   (since 1997)

Rex Jennings                 Member         President Emeritus, Denver Metro Chamber of Commerce
6508 Hollytree Circle                       (since 1987); Maxim Series Fund, Inc. Director (since
Tyler, TX 75703                             1988); Orchard Series Fund Trustee (since 1997)

Douglas L Wooden             Member         Great-West Life & Annuity  Insurance  Company:  Executive Vice 8515
E. Orchard Road                             President,   Financial   Services   (Since   1998);   Senior  Vice,
Englewood, CO  80111                        President, Financial Services (1996-1998), Senior Vice President,
Chief Financial Officer (1991-1996); Maxim Series Fund, Inc.                           Director      (since
1996); Orchard Series Fund Trustee (since 1997)

Sanford Zisman               Member         Attorney, Zisman & Ingraham, P.C.;
Suite 250                                   Maxim Series Fund, Inc. Director (since 1982);
3773 Cherry Creek Dr. N                            Orchard Series Fund Trustee (since 1997)

Denver, CO  80209

Richard P. Koeppe, Ph.D.     Member         Retired Superintendent, Denver Public Schools;

8679 E. Kenyon Ave.                         Maxim Series Fund,  Inc.  Director  (since  1987);  Orchard  Series
Englewood, CO 80017                         Fund Trustee (since 1997)

Beverly A. Byrne                    Secretary      Assistant Vice President and Associate Counsel,
8515 E. Orchard Road                        of GWL&A (since 1997);  Associate Counsel of GWL&A (1993-Englewood,
CO 80111                            1997)

David G. McLeod              Principal      Great-West Life & Annuity Insurance Company: Vice President
Accounting                   Investment Administration (since 1998); Assistant Vice
8515 E. Orchard Road         Officer        President, Investment Administration 1994 (1994-1998)
Englewood, CO  80111

    Messrs.  Motz and Wooden are considered to be "interested  persons" of Great-West Life & Annuity  Insurance
Company and Variable  Annuity Account A, as that term is defined in Section  2(a)(19) of the 1940 Act. Mr. Motz is  Executive  Vice-President  Employee  Benefits  (U.S.) of GWL&A.  Mr.  Wooden is  Executive  Vice-President,

Financial Services (U.S.) of GWL&A.


    Ms. Byrne and Mr. D.G.  McLeod are  considered  to be  "affiliated  persons" of  Great-West  Life & Annuity
Insurance  Company and Variable  Annuity Account A, as that term is defined in Section 2(a)(3) of the 1940 Act.
Ms.  Byrne is  Secretary to the  Variable  Annuity  Account  Committee  and is  Assistant  Vice  President  and
Associate  Counsel  of  Great-West  Life &  Annuity  Insurance  Company.  Mr.  McLeod is  Principal  Accounting
Officer of Variable Annuity Account A and is  Vice-President,  Investment  Administration  of Great-West Life &

Annuity Insurance Company.

B. Directors and Officers of BenefitsCorp Equities, Inc.

                                                                        Position and Offices
Name                                Principal Business Address          with Underwriter

Charles P. Nelson                           8515 E. Orchard Road                President and Director
                                    Englewood, Colorado 80111

Robert K. Shaw                      8515 E. Orchard Road                Director
                                    Englewood, Colorado 80111


Road                  Director
                                    Englewood, Colorado 80111

Gregg E. Seller                             8515 E. Orchard Road                Director and Vice President,
                                    Englewood, Colorado 80111           Major Accounts


John Brown                          8515 E. Orchard Road                Director
                                    Englewood, Colorado 80111



Englewood, Colorado 80111


Doug L. Wooden                      8515 E. Orchard Road                Director
                                    Englewood, Colorado 80111


Jack Baker                          8515 E. Orchard Road                Vice President, Licensing
                                    Englewood, Colorado 80111           and Contracts


Glen R. Derback                             8515 E. Orchard Road                Treasurer
                                    Englewood, Colorado 80111

Beverly A. Byrne                            8515 E. Orchard Road                Secretary
                                    Englewood, Colorado 80111


C. Compensation of Members of Variable Annuity Account Committee

    No officer or Member of the Committee and no officer or Director of GWL&A receives any compensation from Variable Annuity Account A. GWL&A pays all expenses relative to Variable Annuity Account A's operations, for which GWL&A deducts certain amounts. (see Paragraph 2 under "Charges and Experience Rating.") The Members of the Committee who are not active employees of GWL&A are not paid for their services rendered to Variable Annuity Account A.

DISTRIBUTION OF VARIABLE ANNUITY CONTRACTS

    The Variable Annuity Contracts were sold only in the United States by life insurance salesmen who represented Great-West and who were licensed by the state insurance departments, and by certain employees of Great-West. Effective April 16, 1984, however, Great-West ceased issuing new variable annuity contracts. Furthermore, effective May 1, 1987, Great-West ceased permitting new participants to be enrolled under existing variable annuity contracts, and with respect to any variable annuity contracts for which there were fewer than 25 participants, ceased accepting additional contributions. Effective May 1, 1989, GWL&A announced that it would not accept additional contributions on any variable annuity.

    Great-West was registered under the Securities Exchange Act of 1934 as a broker-dealer. It has been succeeded in its role as underwriter by BCE which is registered under the Securities Exchange Act of 1934 as a broker-dealer. All persons engaged in selling Variable Annuity Contracts were required to successfully complete a securities examination required by the Securities and Exchange Commission. Where state law required, such persons were also trained or registered as securities salesmen.

REGULATION

    As a life insurance company organized and operated under the laws of Colorado, GWL&A is subject to provisions governing such companies and to supervision and regulation by the Department of Insurance of Colorado. GWL&A must also comply with the laws of the states in which it is licensed to transact business.

    The laws of Colorado and of other states in which GWL&A is licensed to transact business provide for regulation and supervision of the variable annuity activities of life insurance companies. Included in such regulation are requirements relating to mandatory contract provisions, examination and approval of contract forms and the administration and maintenance of variable annuity accounts. Such state regulation does not involve any supervision or control over the investment policy of Variable Annuity Account A or the selection of investments thereof, except for verification that any such investments are permissible under applicable law.

    An annual statement in the form prescribed by the National Association of Insurance Commissioners ("N.A.I.C.") relating to GWL&A's assets, transactions and affairs with respect to its business for the preceding year must be filed by GWL&A with the State of Colorado and with each of the other states in which it does business on or before March 1 of each year. The books and records of GWL&A's business are subject to review and examination by the Colorado Insurance Department, and by the insurance departments of the other states in which it does business, at all times. At least once every three years, a full examination of GWL&A's operations is conducted, under the auspices of the N.A.I.C.

TRUSTEE FOR ASSETS OF VARIABLE ANNUITY ACCOUNT A

    The Bank of New York, 48 Wall Street, New York, NY 10015, is the trustee of the assets of Variable Annuity Account A under a written trust agreement complying with the requirements imposed by the insurance laws of various states in which GWL&A conducts business.

PREPARING FOR YEAR 2000


     We have a number of existing computer programs that use only two digits to identify a year in the date field, which creates a problem with the upcoming change in the century. We have developed detailed plans that we expect to rectify the year 2000 problem. The resources that are being devoted to this effort are substantial. Management estimates that the total cost to implement these plans will not be material, and has budgeted the expense as part of its computer systems operating costs through the year 2000. These plans include modifying programs where necessary, replacing certain programs with year 2000 compliant software, and working with vendors and business partners, including banks, custodians and investment managers, who need to become year 2000 compliant. We completed this process during the first quarter of 1999 with respect to the recordkeeping system used for Variable Annuity Account A and will conduct system testing with third parties throughout 1999. However, there can be no assurance that we will be successful, or that interaction with other service providers will not impair our services at that time.

    A year 2000 failure could also have a negative impact on the handling of securities trades, pricing, account services and on the companies in which Variable Annuity Account A invests. Any of these factors could have an adverse effect on the performance of Variable Annuity Account A. GW Capital Management has been actively working on necessary changes to its computer systems to deal with the year 2000 and to obtain assurances from our service providers that they are taking similar steps. GW Capital Management is working to avoid problems associated with the Year 2000 computer-related problems, but cannot provide absolute assurance that this problem will not have an adverse affect on Variable Annuity Account A.


LEGAL PROCEEDINGS

    There are no material legal proceedings pending to which Variable Annuity Account A or GWL&A is a party.

LEGAL ADVICE


    Sutherland   Asbill  &  Brennan  LLP,  1275  Pennsylvania   Avenue.,   N.W.,
Washington, D.C. 20004 has provided advice on certain matters relating to the federal securities laws.


INDEPENDENT AUDITORS


    The statement of assets and liabilities of the Great-West Variable Annuity Account A, including the schedule of investments, as of December 31, 1998, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period ended December 31, 1998, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


OTHER VARIABLE ANNUITY CONTRACTS

    It is contemplated that other forms of group or individual variable annuity contracts of GWL&A may be sold in the future, providing benefits which vary in accordance with the net investment experience of Variable Annuity Account A.

TABLE OF PREMIUM TAXES

    State or local premium taxes, if any, may have been imposed at the time a purchase payment was made or, as is generally the case, at the Annuity Commencement Date. (see "Accumulation Period," paragraph 7, as to possible refunds of premium taxes.) For plans qualifying under Section 403(b) of the Code, such premium taxes in the states in which GWL&A does business are as follows:

Alabama               None            Kansas           None             North Carolina   None
Alaska                None            Kentucky         2.00%            North Dakota     None
Arizona               None            Louisiana        None             Ohio             None
Arkansas              None            Maine            None             Oklahoma         None
California            .50%            Maryland         None             Oregon           None
Colorado              None            Massachusetts    None             Pennsylvania     None
Connecticut           None            Michigan         None             South Carolina   None
Delaware              None            Minnesota        None             South Dakota     None
District of Columbia  None            Mississippi      None             Tennessee        None
Florida               1.00%           Missouri         None             Texas            None
Georgia               None            Montana          None             Utah             None
Hawaii                None            Nebraska         None             Vermont          None
Idaho                 None            Nevada           None             Virginia         None
Illinois              None            New Hampshire    None             Washington       None
Indiana               None            New Jersey       None             West Virginia    1.00%
Iowa                  None            New Mexico       None             Wisconsin        None
                                                                        Wyoming          None

NOTE: The foregoing rates are subject to amendment by legislative act and, in cases where the rates shown are different from those applicable to non-tax benefited contracts, the applicability of the stated rates may be subject to administrative interpretation.

APPENDIX

Computation of Accumulation Unit Value

    The following hypothetical example illustrates the computation of the Accumulation Unit value on each valuation date. (see Paragraphs 3 and 4 under "Accumulation Period")

    Assume that the value of the assets of Variable Annuity Account A at the end of the valuation date of May 15th of some year was $5,000,000; that the value of an Accumulation Unit for such valuation date was $1.13500000; and that during the valuation period terminating at the end of the valuation date of May 16th the investment income was $1,000, the net realized capital gains were $6,000 and the net unrealized capital losses were $5,000. The gross investment rate for the valuation period would thus be equal to (a) $2,000 ($1,000, plus $6,000, less $5,000) divided by (b) $5,000,000 which produces .0400% (.00040000.) The net investment rate for the valuation period is determined by deducting .003285% (.00003285) from the gross investment rate, which results in a net investment rate of .036715% (.00036715.) The net investment factor for the valuation period would be determined as the net investment rate plus 1.00000000 or 1.00036715.

    The value of the Accumulation Unit for the valuation date of May 16th would be equal to the value for the preceding period ($1.13500000) multiplied by the net investments factor for the current period (1.00036715) which produces $1.13541672.

Computation of Annuity Unit Value

    The following hypothetical example illustrates the computation of the Annuity Unit value and the amount of the first and subsequent monthly annuity payments. (see Paragraphs 3 through 6 under "Annuity Period.")

    Assume that an employee at the Annuity Commencement Date has credited to his individual account 30,000 Accumulation Units, and that the value of an Accumulation Unit on the first valuation date in the month preceding the Annuity Commencement Date was $1.15000000, producing a total value of his individual account of $34,500. Assume also that the employee elects an option for which the table in the Variable Annuity Contract indicates the first monthly payment is $65.65 per $10,000 of value applied; the first monthly annuity payment would thus be 3.4500 multiplied by $65.65 or $226.49.

    Assume that the Annuity Unit value on the Annuity Commencement Date was $1.10000000. When this is divided into the first monthly payment, the number of Annuity Units represented by that payment is determined to be 205.900000. The value of this same number of Annuity Units will be paid in each subsequent month.

    Assume further that the Accumulation Unit value on the first valuation date in the month preceding the month in which the next annuity payment is due was $1.15600000. The annuity change factor for the month in which the next annuity payment is due will be the product obtained by multiplying (a) the ratio of $1.15600000 to $1.15000000 (the Accumulation Unit value on the first valuation date of the second preceding month, which was the Accumulation Unit value used to value the employee's individual account) by (b) .99713732 (the factor to neutralize the assumed rate of 3.5% per annum already taken into account in determining the number of Annuity Units as described above), producing an annuity change factor of 1.00233978. This is then multiplied by the Annuity Unit value for the preceding month ($1.10000000) to produce an Annuity Unit value of $1.10257376.

    The current monthly payment is then determined by multiplying the fixed number of Annuity Units by the current Annuity Unit value, or 205.900000 times $1.10257376, which produces a current monthly payment of $227.02.

Historical Record of Accumulation Units


    The following is an historical record of the values of an Accumulation Unit as of the last valuation date of each quarter to December 31, 1998.

Date                Value         Date               Value         Date               Value
----                -----         ----               -----         ----               -----
January 3, 1969     $1.00000000   December 31, 1978  $ .94566769   December 31, 1988  $3.24632490
March 28, 1969      $1.07468400   March 31, 1979     $1.03700469   March 31, 1989     $3.40048089
June 27, 1969       $1.07583259   June 30, 1979      $1.03384794   June 30, 1989      $3.66057985
September 30, 1969  $1.04319336   September 30, 1979 $1.07966980   September 30, 1989 $4.03595925
December 31, 1969   $1.05956294   December 31, 1979  $1.09861144   December 31, 1989  $4.16667314
March 31, 1970      $1.05322327   March 31, 1980     $1.02778990   March 31, 1990     $4.10420565
June 30, 1970       $ .86337212   June 30, 1980      $1.15888482   June 30, 1990      $4.40575331
September 30, 1970  $ .98057690   September 30, 1980 $1.24125856   September 30, 1990 $3.95067300
December 31, 1970   $1.08416020   December 31, 1980  $1.34937658   December 31, 1990  $4.09586804
March 31, 1971      $1.28783953   March 31, 1981     $1.34420316   March 31, 1991     $4.67731834
June 30, 1971       $1.31417688   June 30, 1981      $1.31151501   June 30, 1991      $4.46997251
September 30, 1971  $1.34600160   September 30, 1981 $1.21957549   September 30, 1991 $4.70629835
December 31, 1971   $1.40624309   December 31, 1981  $1.34034823   December 31, 1991  $5.17489662
March 31, 1972      $1.50937876   March 31, 1982     $1.22060069   March 31, 1992     $5.00089395
June 30, 1972       $1.46441659   June 30, 1982      $1.21747890   June 30, 1992      $4.90045709
September 29, 1972  $1.41141921   September 30, 1982 $1.32107048   September 30, 1992 $4.94334533
December 31, 1972   $1.43641768   December 31, 1982  $1.54829628   December 31, 1992  $5.39680799
March 30, 1973      $1.14518173   March 31, 1983     $1.72492408   March 31, 1993     $5.68645911
June 29, 1973       $ .94975920   June 30, 1983      $1.88999803   June 30, 1993      $5.89355715
September 28, 1973  $1.12752636   September 30, 1983 $1.85391985   September 30, 1993 $6.20352631
December 31, 1973   $ .98798465   December 31, 1983  $1.86959830   December 31, 1993  $6.22231381
March 29, 1974      $ .92504974   March 31, 1984     $1.77987261   March 31, 1994     $6.07099873
June 28, 1974       $ .84636772   June 30, 1984      $1.74123169   June 30, 1994      $5.98373289
September 30, 1974  $ .69582357   September 30, 1984 $1.89436321   September 30, 1994 $6.21184797
December 31, 1974   $ .76438983   December 31, 1984  $1.94021457   December 31, 1994  $6.07070336
March 31, 1975      $ .85484991   March 31, 1985     $2.11639231   March 31, 1995     $6.43386353
June 30, 1975       $ .94523691   June 30, 1985      $2.31593116   June 30, 1995      $6.93539739
September 30, 1975  $ .86720026   September 30, 1985 $2.17502453   September 30, 1995 $7.34349110
December 31, 1975   $ .89703274   December 31, 1985  $2.50415588   December 31, 1995  $7.50058268
March 31, 1976      $1.02654318   March 31, 1986     $2.92575544   March 31, 1996     $7.97167430
June 30, 1976       $1.04254066   June 30, 1986      $3.12894373   June 30, 1996      $8.16277408
September 30, 1976  $1.02175714   September 30, 1986 $2.79849885   September 30, 1996 $8.36088935
December 31, 1976   $1.06312535   December 31, 1986  $2.50415588   December 31, 1996  $8.76699327
March 31, 1977      $ .96668709   March 31, 1987     $3.45357315   March 31, 1997     $9.10319430
June 30, 1977       $ .97779837   June 30, 1987      $3.47692861   June 30, 1997      $9.87479147
September 30, 1977  $ .91543186   September 30, 1987 $3.58107036   September 30, 1997 $10.11055595
December 31, 1977   $ .91330430   December 31, 1987  $2.90927633   December 31, 1997  $10.66148379
March 31, 1978      $ .88025820   March 31, 1988     $3.03211290   March 31, 1998     $10.99141808
June 30, 1978       $ .94981303   June 30, 1988      $3.14170371   June 30, 1998      $11.46520474
September 30, 1978  $1.02175412   September 30, 1988 $3.19555027   September 30, 1998
                                                                   $9.63105524
                                                                   December 31, 1998
                                                                   $11.95317612

                                              These Historical Accumulation
                                              Units are Unaudited.

       II-2
FINANCIAL
STATEMENTS       OF
VARIABLE    ANNUITY
ACCOUNT A


The following audited financial statements of Variable Annuity Account A cover the financial position as of December 31, 1998, the results of operations for the year ended December 31, 1998, and the changes in net assets for each of the years ended December 31, 1997, and 1998 and financial highlights for each of the five years in the period ended December 31, 1998.

                      GREAT-WEST VARIABLE ANNUITY ACCOUNT A

                    Financial Statements for the Years Ended December 31, 1998 and 1997 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Variable Annuity Account Committee and the Participants of Great-West Variable Annuity Account A:


We have audited the accompanying statement of assets and liabilities of the Great-West Variable Annuity Account A, including the schedule of investments, as of December 31, 1998, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period ended December 31, 1998. These financial statements and financial highlights are the responsibility of Great-West Variable Annuity Account A's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Great-West Variable Annuity Account A at December 31, 1998, and the results of its operations, the changes in its net assets and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.




February 16, 1999

                                                       9
GREAT-WEST VARIABLE ANNUITY ACCOUNT A

STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1998
================================================================================



Assets:

Investments, at value:
  Common stock (cost - $7,356,360)                              9,191,453
  Short-term investments (cost - $298,065)                        298,065
Investment income due and accrued                                  17,148
Cash                                                               70,748
                                                            ----------------

     Total Assets                                               9,577,414



Liabilities:

Due to Great-West Life & Annuity Insurance Company                 21,026
Contract benefits payable (Note 3)                                320,458
                                                            ----------------

     Total Liabilities                                            341,484
                                                            ----------------

Net Assets                                                      9,235,930
                                                            ================

Net Assets Represented By:

Accumulation units - 717,490 (units at $11.953)                 8,576,279
Reserves for annuities in course of payment                       659,651
                                                            ----------------

Net Assets                                                      9,235,930
                                                            ================









See notes to financial statements.

GREAT-WEST VARIABLE ANNUITY ACCOUNT A

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
================================================================================



Investment Income:

  Dividends                                                        158,834
  Interest                                                          24,565
                                                              ---------------
                                                                   183,399
Expenses:

  Administration                                                    24,846
  Mortality risks                                                   33,597
  Investment management and advisory services                       40,494
  Expense risks                                                      5,972
                                                              ---------------
                                                                   104,909
                                                              ---------------
Net Investment Income                                               78,490
                                                              ---------------



Realized and Unrealized Gain on Investments:

Net realized gain on investments                                   392,795
Net change in unrealized appreciation on investments               713,634
                                                              ---------------

Net Realized and Unrealized Gain on Investments                  1,106,429
                                                              ---------------

Net Increase in Net Assets Resulting from Operations             1,184,919
                                                              ===============












See notes to financial statements.

GREAT-WEST VARIABLE ANNUITY ACCOUNT A

STATEMENTS OF CHANGES IN NET ASSETS
YEARS ENDED DECEMBER 31, 1998 AND 1997

===============================================================================================================



From Operations:                                                    1998              1997
                                                                -------------     --------------

Net investment income                                        $       78,490    $      131,736
Net realized gains                                                  392,795         1,823,734
Net change in unrealized appreciation                               713,634          (476,166)
                                                                -------------     --------------

    Increase in net assets resulting
        from operations                                           1,184,919         1,479,304

From Unit Share Transactions:

Surrenders                                                         (293,653)         (460,010)
Annuity payments                                                   (127,977)         (120,602)
Death payments                                                      (28,572)         (215,036)
Transfer in respect of mortality guarantees                          28,054            49,642
                                                                -------------     --------------
   Decrease in net assets derived from unit
   share transactions                                              (422,148)         (746,006)
                                                                -------------     --------------
Net increase in net assets                                          762,771           733,298



Net Assets:

Beginning of period                                               8,473,159         7,739,861
                                                                -------------     --------------
                                                                =============
End of period                                              $      9,235,930    $    8,473,159
                                                                =============     ==============











See notes to financial statements.

GREAT-WEST VARIABLE ANNUITY ACCOUNT A

FINANCIAL HIGHLIGHTS

===============================================================================================================

Selected data for an accumulation  unit for the years ended December 31, 1998,  1997, 1996, 1995 and 1994, were as follows:

                                                     Years Ended December 31,
                                    ------------------------------------------------------------
                                         1998        1997        1996       1995        1994
                                      -----------  ----------  ---------- ----------  ----------
Unit Value, Beginning of Period     $   10.661   $    8.767  $    7.501  $   6.070  $    6.245
Income From Investment Operations:
Net investment income                     .084         .167        .053       .089        .073
Net realized and unrealized gains
  (losses) on investments                1.208        1.727       1.213      1.342       (.248)
                                      -----------  ----------  ---------- ----------  ----------

Total From Investment
   Operations (Note A)                   1.292        1.894       1.266      1.431       (.175)
                                      -----------  ----------  ---------- ----------  ----------

Unit Value, End of Period           $   11.953   $   10.661  $    8.767  $   7.501  $    6.070
                                      ===========  ==========  ========== ==========  ==========

Total Return                            12.12%       20.27%      15.90%     23.56%      (2.80)%

Net Assets, End of Period           $ 9,235,930  $ 8,473,159 $ 7,739,861 $6,990,140 $ 6,076,943

Average broker commission paid
   per share bought or sold         $     .0560  $    0.0600 $    0.0692

Ratio of Expenses to Average
   Net Assets                            1.03%        1.27%       1.25%      1.18%       1.24%

Ratio of Net Investment Income
   to Average Net Assets                  .77%        1.74%       1.89%      2.49%       2.42%

Portfolio Turnover Rate                  51.93%      151.4%       64.4%      62.2%       30.2%


Note A - Net investment income and realized and unrealized gains (losses) are reflected in the value of the accumulation units. Dividends are not declared from income and capital gains are not distributed.

GREAT-WEST VARIABLE ANNUITY ACCOUNT A

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
================================================================================

NOTE 1 - HISTORY

Great-West Variable Annuity Account A (Variable Annuity Account A) is a separate and distinct investment fund established by The Great-West Life Assurance Company (Great-West Life). On December 31, 1991, Variable Annuity Account A was transferred to and the variable annuity contracts were reinsured by Great-West Life & Annuity Insurance Company (GWL&A), a wholly-owned subsidiary of
Great-West Life. Variable Annuity Account A is registered as an open-end diversified management investment company under the Investment Company Act of 1940, and the registration under the Securities Act of 1933 of the group variable annuity contracts funded by Variable Annuity Account A became effective on November 27, 1968. Purchase payments were first placed in Variable Annuity Account A on January 3, 1969.

Effective April 16, 1984, Great-West Life ceased issuing new variable annuity contracts. Effective May 1, 1987, Great-West Life has not allowed new participants to be enrolled under existing variable annuity contracts and, effective May 1, 1989, no additional contributions under existing variable annuity contracts are being accepted.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The  cost  of   securities   sold  is   determined  on  the  basis  of  specific
identification.

Securities traded on national exchanges are valued daily at the closing price of the securities on these exchanges, and securities traded on over-the-counter markets are valued daily at the average between bid and asked prices. Short-term securities are valued at amortized cost which approximates market value. Security transactions are recorded at the earlier of trade date or the date a commitment is made to buy or sell the related investment.

Dividend income is accrued as of the ex-dividend date and interest income is recorded daily.

NOTE 3 - RELATED-PARTY TRANSACTIONS

GWL&A provides administrative, investment management, and advisory services to Variable Annuity Account A and has assumed mortality and expense risks of the contracts. A daily deduction of .003285% (an effective annual rate of 1.2064%) is made from the gross investment income of Variable Annuity Account A. This deduction, expressed on an annual basis, is broken down as follows: 0.2857% for administrative expenses, 0.3863% for mortality risks, 0.0688% for expense risks, and 0.4656% for investment management and advisory services. Effective November 1, 1996 a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company, GW Capital Management, LLC, serves as investment advisor.

Contract benefit payments are advanced by GWL&A to contract holders on behalf of Variable Annuity Account A. Variable Annuity Account A reimburses GWL&A for these payments periodically.

NOTE 4 - INVESTMENTS

The aggregate purchases of investments and the aggregate proceeds from sales of investments were (excluding short-term securities) as follows:

Common Stock                               1998              1997
                                       --------------    -------------
  Purchases                              4,642,927        11,046,651
  Proceeds from sales                    4,034,420        11,673,390

NOTE 5 - FEDERAL INCOME TAXES

The Variable Annuity Account A investment income is applied to increase accumulation unit values. Under existing federal income tax law, Variable Annuity Account A investment income is not taxed to the extent that it is applied to increase accumulation unit values. GWL&A reserves the right to charge the Variable Annuity Account A if such taxes are imposed in the future.

NOTE 6 - ACCUMULATION UNITS

A summary of the transactions in accumulation units follows:

                                                      1998          1997
                                                    ----------    ----------
Outstanding - January 1                              746,562       819,044
  Redeemed during the year:
    Surrender                                        (26,596)      (49,689)
    Death                                             (2,476)      (22,793)
                                                    ----------    ----------
                                                    ----------    ----------
                                                     (29,072)      (72,482)
                                                    ----------    ----------
                                                    ==========    ==========
Outstanding - December 31                            717,490       746,562
                                                    ==========    ==========

Net investment income and realized and unrealized gains are reflected in the value of the accumulation units. Dividends are not declared from income and gains are not distributed.

NOTE 7 - ACCUMULATION UNIT VALUES - (Unaudited)

===============================================================================================================

                                ACCUMULATION                                   ACCUMULATION
     VALUATION DATE              UNIT VALUE            VALUATION DATE           UNIT VALUE
-------------------------  -----------------------  ----------------------  --------------------
January 3, 1969          $       1.00000000         September 30, 1980    $      1.24125856
March 28, 1969           $       1.07468400         December 31, 1980     $      1.34937658
June 27, 1969            $       1.07583259         March 31, 1981        $      1.34420316
September 30, 1969       $       1.04319336         June 30, 1981         $      1.31151501
December 31, 1969        $       1.05956294         September 30, 1981    $      1.21957549
March 31, 1970           $       1.05322327         December 31, 1981     $      1.34034823
June 30, 1970            $        .86337212         March 31, 1982        $      1.22060069
September 30, 1970       $        .98057690         June 30, 1982         $      1.21747890
December 31, 1970        $       1.08416020         September 30, 1982    $      1.32107048
March 31, 1971           $       1.28783953         December 31, 1982     $      1.54829628
June 30, 1971            $       1.31417688         March 31, 1983        $      1.72492408
September 30, 1971       $       1.34600160         June 30, 1983         $      1.88999803
December 31, 1971        $       1.40624309         September 30, 1983    $      1.85391985
March 31, 1972           $       1.50937876         December 31, 1983     $      1.86959830
June 30, 1972            $       1.46441659         March 31, 1984        $      1.77987261
September 29, 1972       $       1.41141921         June 30, 1984         $      1.74123169
December 31, 1972        $       1.43641768         September 30, 1984    $      1.89436321
March 30, 1973           $       1.14518173         December 31, 1984     $      1.94021457
June 29, 1973            $        .94975920         March 31, 1985        $      2.11639231
September 28, 1973       $       1.12752636         June 30, 1985         $      2.31593116
December 31, 1973        $        .98798465         September 30, 1985    $      2.17502453
March 29, 1974           $        .92504974         December 31, 1985     $      2.50415588
June 28, 1974            $        .84636772         March 31, 1986        $      2.92575544
September 30, 1974       $        .69582357         June 30, 1986         $      3.12894373
December 31, 1974        $        .76438983         September 30, 1986    $      2.79849885
March 31, 1975           $        .85484991         December 31, 1986     $      2.92996949
June 30, 1975            $        .94523691         March 31, 1987        $      3.45357315
September 30, 1975       $        .86720026         June 30, 1987         $      3.47692861
December 31, 1975        $        .89703274         September 30, 1987    $      3.58107036
March 31, 1976           $       1.02654318         December 31, 1987     $      2.90927633
June 30, 1976            $       1.04254066         March 31, 1988        $      3.03211290
September 30, 1976       $       1.02175714         June 30, 1988         $      3.14170371
December 31, 1976        $       1.06312535         September 30, 1988    $      3.19555027
March 31, 1977           $        .96668709         December 31, 1988     $      3.24632490
June 30, 1977            $        .97779837         March 31, 1989        $      3.40048089
September 30, 1977       $        .91543186         June 30, 1989         $      3.66057985
December 31, 1977        $        .91330430         September 30, 1989    $      4.03595925
March 31, 1978           $        .88025820         December 31, 1989     $      4.16667314
June 30, 1978            $        .94981303         March 31, 1990        $      4.10420565
September 30, 1978       $       1.02175412         June 30, 1990         $      4.40575331
December 31, 1978        $        .94566769         September 30, 1990    $      3.95067300
March 31, 1979           $       1.03700469         December 31, 1990     $      4.09586804
June 30, 1979            $       1.03384794         March 31, 1991        $      4.67731834
September 30, 1979       $       1.07966980         June 30, 1991         $      4.46997251
December 31, 1979        $       1.09861144         September 30, 1991    $      4.70629835
March 31, 1980           $       1.02778990         December 31, 1991     $      5.17489662
June 30, 1980            $       1.15888482

ACCUMULATION UNIT VALUES - (Unaudited) - Concluded
================================================================================

                                ACCUMULATION
     VALUATION DATE              UNIT VALUE
-------------------------  -----------------------
March 31, 1992           $       5.00089395
June 30, 1992            $       4.90045709
September 30, 1992       $       4.94334533
December 31, 1992        $       5.39680799
March 31, 1993           $       5.70268053
June 30, 1993            $       5.91443136
September 30, 1993       $       6.20352631
December 31, 1993        $       6.24551098
March 31, 1994           $       6.07099873
June 30, 1994            $       5.98373289
September 30, 1994       $       6.21184797
December 31, 1994        $       6.07070336
March 31, 1995           $       6.43386353
June 30, 1995            $       6.93539739
September 30, 1995       $       7.34349110
December 31, 1995        $       7.50058268
March 31, 1996           $       7.97167430
June 30, 1996            $       8.16277408
September 30, 1996       $       8.36088935
December 31, 1996        $       8.76699327
March 31, 1997           $       9.10319430
June 30, 1997            $       9.87479147
September 30, 1997       $      10.11055595
December 31, 1997        $      10.66148379
March 31, 1998           $      10.99141808
June 30, 1998            $      11.46520474
September 30, 1998       $       9.63105524
December 31, 1998        $      11.95317612

GREAT-WEST VARIABLE ANNUITY ACCOUNT A


COMMON STOCK

COMMUNICATIONS --- 2.2%
      2,800 AT&T Corp                                                    210,700
                                                                        $210,700

CONSUMER SERVICES --- 9.7%
      4,000 Bausch & Lomb Inc                                            240,000
      1,300 Bristol-Myers Squibb Co                                      173,956
      3,500 CR Bard Inc                                                  173,250
      1,900 Johnson & Johnson                                            159,363
      1,200 Merck & Co Inc                                               177,224
                                                                        $923,793

CREDIT INSTITUTIONS --- 6.9%
      1,500 American Express Co                                          153,375
      3,100 Bancwest Corp                                                148,800
      3,400 Bankamerica Corp                                             204,425
      2,200 Mellon Bank Corp                                             151,250
                                                                        $657,850

ELECTRIC --- 3.1%
      3,800 Baltimore Gas & Electric Co                                  117,325
      3,300 Consolidated Edison Inc                                      174,488
                                                                        $291,813

ELECTRONICS - HIGH TECH --- 18.2%
      4,500 Adobe Systems Inc                                            210,375
      5,700 Compaq Computer Corp                                         239,041
      2,000 Eastman Kodak Co                                             144,000
      1,700 Emerson Electric Co                                          102,850
      2,000 General Electric Co                                          204,124
      2,300 Hewlett-Packard Co                                           157,118
      2,700 Johnson Controls Inc                                         159,300
      3,800 Motorola Inc                                                 232,036
      8,000 Scientific-Atlanta Inc                                       182,496
      2,100 Thomas & Betts Corp                                           90,955
                                                                      $1,722,295

HOLDING & INVEST. OFFICES --- 7.9%
      4,040 Bank One Corp                                                206,290
      4,400 S & P 500 Depositary Receipt                                 542,573
                                                                        $748,863

INDUSTRIAL SERVICES --- 2.7%
      5,000 Electronic Data Systems Corp                                 251,250
                                                                        $251,250

INSURANCE --- 4.5%
      3,200 Allstate Corp                                                123,600
      1,800 American International Group Inc                             173,925
      3,000 Arthur J Gallagher & Co                                      132,375
                                                                        $429,900

MFTG - CONSUMER PRODS. --- 8.3%
      3,300 Anheuser-Busch Companies Inc                                 216,563
      5,300 International Flavors & Fragrances Inc                       234,191
      4,700 Lancaster Colony Corp                                        150,987
      8,400 Leggett & Platt Inc                                          184,800
                                                                        $786,541

MFTG - INDUSTRIAL PRODS --- 15.0%
      5,300 3Com Corp*                                                   237,504
      3,200 Armstrong World Industries Inc                               192,998
      4,100 Kimberly-Clark Corp                                          223,450
      3,500 PPG Industries Inc                                           203,875
      2,900 Pharmacia & Upjohn Inc                                       164,212
      4,200 Rockwell International Corp                                  203,960
      8,400 USX-US Steel Group                                           193,200
                                                                      $1,419,199

OIL & GAS --- 6.7%
      2,800 Atlantic Richfield Co                                        182,700
      4,200 Coastal Corp                                                 146,735
      5,700 Halliburton Co                                               168,863
      1,600 Mobil Corp                                                   139,400
                                                                        $637,698

RETAIL TRADE --- 4.7%
      3,300 Albertson's Inc                                              210,167
      8,200 Brinker International Inc*                                   236,775
                                                                        $446,942

TELEPHONE --- 3.8%
      3,400 Bell Atlantic Corp                                           180,200
      3,400 SBC Communications Inc                                       182,325
                                                                        $362,525

TRANSPORTATION EQUIPMENT --- 1.3%
      2,200 TRW Inc                                                      123,611
                                                                        $123,611

WHOLESALE TRADE -CONSUMER --- 1.9%
      4,400 Nike Inc Class B                                             178,473
                                                                        $178,473

TOTAL COMMON STOCK --- 96.7%                                          $9,191,453
(Cost $7,356,360)

SHORT-TERM INVESTMENTS

CREDIT INSTITUTIONS --- 1.5%
    145,000 Ford Motor Credit Co                                         144,620
    (Interest Rate - 5.998%; Maturity Date - 1/8/99)                 $144,620

SECURITIES & COMMODITIES --- 1.6%
    154,000 Merrill Lynch & Co Inc                                       153,445
    (Interest Rate - 5.495%; Maturity Date - 1/8/99)                  $153,445

TOTAL SHORT-TERM INVESTMENTS --- 3.1%                                   $298,065
(Cost $298,065)

TOTAL GREAT-WEST VARIABLE ANNUITY ACCOUNT A --- 100.0%                 9,489,518
(Cost $7,654,425)


* Non-Income Producing

     PART II

OTHER INFORMATION

Item 1. Financial Statements and Exhibits

        (a)
Financial
Statements:

        Financial Statements of Great-West Variable Annuity Account A are contained in the prospectus.

        (b)
Exhibits:


        Exhibit Numbers 1, 2, 4, 8, 10 and 11 are filed herewith.

Exhibit  Numbers  3, 6, 7,  9,  12,  13,  14 and 15 are  not  applicable  to the
     Registrant.

Exhibit  Number  5  is   incorporated   herein  by  reference  to   Registrant's
     Post-Effective  Amendment  No. 38 filed  with the  Commission  on April 24,
     1998.


Exhibit Number 16: Financial Data Schedule is filed herewith.

Item 2.  Persons
Controlled by or
under Common
Control by the
Registrant.


        The Registrant is subject to the direction and approval of the Variable Annuity Account A Committee. GW Capital Management, LLC a Colorado limited liability company, is the investment adviser of the Registrant. GW Capital Management, LLC is a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company, a Colorado life insurance corporation.


Item 3.  Number
of Holders of
Securities

        As of December 31, 1998, the Registrant had the following number of record holders of each class of securities:

Title of Class Number of Record Holders

Active Participants

15015

Vested Participants

          37

Total Participants

        187


Item 4.
Indemnification


Provisions exist under the Colorado General Corporation Code and the Bylaws of Great-West Life & Annuity Insurance Company whereby Great-West Life & Annuity Insurance Company may indemnify a director, officer, or controlling person of Great-West Life & Annuity Insurance Company against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

Colorado General
Corporation Code

Article 109 -
INDEMNIFICATION

Section 7-109-101. Definitions. As used in this Article:
               (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

               (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, a partner, a trustee of, an employee, a fiduciary or an agent of another domestic or foreign corporation or other person or of an employee benefit plan.
               A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3)  "Expenses" includes counsel fees.

               (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

               (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

               (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

               (7)  "Proceeding"  means any  threatened,  pending,  or completed
               action,   suit,   or   proceeding,   whether   civil,   criminal,
               administrative, or investigative and whether formal or informal.

Section 7-109-102. Authority to indemnify directors.

               (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:


(a)  The person conducted himself or herself in good faith;
(b) The person reasonably believed: (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; or


                             (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and


(c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

               (2)
               A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph
               (b) of subsection (1) of this section.
               A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph
               (a) of subsection (1) of this section.

               (3)
               The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

               (4) A corporation may not indemnify a director under this section:


(a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or


                      (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

               (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103. Mandatory Indemnification of Directors.


Unless limited by its articles of incorporation, a corporation shall indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

Section 7-109-104. Advance of Expenses to Directors.

               (1)
               A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:


(a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in
     Section 7-109-102;

(b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

                      (c)
                      A determination is made that the facts then known to those
                      making    the    determination    would    not    preclude
                      indemnification under this article.

(2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

               (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105. Court-Ordered Indemnification of Directors. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

     (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

     (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102
                      (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section  7-109-106.   Determination  and  Authorization  of  Indemnification  of
     Directors.

               (1)
               A  corporation   may  not  indemnify  a  director  under  Section
               7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 7-109-102.
               A  corporation  shall not advance  expenses  to a director  under
               Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

(2) The determinations required to be made subsection (1) of this section shall be made:


                      (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or


                      (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:


                      (a)
                      By
                      independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or


(b) By the shareholders.

(4)
                  Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

               (1) Unless otherwise provided in the articles of incorporation:


(a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;


(b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and


(c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108. Insurance.

        A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109. Limitation of Indemnification of Directors.

               (1)
               A provision  concerning a  corporation's  indemnification  of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

               (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     Section 7-109-110. Notice to Shareholders of Indemnification of Director.

     If a corporation  indemnifies or advances expenses to a director under this article  in  connection  with  a  proceeding  by or in  the  right  of  the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     Bylaws of Great-West Life & Annuity Insurance Company

     Article II, Section 11. Indemnification of Directors.

     (1) In this section, the following terms shall have the following meanings:

(a)
                  "expenses" means reasonable expenses incurred in a legal proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;

     (b) "liability" means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;

     (c) "party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

(d)
                  "proceeding"  means  any  threatened,   pending  or  completed
                  action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

(2)     Subject
           to
           applicable law, if any person who is a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:

     (a) the person conducted himself or herself in good faith; and

     (b) the person reasonably believed that his or her conduct was in the corporation's best interests; and

     (c) in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

     (d) if the person is or was an employee of the corporation, the person acted in the ordinary course of the person's employment with the corporation.
(3)     Subject
           to
           applicable law, if any person who is or was serving as a director, officer or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:

     (i) the person is or was appointed to serve at the request of the corporation as a director, officer or employee of the other company or entity in accordance with Indemnification Procedures approved by the Board of Directors of the corporation; and

     (ii) with respect to the matter(s) giving rise to the proceeding:

     (a) the person conducted himself or herself in good faith; and

     (b) the person reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and

     (c) in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

     (d) if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person's employment with the other company or entity.

     Item 5. Business and Other Connections of Investment Adviser

        GW
Capital Management, LLC (the "Adviser") is a Colorado limited liability company. Its principal business is the provision of investment advice to open-end management investment companies.

     The Adviser serves as the Investment Adviser to the Registrant. Reference is made to the Adviser's Form ADV (particularly Schedule F), effective June 28, 1996 (as amended), on file with the Commission (File No. 801-52309), for a fuller description of the Adviser's business and other connections.


     Substantial business and other connections of the Directors and Officers of the Adviser other than with the Registrant are set forth in the Adviser's Form ADV (particularly the Schedule D's) effective June 28, 1996 (as amended), on file with the Commission (File No. 801-52309), which is incorporated by reference herein.

     Item 6. Principal Underwriters

     (a) None (b) See Part I (c) None

     Item 7. Location of Accounts and Records


Registrant maintains the records required to be maintained by it under Section 31 (a), and the Rules promulgated thereunder, of the Investment Company Act of 1940, at the principle office of Great-West Life & Annuity Insurance Company, 8515 E. Orchard Road, Englewood, Colorado 80111.

     Item 8. Management Services

        None

Item 9.
Distribution
Expenses

        Not
Applicable.

Item 10.
Undertakings


Registrant represents that it is relying on a no-action letter dated November 28, 1988, to the American Council of Life Insurance (Ref. IP-6-88) regarding Sections 22(e), 27(c)(1), and 27(d) of the Investment Company Act of 1940, in connection with redeemability restrictions on Section 403(b) policies, and that paragraphs number (1) through (4) of that letter will be complied with.

        GWL&A represents that the fees and charges deducted under the Contracts, in aggregate, are reasonable in relation to the services rendered, the expenses to be incurred, and the risks assumed by the GWL&A.

Consents:


        Consents ofMessrs. Sutherland Asbill & Brennan LLP and Deloitte & Touche LLP to the use of their names in the Prospectus to be filed herewith.

    SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Englewood, Colorado on the 28th day of April, 1999.


     GREAT-WEST VARIABLE ANNUITY

     ACCOUNT A





By: /s/ J.D.
Motz__D.

 J.D. Motz


Chairman of the
Committee

April 27, 1999




Great-West Life &
Annuity
Insurance Company
8515 E. Orchard
Road
Englewood, CO
80111


Re:  Great-West
Variable Annuity

Account A
        File No.

811-1737


Gentlemen:


        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post Effective Amendment No. 24 to the Form N-1 Registration Statement for the Variable Annuity Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



Very truly yours,



SUTHERLAND ASBILL
& BRENNAN LLP



By: /s/ Kimberly
J. Smith

Kimberly J. Smith

INDEPENDENT

AUDITORS' CONSENT

We consent to the use in this Amendment No. 24 to Registration Statement No. 811-1737 of Great-West Variable Annuity Account A of our report dated February 16, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in such Prospectus.






/s/ DELOITTE &

TOUCHE LLP


Denver, Colorado
April 29, 1999

    Exhibit 1

                                   ARTICLES OF
                                 REDOMESTICATION

                                       OF

                                 GREAT-WEST LIFE
                                    & ANNUITY
                               INSURANCE COMPANY


                                    ARTICLE I

          NAME The name of the corporation is Great-West Life & Annuity Insurance Company.

ARTICLE II STATE OF ORIGINAL INCORPORATION
         The corporation was originally incorporated as the National Interment Association on March 28, 1907, in the State of Kansas. The corporation was authorized to do business as an insurance company in the State of Kansas on April 24, 1907. On April 19, 1910, the name of the corporation was changed to the National Industrial Insurance Company. On September 14, 1956, the name of the corporation was changed to Liberty Life & Casualty Company, Inc. On February 15, 1963, the name of the corporation was changed to Ranger National Life Insurance Company. On May 29, 1980, the name of the corporation was changed to Insuramerica Corporation. On April 6, 1982, the name of the corporation was changed to Great-West Life & Annuity Insurance Company.

ARTICLE III PERPETUAL  DURATION The corporation  shall have perpetual  duration.
     ARTICLE IV PURPOSES

        A. The business of the corporation is serving as an insurance company relating to life, accident, and health insurance formerly under the laws of the State of Kansas and, upon redomestication to Colorado, under the laws of the State of Colorado.

        B. The corporation shall have the power to issue both participating and nonparticipating insurance policies.

        C. The corporation may engage in any lawful act or activity for which corporations may be organized under the Colorado Corporation Code which are not in conflict with the laws of the State of Colorado applicable to insurance companies or with the Regulations of the Colorado Commissioner of Insurance.

        D. The purpose for which the corporation is being redomesticated is to carry on, under the laws of the State of Colorado, the business for which it was incorporated under the laws of the State of Kansas.

ARTICLE V REGISTERED OFFICE AND REGISTERED AGENT
          The registered office is at 8515 E. Orchard Road, Englewood, Colorado 80111. The registered agent is Ruth B. Lurie at said address.
ARTICLE VI NAMES AND ADDRESSES OF DIRECTORS AND OFFICERS
        The following persons shall serve as the directors on the date of the redomestication of the corporation.

                             Frank J. Becker
                             2818 West Central
                             El Dorado, Kansas 67042

                             Martin B. Dickinson, Jr.
                             1211 Massachusetts
                             Lawrence, Kansas 66044

                             George R. Dinney
                             2232 Ridge Plaza
                             Castle Rock, Colorado 80104

                             Dawn H. Grohs
                             225 N. Market, Suite 200
                             Wichita, Kansas 67201

                             Nelson L. Hartman
                             520 West 27th
                             Topeka, Kansas 66601

                             Kevin P. Kavanagh
                             100 Osborne North
                             Winnipeg, Manitoba
                             Canada R3C 3A5


                             William T. McCallum
                             8515 E. Orchard Road
                             Englewood, Colorado 80111

        The following persons shall serve as officers on the date of the redomestication of the corporation.

                             William T. McCallum
                             President and Chief Executive Officer
                             8515 E. Orchard Road
                             Englewood, Colorado 80111

                             David E. Morrison
                             Senior Vice President and Actuary
                             100 Osborne North
                             Winnipeg, Manitoba,
                             Canada R3C 3A5

                             Glen R. Derback
                             Senior Vice President and Treasurer
                             8515 E. Orchard Road
                             Englewood, Colorado 80111

                             John T. Hughes
                             Sr. V.P., Chief Investment Officer
                             8515 E. Orchard Road
                             Englewood, Colorado 80111

                             D. Craig Lennox
                             Sr. V. P., General Counsel and Secretary
                             100 Osborne Street North
                             Winnipeg, Manitoba,
                             Canada R3C 3A5

                             Dennis Low
                             Senior Vice President, Individual
                             8515 E. Orchard Road
                             Englewood, Colorado 80111

                             Graham R. McDonald
                             Senior Vice President
                             8505 E. Orchard Road
                             Englewood, Colorado 80111

                             Edward J. Ransby
                             Senior Vice President, Capital Markets
                             & Pension Investments
                             100 Osborne Street North
                             Winnipeg, Manitoba
                             Canada R3C 3A5

ARTICLE VII CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS Cumulative voting is not allowed in the election of Directors.
   ARTICLE VIII

PREEMPTIVE RIGHTS
 FOR SHAREHOLDERS

        Ownership of shares of any class of the capital stock of the corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class of the corporation or any securities convertible into any class of capital stock of the corporation, however acquired, issued, or sold by the corporation, it being the purpose and the intent that the Board of Directors shall have full right, power, and authority to offer for subscription or sale or to make any disposal of any or all unissued shares of the capital stock of the corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the corporation, for such consideration, not less than the par value of shares having a par value, in money or property, as the Board of Directors shall determine.

ARTICLE IX AUTHORIZED CAPITAL STOCK
        The corporation is authorized to issue 5,000,000 shares of common stock of a par value of $1 (one dollar) per share.

ARTICLE X PERSONAL LIABILITY OF DIRECTORS

        No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his/her fiduciary duty as a director except that this provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in contravention of C.R.S. ss.7-5-114, or (iv) any transaction from which the director derives an improper personal benefit.

    ARTICLE XI

  GOVERNING LAW

        Upon redomestication of the corporation to the State of Colorado, the corporation accepts and will be subject to the laws of the State of Colorado.

ARTICLE XII EFFECTIVE DATE, AMENDMENT AND RESTATEMENT

         These Articles of Redomestication become effective immediately upon the redomestication of the corporation to the State of Colorado. They thereafter constitute an amendment and restatement of all prior Articles of Incorporation of Great West Life & Annuity Insurance Company under the laws of the State of Kansas.

ARTICLE XIII SIGNATURES

         These Articles of Redomestication are executed on behalf of the corporation by its President and its Secretary as evidenced by their signatures appearing below.

Dated:  August 23,
1990

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By:      /s/
W.T.
McCallum

William         T.
McCallum,
President*


ATTEST:


/s/     D.C.
Lennox

D.  Craig  Lennox,
Secretary*

        *These Articles of Redomestication are verified by the signatures of the President and Secretary of the Corporation as provided in the Colorado Corporation Code.

ARTICLES OF AMENDMENT TO ARTICLES OF REDOMESTICATION

        Pursuant to the provisions of the Colorado Corporation Code, Great-West Life & Annuity Insurance Company (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Redomestication:

FIRST: the  name of the  Corporation  is  Great-West  Life &  Annuity  Insurance
     Company.

SECOND: the amendment set forth on Exhibit A attached hereto was adopted by a vote of the sole shareholder of the Corporation on December 6, 1990. The number of shares voted for the Amendment was sufficient for approval.

THIRD:  the  amendment  does  not  effect  an  exchange,  reclassification,   or
     cancellation of issued shares of the Corporation.

FOURTH: the amendment does not effect a change in the amount of stated capital of the Corporation.

GREAT-WEST  LIFE &
ANNUITY

INSURANCE COMPANY


Dated:    December
6, 1990
By:   /s/  W.T.
McCallum

William         T.
McCallum,      its
Presi-

dent    &    Chief
Executive Officer



By:   /s/  D.C.
Lennox


Craig Lennox,  its
Senior Vice

 President,
General    Counsel
and


Secretary

Great-West Life & Annuity Insurance Company hereby amends and restates ARTICLE IX of its Articles of Redomestication to read in its entirety as follows:

    ARTICLE IX

    AUTHORIZED
  CAPITAL STOCK

        The total number of shares of all classes of capital stock which the corporation is authorized to issue is 100,000,000 shares, of which 50,000,000 shares shall be Common Stock, of a par value of $1 (one dollar) per share (the "Common Stock"), and 50,000,000 shares shall be Preferred Stock, of a par value of $1 (one dollar) per share (the "Preferred Stock").

        A.
COMMON STOCK

        The
powers,
designations,
preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) in respect of the Common Stock are as follows:

        1. Rank. The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in this Article IX.

        2. Voting Rights. Except as otherwise expressly provided by law or as provided for any series of Preferred Stock by the board of directors of the corporation in accordance with this Article IX, all voting rights shall be vested in the holders shares of the Common Stock, and at every meeting of stockholders of the corporation (or with respect to any action by consent in lieu of a meeting of stockholders), each share of Common Stock shall be entitled to one vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent) on all matters to come before such meeting of the stockholders of the corporation.

3. Dividend and Liquidation Preference as between the Common Stock and the Preferred Stock. For so long as any shares of Preferred Stock are outstanding, the corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than any dividend or distribution payable solely in shares of Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends and liquidation) in respect of the Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, unless (i) full cumulative dividends on all shares of Preferred Stock for all past dividend periods have been (a) paid or (b) declared and a sum sufficient irrevocably deposited with the paying agent for the payment of such dividends, and (ii) the corporation has redeemed the full number of shares of Preferred Stock, if any, it is then obligated to redeem in accordance with the terms of any series of Preferred Stock as fixed by the board of directors of the corporation in accordance with this Article IX.

        4. Assets Remaining After Liquidation. In the event of the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the Preferred Stock, the holders of shares of the Common Stock shall be entitled, to the exclusion of the holders of shares of the Preferred Stock, to share ratably in all remaining assets of the corporation.

        B.
PREFERRED
STOCK

1. The Preferred Stock may be divided into and issued in series. The board of directors of the corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The board of directors of the corporation is authorized, within any limitations prescribed by law and this Article IX, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

               (a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)  The amount payable upon shares in event of involuntary liquidation;

(d)  The amount payable upon shares in event of voluntary liquidation;
(e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(g)  Voting powers, if any; and

               (h) Such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the board of directors of the corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Colorado.

        2. No Dividend Preference Between Series of Preferred Stock. No dividends shall be declared on shares of any series of Preferred Stock for any dividend period or part thereof unless full cumulative dividends have been or contemporaneously are declared on the shares of each other series of Preferred Stock through the most recent dividend payment date for each such other series. If at any time any accrued dividends on shares of any series of Preferred Stock have not been paid in full, then the corporation will, if paying any dividends on any shares of any series of Preferred Stock, pay dividends on shares of all series of Preferred Stock pro rata in proportion to the sums which would be payable on such series if all accrued but unpaid dividends, if any, were declared and paid in full. Dividends on any series of Preferred Stock shall be cumulative only to the extent provided in the terms of that series.

        3.
Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, holders of shares of any series of Preferred Stock shall be entitled to receive, out of the assets of the corporation available for distribution to stockholders after satisfying claims of creditors but before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the shares of Preferred Stock upon liquidation, a liquidation distribution per share in the amount of the liquidation preference fixed or determined in accordance with the terms of the shares of such series of Preferred Stock plus, if so provided in such terms, an amount equal to accumulated and unpaid dividends on each share of such series (whether or not earned or declared) to the date of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to pay in full the holders of shares of any series of Preferred Stock the preferential amount to which they are entitled, holders of shares of all series of Preferred Stock will share ratably in any such distribution of such assets in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Unless and until payment in full has been made to holders of shares of all series of Preferred Stock of the liquidation distributions to which they are entitled as provided in this Article IX, no dividends or distributions will be made to holders of the Common Stock or any other stock ranking junior to the shares of any series of Preferred Stock on liquidation and no purchase redemption or other acquisition for any consideration by the corporation will be made in respect of the Common Stock or any stock ranking junior to the shares of any series of Preferred Stock upon liquidation. After the payment to all holders of series of Preferred Stock of the full amount of the liquidation distributions to which they are entitled pursuant to the preceding sentences, such holders (in their capacity as such holders) shall have no right or claim to any of the remaining assets of the corporation.

        (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the corporation, nor the consolidation or merger of the corporation with or into any other entity, nor the merger or consolidation of any other entity with or into the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Article IX.

        4.
Conversion Rights. Preferred Stock of any series may be convertible into shares of any other class or into shares of any series of the same or any other class, except as may otherwise be limited by law, if the terms and conditions of such conversion are fixed and determined by the board of directors of the corporation in establishing such series of Preferred Stock.

        5. Dividend Rate Periods of the Preferred Stock. The periods during which a dividend rate would be applicable for any series of the Preferred Stock shall be determined in accordance with the terms of that series. Such terms may provide that the board of directors of the corporation shall have the discretion to establish the duration of the period during which a dividend rate would be applicable. Such terms may provide that a dividend rate may be applicable during all or part of the time any shares of such series are outstanding. If a dividend rate is applicable during only part of the time any shares of a series are outstanding, such terms may provide that the board of directors of the corporation may select, from time to time, one or more subsequent time periods of the same or varying lengths during which a dividend rate will be applicable; provided, that the board of directors of the corporation at the time of establishing such series shall state in the terms of such series a minimum and a maximum length for such time periods.

        6.
Redemption Provisions. (a) Shares of any series of the Preferred Stock shall be subject to the right of the corporation to redeem any of such shares if so provided in the terms of such series. Such terms may provide that the board of directors of the corporation may change from time to time, the redemption terms and conditions, including the redemption price, for shares of such series, provided, that the board of directors of the corporation at the time of establishing such series state in the terms of such series a minimum and a maximum redemption price.

        (b) The corporation shall not purchase or otherwise acquire any shares of any series of Preferred Stock while any accumulated and unpaid dividends exist with respect to such series or any other series of Preferred Stock, unless contemporaneously with such purchase or acquisition such accumulated and unpaid dividends are (i) paid or (ii) declared and a sum sufficient irrevocably deposited with the paying agent for payment of such dividends; provided, however, that (a) the corporation may redeem shares of any series of Preferred Stock in accordance with the terms of such series, and (b) the corporation may purchase or otherwise acquire shares pursuant to a voluntary purchase or exchange offer made on an equal basis to all holders of shares of all series of Preferred Stock.

ARTICLES OF AMENDMENT TO ARTICLES OF REDOMESTICATION
        Pursuant to the provisions of the Colorado Corporation Code, Great-West Life & Annuity Insurance Company (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Redomestication:

FIRST: the  name of the  Corporation  is  Great-West  Life &  Annuity  Insurance
     Company.
SECOND: the amendment set forth on Exhibit 1 attached hereto was adopted by a vote of the sole shareholder of the Corporation on September 18, 1991. The number of shares voted for the Amendment was sufficient for approval.

THIRD:  the  amendment  does  not  effect  an  exchange,  reclassification,   or
     cancellation of issued shares of the Corporation.
     FOURTH: the amendment does not effect a change in the amount of stated capital of the Corporation.


GREAT-WEST  LIFE &
ANNUITY

INSURANCE COMPANY

Dated:   September
18, 1991
By:   /s/  W.T.
McCallum

William         T.
McCallum,      its
Presi-

dent    &    Chief
Executive Officer


By:    /s/   D.
Craig Lennox

D.  Craig  Lennox,
its Senior Vice

President,
General    Counsel
and

Secretary

Great-West Life & Annuity Insurance Company hereby amends and restates ARTICLE IX of its Articles of Redomestication to read in its entirety as follows:

    ARTICLE IX

    AUTHORIZED
  CAPITAL STOCK

        The total number of shares of all classes of capital stock which the corporation is authorized to issue is 100,000,000 shares, of which 50,000,000 shares shall be Common Stock, of a par value of $1 (one dollar) per share (the "Common Stock"), and 50,000,000 shares shall be Preferred Stock, of a par value of $1 (one dollar) per share (the "Preferred Stock").

        A.
COMMON STOCK

        The
powers,
designations,
preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) in respect of the Common Stock are as follows:

        1. Rank. The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in this Article IX.

        2. Voting Rights. Except as otherwise expressly provided by law or as provided for any series of Preferred Stock by the board of directors of the corporation in accordance with this Article IX, all voting rights shall be vested in the holders of shares of the Common Stock, and at every meeting of stockholders of the corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Common Stock shall be entitled to one vote (whether voted in person by the holder thereof or by proxy or pursuant to a stock- holders' consent) on all matters to come before such meeting of the stockholders of the corporation.

     3. Dividend and Liquidation Preference as between the Common Stock and the Preferred Stock. For so long as any shares of Preferred Stock are outstanding, the corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than any dividend or distribution payable solely in shares of Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends and liquidation) in respect of the Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, unless (i) full cumulative dividends on all shares of Preferred Stock for all past dividend periods have been (a) paid or (b) declared and a sum sufficient irrevocably deposited with the paying agent for the payment of such dividends, and (ii) the corporation has redeemed the full number of shares of Preferred Stock, if any, it is then obligated to redeem in accordance with the terms of any series of Preferred Stock as fixed by the board of directors of the corporation in accordance with this Article IX.

        4. Assets Remaining After Liquidation. In the event of the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the Preferred Stock, the holders of shares of the Common Stock shall be entitled, to the exclusion of the holders of shares of the Preferred Stock, to share ratably in all remaining assets of the corporation.

        B.
PREFERRED STOCK

     1. The Preferred Stock may be divided into and issued in series. The board of directors of the corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The board of directors of the corporation is authorized, within any limitations prescribed by law and this Article IX, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

               (a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

     (b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

     (c)  The amount payable upon shares in event of involuntary liquidation;

     (d)  The amount payable upon shares in event of voluntary liquidation;

     (e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

               (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

               (g)
        Voting
        powers,
        if any;
        and

               (h) Such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the board of directors of the corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Colorado.

        2. No Dividend Preference Between Series of Preferred Stock. No dividends shall be declared on shares of any series of Preferred Stock for any dividend period or part thereof unless full cumulative dividends have been or contemporaneously are declared on the shares of each other series of Preferred Stock through the most recent dividend payment date for each such other series. If at any time any accrued dividends on shares of any series of Preferred Stock have not been paid in full, then the corporation will, if paying any dividends on any shares of any series of Preferred Stock, pay dividends on shares of all series of Preferred Stock pro rata in proportion to the sums which would be payable on such series if all accrued but unpaid dividends, if any, were declared and paid in full. Dividends on any series of Preferred Stock shall be cumulative only to the extent provided in the terms of that series.

        3.
Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, holders of shares of any series of Preferred Stock shall be entitled to receive, out of the assets of the corporation available for distribution to stockholders after satisfying claims of creditors but before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the shares of Preferred Stock upon liquidation, a liquidation distribution per share in the amount of the liquidation preference fixed or determined in accordance with the terms of the shares of such series of Preferred Stock plus, if so provided in such terms, an amount equal to accumulated and unpaid dividends on each share of such series (whether or not earned or declared) to the date of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to pay in full the holders of shares of any series of Preferred Stock the preferential amount to which they are entitled, holders of shares of all series of Preferred Stock will share ratably in any such distribution of such assets in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Unless and until payment in full has been made to holders of shares of all series of Preferred Stock of the liquidation distributions to which they are entitled as provided in this Article IX, no dividends or distributions will be made to holders of the Common Stock or any other stock ranking junior to the shares of any series of Preferred Stock on liquidation and no purchase, redemption or other acquisition for any consideration by the corporation will be made in respect of the Common Stock or any stock ranking junior to the shares of any series of Preferred Stock upon liquidation. After the payment to all holders of series of Preferred Stock of the full amount of the liquidation distributions to which they are entitled pursuant to the preceding sentences, such holders (in their capacity as such holders) shall have no right or claim to any of the remaining assets of the corporation.

        (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the corporation, nor the consolidation or merger of the corporation with or into any other entity, nor the merger or consolidation of any other entity with or into the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Article IX.

        4.
Conversion Rights. Preferred Stock of any series may be convertible into shares of any other class or into shares of any series of the same or any other class, except as may otherwise be limited by law, if the terms and conditions of such conversion are fixed and determined by the board of directors of the corporation in establishing such series of Preferred Stock.

        5. Dividend Rate Periods of the Preferred Stock. The periods during which a dividend rate would be applicable for any series of the Preferred Stock shall be determined in accordance with the terms of that series. Such terms may provide that the board of directors of the corporation shall have the discretion to establish the duration of the period during which a dividend rate would be applicable. Such terms may provide that a dividend rate may be applicable during all or part of the time any shares of such series are outstanding. If a dividend rate is applicable during only part of the time any shares of a series are outstanding, such terms may provide that the board of directors of the corporation may select, from time to time, one or more subsequent time periods of the same or varying lengths during which a dividend rate will be applicable; provided, that the board of directors of the corporation at the time of establishing such series shall state in the terms of such series a minimum and a maximum length for such time periods.

        6.
Redemption Provisions. (a) Shares of any series of the Preferred Stock shall be subject to the right of the corporation to redeem any of such shares if so provided in the terms of such series. Such terms may provide that the board of directors of the corporation may change from time to time, the redemption terms and conditions, including the redemption price, for shares of such series, provided, that the board of directors of the corporation at the time of establishing such series shall state in the terms of such series a minimum and a maximum redemption price.

        (b) The corporation shall not purchase or otherwise acquire any shares of any series of Preferred Stock while any accumulated and unpaid dividends exist with respect to such series or any other series of Preferred Stock, unless contemporaneously with such purchase or acquisition such accumulated and unpaid dividends are (i) paid or (ii) declared and a sum sufficient irrevocably deposited with the paying agent for payment of such dividends; provided, however, that (a) the corporation may redeem shares of any series of Preferred Stock in accordance with the terms of such series, and (b) the corporation may purchase or otherwise acquire shares pursuant to a voluntary purchase or exchange offer made on an equal basis to all holders of shares of all series of Preferred Stock.

  STATEMENT OF
    RESOLUTION
ESTABLISHING FOUR
    SERIES OF
 PREFERRED STOCK


        Pursuant to Section 7-4-102 of the Colorado Corporation Code, Great-West Life & Annuity Insurance Company, a Colorado corporation (the "Corporation"), hereby submits the following statement for the purpose of establishing and designating four series of preferred stock and fixing and determining the relative rights and preferences thereof.

     1. The name of the Corporation is Great-West Life & Annuity Insurance Company.

        2. On September 18, 1991, the following resolution establishing and designating four series of shares of the Corporation's preferred stock was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board by the Corporation's Articles of Redomestication:

        RESOLVED, that the Board of Directors hereby creates and establishes four series of Stated Rate Auction Preferred Stock in accordance with the terms set forth in Exhibit A attached hereto [a copy of which is attached to this Statement of Resolution and is incorporated herein by this reference], and authorized the officers of the Corporation to file this resolution with the Colorado Secretary of State in accordance with the Colorado Corporation Code.




GREAT-WEST LIFE &
ANNUITY

INSURANCE COMPANY


Dated:  September
18, 1991
By:  /s/  W.T.
McCallum

William T.
McCallum,
President

and Chief
Executive Officer



By:  /s/   D.C.
Lennox

D. Craig Lennox,
Senior Vice

President,
General Counsel

and Secretary

          1.
Creation and
Designation of
Series.

        The Board of Directors of Great-West Life & Annuity Insurance Company (the "Corporation") hereby creates four series of Stated Rate Auction Preferred Stock ("STRAPS"). The four series are designated as follows: "Stated Rate Auction Preferred Stock, Series A," consisting of 1,500 shares ("Series A STRAPS"), "Stated Rate Auction Preferred Stock, Series B," consisting of 1,500 shares ("Series B STRAPS"), "Stated Rate Auction Preferred Stock, Series C," consisting of 1,500 shares ("Series C STRAPS") and "Stated Rate Auction Preferred Stock, Series D," consisting of 1,500 shares ("Series D STRAPS"). Each share of Series A STRAPS shall be identical and equal in all respects to every other share of Series A STRAPS, each share of Series B STRAPS, shall be identical and equal in all respects to every other share of Series B STRAPS, each share of Series C STRAPS shall be identical and equal in all respects to every other share of Series C STRAPS, each share of Series D STRAPS shall be identical and equal in all respects to every other share of Series D STRAPS, and the shares of Series A STRAPS, Series B STRAPS, Series C STRAPS and Series D STRAPS shall, except as expressly provided in this Statement of Designation, be identical and equal in all respects. The Series A STRAPS, Series B STRAPS, Series C STRAPS and Series D STRAPS shall be subject to and governed by the provisions of the Articles of Redomestication of the Corporation as amended from time to time in accordance with applicable law (including, but not limited to, the provisions of the Articles of Redomestication concerning dividend and liquidation preferences).

        2.
Definitions.

        Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:


"Affiliate", as used in paragraphs 1 through 7, means any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the Common Stock, (ii) which is in control of the Corporation, as "control" is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. S 230.405, as in effect on the date of this Statement of Designation, (iii) of which 10% of more of the outstanding shares of Common Stock, or in which a 10% or greater general partnership or joint venture interest, is owned beneficially, directly or indirectly, by any entity described in clause (i) or (ii) above, or (iv) which is controlled by any entity described in clause (i) or (ii) above, as "controlled by" is defined under such Section 230.405.


"Applicable Rate"
has the meaning
specified in
paragraph 3(c)(i)
below.


"Applicable Treasury Rate" on any date, with respect to any series of STRAPS with a Long-Term Dividend Period, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Long-Term Dividend Period, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15 (519) Selected Interest Rates," or any successor publication by the Federal Reserve Board within five Business Days preceding such date. In the event that the Federal Reserve Board does not publish such weekly per annum interest rate, or if the release is not yet available, the Applicable Treasury Rate will be the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers obtained by the Auction Agent (in the case of a determination of the Applicable Treasury Rate on any Auction Date) or the Corporation (in the case of a determination of such rate on any other day) for the issue of United States Treasury Bills with a remaining maturity equal to, or next lower than, the length of such Long-Term Dividend Period.
If any U.S.
Government
Securities Dealer
does not quote a
rate required to
determine the
Applicable
Treasury Rate,
the Applicable
Treasury Rate
shall be
determined on the
basis of the
quotation or
quotations
furnished by the
remaining U.S.
Government
Securities Dealer
or U.S.
Government
Securities
Dealers and any Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Government Securities Dealers, as the case may be, or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers; provided that, in the event the Corporation is unable to cause such quotations to be furnished to the Auction Agent, (or, if applicable, to the Corporation) by such sources, the Corporation may cause the Applicable Treasury Rate to be furnished to the Auction Agent (or, if applicable, the Corporation) by such alternative source or sources as the Corporation in good faith deems to be reliable. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

        "Auction"
means each
periodic
operation of the
Auction
Procedures.

        "Auction Agent" means the bank or trust company appointed as auction agent by a resolution of the Board of Directors.

        "Auction
Date" has the
meaning specified
in paragraph 8(a)
below.

        "Auction
Procedures" means
the procedures
set forth in
paragraph 8 below.

        "Board of
Directors" means
the Board of
Directors of the
Corporation.

        "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close.

        "Code"
means the
Internal Revenue
Code of 1986, as
amended.


"Commercial Paper Dealers" means Goldman, Sachs & Co., Shearson Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or in lieu of any thereof, their respective affiliates or successors, provided that such entity is then a commercial paper dealer.

        "Common
Stock" means the
common stock, par
value $1.00, of
the Corporation.

        "Cut-Off Date" means the last day of the first taxable year of the Corporation as of which the accumulated earnings and profits of the Corporation, as calculated for federal income tax purposes, exceed three times the aggregate amount of all distributions on the STRAPS for such taxable year.

        "Date of Original Issue" means the date on which the Corporation originally issues the shares of STRAPS.

     "Default in Preferred Stock Dividends" has the meaning specified in paragraph 6(c) below.

     "Dividend Payment Date" has the meaning specified in paragraph 3 (b) (vi) below.

     "Dividend Period" has the meaning specified in paragraph 3 (b) (vii) below.
        "Dividend
     Period Days" has the meaning specified in paragraph 3 (b) (ix) below. "Dividend Quarter" has the meaning specified in paragraph 3 (b) (vi) below.

     "Dividends Received Deduction" means, with respect to any share of STRAPS and any dividend paid thereon to the Holder of such share, the deduction generally allowed to a corporate holder of stock in a taxable domestic business corporation in computing such Holder's taxable income for purposes of the regular federal corporate income tax under section 243(a)(1) of the Code, or any successor provision, equal to a percentage rate multiplied by the dividends (as defined in section 316(a) of the Code) received on such stock, determined (1) without regard to the amount of the issuer's stock owned by such Holder and (2) assuming that any limitations on such deduction based on the facts or circumstances relating to particular Holders (such as limitations based on a minimum holding period, the allocation of interest expense or debt to the purchase of stock, or the Holder's taxable income or status as a taxpayer) do not apply.


     "Eight-Year Dividend  Period" has the meaning  specified in paragraph 3 (b)
          (vii) below.

        "Failure to Deposit" means the failure by the Corporation to pay to the Paying Agent, not later than noon (A) on the Business Day next preceding any Dividend Payment Date in funds available on such Dividend Payment Date in the City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any shares of STRAPS or (B) on the Business Day next preceding any redemption date in funds available on such redemption date in the City of New York, New York, the Redemption Price of any shares of STRAPS to be redeemed on such redemption date, plus accumulated and unpaid dividends thereon to the redemption date. In the event that the Corporation is acting as the Paying Agent, Failure to Deposit shall mean that the Corporation has not, on the applicable Dividend Payment Date for any Series of STRAPS, deposited with the United States Postal Service for delivery by first class mail, postage prepaid, to the registered holders of the STRAPS, the dividend payment checks with respect to such Dividend Payment Date.


     "Five-Year  Dividend  Period" has the meaning  specified in paragraph 3 (b)
          (vii) below.

     "Four-Year  Dividend  Period" has the meaning  specified in paragraph 3 (b)
          (vii) below.
        "Gross-Up Payment" means a payment to a Qualified Investor of an amount which, when taken together with the aggregate Non-Qualifying Distributions paid to such Qualified Investor during any taxable year ending on or before the Cut-Off Date, would cause such Qualified Investor's net yield in dollars (after federal income tax consequences and treating, for purposes of calculating net yield in dollars, that portion of the Non-Qualifying Distributions otherwise treated as a return of capital as capital gain received upon the taxable sales of shares of STRAPS at the time of such Non-Qualifying Distributions) from the aggregate of both the Non-Qualifying Distribution and the Gross-Up Payment to be equal to the net yield in dollars (after federal income tax consequences) which would have been received by such Qualified Investor if the amount of the aggregate Non-Qualifying Distributions treated as a return of capital had instead been treated as a dividend for federal income tax purposes. Such Gross-Up Payments shall be calculated (1) without consideration being given to the time value of money, (2) assuming that no federal minimum tax or similar tax is imposed with respect to dividends received from the Corporation, and (3) assuming that the Qualified Investor is taxable at all times at the maximum marginal regular federal income tax rate applicable to corporations in effect during the taxable year in question on the Non-Qualifying Distributions and the Gross-Up Payment and is able to take full advantage of the Dividends Received Deduction with respect to dividends received from the Corporation.

        "Holder" means an individual or entity in whose name an outstanding share of STRAPS is registered on the Stock Books.

        "Holders' Dividend Period Notice" has the meaning specified in paragraph 3 (b) (viii) (B) below.

        "Initial Long-Term Dividend Period" means, with respect to each of the Series A STRAPS, the Series B STRAPS, the Series C STRAPS and the Series D STRAPS, the period from and including the Date of Original Issue to and excluding December 31, 1993.


     "Long-Term  Dividend  Period" has the meaning  specified in paragraph 3 (b)
          (vii) below.
     "Maximum Rate" has the meaning specified in paragraph 8(a) below.
     "Minimum Holding  Period" has the meaning  specified in paragraph  3(b)(ix)
          below. "Moody's"
     meansMoody'  8  Investors  Service  or any  successor  thereto.  "Nine-Year
          Dividend Period" has the meaning specified in paragraph 3 (b) (vii) below.

"Non-Qualifying Distribution" means a distribution on the shares of STRAPS with respect to any fiscal year of the Corporation ended on or before the Cut-Off Date that constitutes, in whole or in part, a return of capital.

        "Normal Dividend Payment Date" has the meaning  specified in paragraph 3
(b) (ii) below.

     "Notice of Dividend  Period" has the meaning  specified  in paragraph 3 (b)
          (viii) below. "Notice of Redemption" has the meaning specified in paragraph 5(e) below.

     "Notice of Revocation" has the meaning specified in paragraph 3 (b) (viii) below. "One-Year Dividend Period" has the meaning specified in paragraph 3 (b) (vii) below.

        "Paying Agent" means the bank or trust company that has been appointed as paying agent by a resolution of the Board of Directors, or, if the Corporation shall have elected not to appoint a bank or trust company as Paying Agent for the initial Dividend Period with respect to any series of STRAPS, the Corporation.


"Qualified Investor" means a Holder that is or was a Holder of the shares of STRAPS of any Series on the record date for a Non-Qualifying Distribution.

     "Rating Agencies," on any date of determination, means (i) each of Moody's and Standard & Poor's, or (ii) if only one of such rating agencies is then rating the shares of STRAPS, such rating agency, or (iii) if neither of such rating agencies is then rating the shares of STRAPS, any nationally recognized statistical rating organization designated by the Corporation with the consent of Goldman, Sachs & Co. provided such consent is not unreasonably withheld.


     "Securities Depository" has the meaning specified in paragraph 8(a) below.


     "Seven-Year Dividend  Period" has the meaning  specified in paragraph 3 (b)
          (vii ) below. "Short-Term Dividend Period" has the meaning specified in paragraph 3 (b) (vii) below.
     "Six-Year  Dividend  Period" has the meaning  specified  in paragraph 3 (b)
          (vii) below.
        "Standard & Poor's" means Standard & Poor's Corporation or any successor thereto.

        "Stock Books" means the stock transfer books of the Corporation maintained by the Paying Agent with respect to the shares of STRAPS.


"Substitute Commercial Paper Dealers" means The First Boston Corporation or Morgan Stanley & Co. Incorporated, or in lieu thereof, their respective affiliates or successors, provided that such entity is then a commercial paper dealer.


     "Substitute U.S. Government Securities Dealers" means The First Boston Corporation and Morgan Stanley & Co. Incorporated, or in lieu thereof, their respective affiliates or successors, provided that such entity is then a U.S. government securities dealer.
        Ten-Year  Dividend Period" has the meaning  specified in paragraph 3 (b)
(vii) below.

     "Thirty-Year  Dividend Period" has the meaning specified in paragraph 3 (b)
(vii) below. "Three-year Dividend Period" has the meaning specified in paragraph 3 (b) (vii ) below. "Twenty-year Dividend Period" has the meaning specified in paragraph 3 (b) (vii) below. "Two-Year Dividend Period" has the meaning specified in paragraph 3 (b) (vii) below. "U.S. Government Securities Dealers" means Goldman, Sachs & Co., Shearson Lehman Government Securities Incorporated, Salomon Brothers Inc. and Morgan Guaranty Trust Company of New York, or in lieu of any thereof, their respective affiliates or successors, provided that such entity is then a government securities dealer. "Voting Parity Preferred Stock" has the meaning specified in paragraph 6(c) below.

        "Voting Period" has the meaning specified in paragraph 60-day "AA" Composite Commercial Paper Rate," on any date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by Standard & Poor's, or the equivalent of such rating by another nationally recognized statistical rating organization, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent (in the case of determination of the 60-day "AA" Composite Commercial Paper Rate on any Auction Date) or the Corporation (in the case of determination of such rate on any other day) as of the close of business on the Business Day immediately preceding such date. If any of the Commercial Paper Dealers do not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, such 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotations or quotations furnished by the remaining Commercial Paper Dealers or Commercial Paper Dealer and any Substitute Commercial Paper Dealers or Substitute Commercial Paper Dealer selected by the Corporation to provide such quotation not being supplied by any Commercial Paper Dealer or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealers or Commercial Paper Dealer; provided that, in the event the Corporation is unable to cause such quotations to be furnished to the Auction Agent (or, if applicable, to the Corporation) by such sources, the Corporation may cause the 60-day "AA" Composite Commercial Paper Rate to be furnished to the Auction Agent (or, if applicable, to the Corporation) by such alternative source or sources as the Corporation in good faith deems to be reliable. If the Board of Directors shall adjust the number of days in a Short-Term Dividend Period pursuant to paragraph (3)(b)(ix) below, then (i) if the number of days in a Short-Term Dividend Period after such adjustment shall be fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper,
(ii) if the number of days in a Short-Term Dividend Period after such adjustment shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, (iii) if the number of days in a Short-Term Dividend Period shall be 85 or more days but fewer than 99 days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper, and (iv) if the number of days in a Short-Term Dividend Period after such adjustment shall be 99 or more days, such rate shall be determined on the basis of the interest equivalent of such commercial paper with a maturity (or an average maturity of such commercial paper with different maturities) as nearly as practicable equal to such number of days in a Short-Term Dividend Period, as determined by the Corporation in good faith. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

        3.
Dividends.

               (a) Holders of shares of STRAPS shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the applicable dividend rate determined as set forth in paragraph 3(c)(i) below, and no more, payable on the respective dates set forth below. Accrued and unpaid dividends shall not bear interest.

     (b) (i) Dividends on the shares of each series of STRAPS shall accumulate at the respective Applicable Rates for such series (whether or not declared) from the Date of Original Issue.


               (ii) During the Initial Long Term Dividend Period, dividends on the shares of each series of STRAPS shall be payable quarterly on the last day of each March, June, September and December of each year, commencing December 31, 1991, and the last dividend during this Period will be payable on December 30, 1993, unless any such date is not a Business Day, in which case, dividends on the STRAPS will be payable on the next succeeding Business Day. Thereafter, dividends on the shares of each series of STRAPS with a Short-Term Dividend Period shall be payable, except as provided below in this paragraph 3(b), on the seventh Thursday following the immediately preceding Dividend Payment Date for such series, and dividends on the shares of each series of STRAPS with a Long-Term Dividend Period shall be payable, except as provided below in this paragraph 3(b), on the first day of the fourth month after the commencement of such Long-Term Dividend Period, on the first day of each succeeding third month thereafter and on the 49th (in the case of a One-Year Dividend Period), 102nd (in the case of a Two-Year Dividend Period), 158th (in the case of a Three-Year Dividend Period), 206th (in the case of a Four-Year Dividend Period), 259th (in the case of a Five-Year Dividend Period), 310th (in the case of a Six-Year Dividend Period), 364th (in the case of a Seven-Year Dividend Period), 416th (in the case of an Eight-Year Dividend Period), 468th (in the case of a Nine-Year Dividend Period), 520th (in the case of a Ten-Year Dividend Period), 1040th (in the case of a Twenty-Year Dividend Period), or 1560th (in the case of a Thirty-Year Dividend Period) Thursday after the commencement of such Long-Term Dividend Period. Each day on which dividends on shares of a series of STRAPS would be payable as determined as set forth in this clause
               (ii) but for the provisions set forth below in this paragraph 3(b) is referred to herein as a "Normal Dividend Payment Date."


               (iii) In the case of dividends payable on the shares of a series of STRAPS with a Short-Term Dividend Period, if:


                      (A) (I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such series of STRAPS in next-day funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such series is not a Business Day or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or


                      (B) (I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such series of STRAPS in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.


               (iv) In the case of dividends payable on the shares of a series of STRAPS with a Long-Term Dividend Period (other than the Initial Long-Term Dividend Period), if:


                      (A) (I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such series of STRAPS in next-day funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such series is not a Business Day or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or


                      (B) (I) The Securities Depository shall make available to its members and participants the amounts due as dividends on the shares of such series of STRAPS in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.


               (v) Notwithstanding the foregoing, if the date on which the dividends on the shares of any Series of STRAPS would be payable as determined as set forth in clauses (ii), (iii) or (iv) above is a day that would result in the number of days between successive Auction Dates for such series (determined by excluding the first Auction Date and including the second Auction Date) not being at least equal to the then-current Minimum Holding Period, then dividends on such shares shall be payable, if either of clauses (iii)(A) or (iv)(A) above would be applicable to such series, on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day or, if either of clauses (iii)(B) or (iv)(B) above would be applicable to such series, on the first Business Day following such day on which dividends would be so payable, that in either case results in the number of days between such successive Auction Dates for such series (determined as set forth above) being at least equal to the then-current Minimum Holding Period.


               (vi) Each date on which dividends on the shares of a series of STRAPS shall be payable as determined as set forth above shall be referred to herein as a "Dividend Payment Date" for such series. The period from the preceding Dividend Payment Date to the next Dividend Payment Date for any series of STRAPS with a Long-Term Dividend Period is herein referred to as "Dividend Quarter." Although any particular Dividend Payment Date for a series of STRAPS may not occur on the originally scheduled Normal Dividend Payment Date for such series because of the foregoing provisions, each succeeding Dividend Payment Date for such series shall be, subject to such provision, the date determined as set forth in clause (ii) above as if all preceding Dividend Payment Dates had occurred on their respective originally scheduled Normal Dividend Payment Dates.


               (vii) After the Initial Long-Term Dividend Period for each series of STRAPS, each subsequent Dividend Period for such series will be, at the option of the Corporation by action of its Board of Directors, a period of 49 days (each such 49-day period, subject to any adjustment as a result of a change in law lengthening the Minimum Holding Period as provided in clause (ix) below, being referred to herein as a "Short-Term Dividend Period"), 49 weeks (a "One-Year 11 Dividend Period"), 102 weeks (a "Two-Year Dividend Period"), 158 weeks (a "Three-Year Dividend Period"), 206 weeks (a "Four-Year Dividend Period"), 259 weeks (a "Five-Year Dividend Period"), 310 weeks (a "Six-Year Dividend Period"), 364 weeks (a "Seven-Year Dividend Period"), 416 weeks (an "Eight-Year Dividend Period"), 468 weeks (a "Nine-Year Dividend Period"), 520 weeks (a "Ten-Year Dividend Period"), 1040 weeks (a
               "Twenty-Year Dividend Period") or 1560 weeks (a "Thirty-Year Dividend Period") (each such One-Year Dividend Period, Two-Year Dividend Period, Three-Year Dividend Period, Four-Year Dividend Period, Five-Year Dividend Period, Six-Year Dividend Period, Seven-Year Dividend Period, Eight-Year Dividend Period, Nine-Year Dividend Period, Ten-Year Dividend Period, Twenty-Year Dividend Period and Thirty-Year Dividend Period, together with the Initial Long-Term Dividend Periods being referred to herein as a
               "Long-Term Dividend Period," and each such Short-Term Dividend Period and Long-Term Dividend Period, being referred to herein as a "Dividend Period"). After the Initial Long-Term Dividend Period for a series of STRAPS, each successive Dividend Period for such series will commence on the Dividend Payment Date ending the preceding Dividend Period and will end (i) in the case of any series of STRAPS with a Short-Term Dividend Period, on the next Dividend Payment Date for such series and (ii) in the case of any series of STRAPS with a Long-Term Dividend Period, on the 49th (in the case of a One-Year Dividend Period), 102nd (in the case of a Two-Year Dividend Period), 158th (in the case of a Three-Year Dividend Period), 206th (in the case of a Four-Year Dividend Period), 259th (in the case of a Five- Year Dividend Period), 310th (in the case of a Six-Year Dividend Period, 364th (in the case of a Seven-Year Dividend Period, 416th (in the case of an Eight-Year Dividend Period, 468th (in the case of a Nine-Year Dividend Period, 520th (in the case of a Ten-Year Dividend Period), 1040th (in the case of a Twenty-Year Dividend Period), or 1560th (in the case of a Thirty-Year Dividend Period) Thursday thereafter.


               (viii) (A) On or prior to the 10th day but not more than 30 days prior to an Auction Date for any series of STRAPS, the Corporation shall, in accordance with the action of its Board of Directors, by telephonic and written notice (a "Notice of Dividend Period") to the Auction Agent and the Securities Depository, specify the length of the next succeeding Dividend Period for such series and, in accordance with Section 5(b) hereof, the redemption provisions that will apply to the series of STRAPS for such Dividend Period; provided, that, with respect to any Auction Date for any series of STRAPS occurring during a Short-Term Dividend Period, the Corporation may not select a Long-Term Dividend Period for such series (and any such notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for such series and full cumulative dividends for all series of STRAPS payable prior to such date have been paid in full. Any Notice of Dividend Period may be revoked by the Corporation by action of its Board of Directors by giving telephonic or written notice (a "Notice of Revocation") to the Auction Agent and the Securities Depository not less than two hours prior to the Submission Deadline (as defined in paragraph 8 hereof) on the related Auction Date, in which case the next Dividend Period shall be a Short-Term Dividend Period. If the Corporation does not give a Notice of Dividend Period with respect to the next succeeding Dividend Period for any series of STRAPS by the 10th day prior to the Auction Date for such series, or gives a Notice of Revocation with respect thereto, such next succeeding Dividend Period will be a Short-Term Dividend Period. In addition, in the event the Corporation has selected a Long-Term Dividend Period in any Notice of Dividend Period with respect to the next succeeding Dividend Period for any series of STRAPS, but Sufficient Clearing Bids are not made in the related Auction for such series or such Auction is not held for any reason, such next succeeding Dividend Period will, notwithstanding such Notice of Dividend Period, be a Short-Term Dividend Period and the Corporation may not again select a Long-Term Dividend Period (and any such Notice of Dividend Period shall be null and void) for such series until Sufficient Clearing Bids have been made in an Auction with respect to a Short-Term Dividend Period for such series.


               (B) At least 30 days prior to the initial Auction Date with respect to any series of STRAPS, the Corporation shall cause to be mailed by first-class mail, postage prepaid, to each Holder of shares of such series as its name and address appears on the Stock Books, a written notice of the commencement of the next succeeding Dividend Period (a "Holders' Dividend Period Notice"). The Holders' Dividend Period Notice shall set forth, among other things:


                      (1) the date and day of the week of the initial Auction Date, and, if then known, the length of the next succeeding Dividend Period and the redemption provisions applicable to such series of STRAPS for such Dividend Period;


     (2)  the then-current credit ratings of the STRAPS;


          (3)  the  name  and   address   of  the   initial   Broker-Dealer   or
     Broker-Dealers who will solicit bids for the Auction for such series of STRAPS;
     (4)  the name and address of the Auction Agent;


     (5)  the name and address of the Securities Depository;

     (6) the names and addresses of members of or participants in the Securities Depository who have consented to be appointed to act on behalf of the Holders of the STRAPS;

          (7) that each Holder must deposit the certificates representing the shares of STRAPS of such series in exchange for evidence of such shares of STRAPS thereafter to be held in book entry form by the Securities Depository;


                      (8) that unless a Holder submits a Bid or a Hold Order with respect to each share of STRAPS of such series held by such Holder, the Auction Agent will deem a Sell Order to have been submitted by such Holder with respect to any shares of STRAPS of such series not covered by a Bid or Hold Order; and




                      (9) that each Holder must appoint a member of or participant in the Securities Depository in order (x) to submit Bids in the initial Auction and (y) to receive payment for any shares of STRAPS such Holder sells in the initial Auction.


               (ix) Notwithstanding the foregoing, in the event of a change in law altering the minimum holding period (the "Minimum Holding Period") required for corporate taxpayers generally to be entitled to the dividends received deduction for federal income tax purposes in respect of dividends (other than extraordinary dividends) paid on preferred stock held by non-affiliated corporations, the Board of Directors shall adjust the number of days in a Short-Term Dividend Period commencing after the effective date of such change in law such that the number of days (such number of days without giving effect to the exceptions referred to above being hereinafter referred to as "Dividend Period Days") in a Short-Term Dividend Period shall equal or exceed the Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such Minimum Holding Period and in no event shall be less than 15 days, and will be evenly divisible by seven. Upon any such change in the number of days in a Short-Term Dividend Period as a result of a change in law, the Corporation shall cause to be mailed notice of such change by first-class mail, postage prepaid, to the Auction Agent, the Paying Agent and each Holder at such Holder's address as it appears on the Stock Books, and to the Rating Agencies.


          (x) Not later than noon on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on any shares of STRAPS have been declared, the Corporation shall irrevocably deposit with the Paying Agent sufficient funds for the payment of such dividends and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of such dividends.


               (xi) Each dividend on the shares of any series of STRAPS declared by the Board of Directors shall be paid to Holders of such shares as such Holders' names appear on the Stock Books on the related record date, which shall be (A) during the Initial Long-Term Dividend Period for each series of STRAPS, the opening of business on the fifteenth day of the calendar month which next precedes the Dividend Payment Date for such dividend, or if such day is not a Business Day, on the next succeeding Business Day, and (B) thereafter, the opening of business on the Business Day immediately preceding the Dividend Payment Date for such dividend. Subject to paragraph 3(d)(i) below, dividends on the shares of any series of STRAPS in arrears for any past Dividend Period (and for any Dividend Quarter during a Long-Term Dividend Period) may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, on a regular Dividend Payment Date or otherwise, to Holders of such shares as such Holders' names appear on the Stock Books on the related record date fixed by the Board of Directors, which shall not be more than 15 days before the date fixed for the payment of such dividends.

     (c) (i) Subject to paragraph 3 (c) ( ii), (I) during the Initial Long Term Dividend Period, the dividend rate per annum applicable to each series of STRAPS shall be 8.0%, and (II) the dividend rate on the shares of each series of STRAPS (the "Applicable Rate") for each subsequent Dividend Period shall be the rate per annum determined for such series pursuant to the operation of the Auction Procedures set forth in paragraph 8 below. Notwithstanding the foregoing, in the event (A) that an Auction with respect to any Dividend Period for any series is not held for any reason (including the existence of a Failure to Deposit on the Auction Date with respect to such Dividend Period), then the next succeeding Dividend Period shall be a Short-Term Dividend Period, and the dividend rate on the shares of such series for such Dividend Period shall be equal to the Maximum Rate on the Auction Date with respect to such Dividend Period, provided that if an Auction is not held due to the existence of a Failure to Deposit which is not cured within three Business Days, the dividend rate will be as provided in the immediately following clause (B), or (B) any Failure to Deposit shall have occurred and the amounts to be paid by the
          Corporation to the Paying Agent shall not been paid within three Business Days following the Failure to Deposit (or, in the event that the Corporation shall act as the Paying Agent, the checks for such amounts shall not have been deposited with the United States Postal Service for delivery to the registered holders within three Business Days following the Failure to Deposit), (w) Auctions for all series of STRAPS will be suspended, (x) each Dividend Period for each series of STRAPS commencing after the occurrence of a Failure to Deposit shall be a Short-Term Dividend Period, (y) the dividend rate on the shares of each series of STRAPS for each Short-Term Dividend Period or part thereof commencing thereafter shall be equal to 250% of the 60-day "AA" Composite Commercial Paper Rate on the first day of each such Dividend Period and (z) if such Failure to Deposit occurs during a Long-Term Dividend Period with respect to any series of STRAPS, then, for each series of STRAPS for which a Long-Term Dividend Period is then applicable, the dividend rate on the shares of such series of STRAPS for each Dividend Quarter or part thereof commencing thereafter until the Dividend Quarter within such Dividend Period commencing after such Failure to Deposit has been cured will be equal to 250% of the Applicable Treasury Rate on the Auction Date for such Series (or, in the case of the Initial Long-Term Dividend Period, on the date of issuance of such Series). Any Failure to Deposit shall be deemed cured if the Corporation shall have paid to the Paying Agent (or, in the event that the Corporation shall act as the Paying Agent, have deposited checks for such amounts with the United States Postal
          Service for delivery by first class mail, postage prepaid, to the registered holders) (i) all accumulated and unpaid dividends on the shares of STRAPS of each series to but excluding the immediately preceding Dividend Payment Date therefor, including the full amount of any dividends to be paid in respect of the Dividend Period (or Dividend Quarter) with respect to which such failure occurred and (ii) without duplication, the redemption price, plus accumulated and unpaid dividends thereon to the redemption date, of any shares of STRAPS called for redemption. Notwithstanding the foregoing, if the Company shall have cured a Failure to Deposit by making the aforedescribed payment to the Paying Agent, the Paying Agent will give notice of such cure to the holders of the STRAPS and (i) Auctions will resume, (ii) the Applicable Rate for each Series for each Dividend Period commencing thereafter will be determined thereafter as if such Failure to Deposit had not occurred and (iii) in the case of each Series with a Long-Term Dividend Period, the Applicable Rate for each Dividend Quarter therefor commencing thereafter will equal the Applicable Rate for such Series in effect prior to the occurrence of such Failure to Deposit


               (ii) The amount of dividends per share of any series of STRAPS during any Long-Term Dividend Period
               (including the Initial Long-Term Dividend Period) shall be computed on the basis of a year consisting of twelve 30-day months. The amount of dividends per share of any series of STRAPS payable for each Short-Term Dividend Period for such series will be computed by multiplying the Applicable Rate for such series for such Dividend Period by a fraction, the numerator of which shall be the number of days in such Dividend Period (determined by including the first day thereof and excluding the last day thereof) during which such share was outstanding and the denominator of which shall be 360, and multiplying the result by $100,000.


               Provisions regarding the dividend preferences and rights of the Holders of STRAPS are set forth in Article IX of the Articles of Redomestication of the Corporation.

               (d) If any notice given by the Corporation pursuant to paragraph 7(c) states that any distributions made by the Corporation to Holders as dividends during any taxable year were Non-Qualifying Distributions, the Corporation shall, within 30 days of the date of such notice make a Gross-Up Payment to each Qualified Investor.

        4.
Liquidation
Rights.

               (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the shares of STRAPS upon liquidation, a liquidation distribution in the amount of $100,000 per share plus an amount equal to accumulated and unpaid dividends on each share (whether or not earned or declared) to the date of such distribution. Additional provisions regarding the preferences and rights of the Holders of STRAPS to receive liquidating distributions are set forth in Article IX of the Articles of Redomestication of the Corporation.

               (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other entity, nor the merger or consolidation of any other entity with or into the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation, either voluntary or involuntary, for purposes of this paragraph 4.

        5.
Redemption.

        Shares of STRAPS shall be redeemable by the Corporation as provided below:

               (a) The Corporation may, at its option, out of funds legally available therefor, upon at least 15 but not more than 45 days' notice pursuant to a Notice of Redemption, redeem the shares of any series of STRAPS, as a whole or in part (I) during the Initial Long-Term Dividend Period for such series, on the second Business Day preceding the last Dividend Payment for such Initial Long-Term Dividend Period, (II) during a Short-Term Dividend Period for such series, on the second Business Day preceding any Dividend Payment Date for such series and (III) during any Long-Term Dividend Period other than the Initial Long-Term Dividend Period for such series, on the second Business Day preceding the last Dividend Payment Date for such Long-Term Dividend Period, in each case at a redemption price equal to $100,000 per share plus an amount equal to the accumulated and unpaid dividends on such shares (whether or not earned or declared) to the redemption date.

               (b) In addition, the Corporation may, at its option, out of funds legally available therefor, during any Long-Term Dividend Period with respect to any series of STRAPS other than an Initial Long-Term Dividend Period, upon at least 15 but not more than 45 days' notice pursuant to a Notice of Redemption, redeem the shares of such series as a whole or from time to time in part, pursuant to redemption provisions applicable to such Long-Term Dividend Period selected by the Corporation by action of its Board of Directors and specified in the Notice of Dividend Period with respect to such Long-Term Dividend Period pursuant to paragraph 3(b)(viii); Provided, that the redemption price so selected by the Corporation shall be at least $100,000 per share, and no more than $250,000 per share, plus any accumulated and unpaid dividends thereon.

               (c) In the event that fewer than all of the outstanding shares of STRAPS are to be redeemed, the Corporation may, at its option, determine to redeem all or a portion of the shares of one series of STRAPS without redeeming shares of another series, and/or may select by lot or other such method as the Corporation shall deem to be fair and equitable the shares of

               (d) Notwithstanding the other provisions of this paragraph 5, the Corporation shall not redeem any shares of STRAPS unless all accumulated and unpaid dividends on all outstanding shares of STRAPS for all applicable past Dividend Periods (and all past Dividend Quarters during any Long-Term Dividend Period) shall have been or are contemporaneously paid or declared and a sum sufficient irrevocably deposited with the Paying Agent for payment of such dividends.

               (e) Whenever shares of STRAPS are to be redeemed, the Corporation shall cause to be mailed, within the time period specified in paragraphs 5(a) or 5(b) above, a written notice of redemption (a "Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of STRAPS to be redeemed as its name and address appear on the Stock Books and to the Paying Agent. Each Notice of Redemption shall state (A) the redemption date, (B) the redemption price, (C) the series and number of shares of such series of STRAPS to be redeemed and, in the event of redemption of less than all of the outstanding shares of STRAPS of a series, identification (by certificate number or otherwise) of the shares of STRAPS to be redeemed, (D) the place or places where shares of STRAPS to be redeemed are to be surrendered for payment of the redemption price, (E) that dividends on the shares of STRAPS to be redeemed will cease to accumulate on such redemption date and (F) if applicable, that the Holders of shares of STRAPS being called for redemption will not be entitled to participate, with respect to such shares, in any Auction held subsequent to the date of such Notice of Redemption. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption
        proceedings,   except  as  required  by  applicable  law.  A  Notice  of
        Redemption shall be deemed given on the day that it is mailed in accordance with the first sentence of this paragraph 5(e).

               (f) On or after the redemption date, each Holder of shares of STRAPS that were called for redemption shall surrender the certificate or other instrument evidencing such shares properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, and bearing all necessary transfer tax stamps thereto affixed and canceled, to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive payment of the redemption price for such shares. If less than all of the shares represented by one share certificate or other instrument are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

               (g) Not later than the close of business on the Business Day immediately preceding the redemption date, the Corporation shall irrevocably deposit with the Paying Agent sufficient funds to redeem the shares of STRAPS to be redeemed and shall give the Paying Agent irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price.

               (h) If the Corporation shall have given or caused to be given a Notice of Redemption as aforesaid, shall have irrevocably deposited with the Paying Agent a sum sufficient to redeem the shares of STRAPS as to which such Notice of Redemption was given and shall have given the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then on the date of such deposit (or, if no such deposit shall have been made, then on the date fixed for redemption, unless the Corporation shall have defaulted in making payment of the redemption price), all rights of the Holders of such shares by reason of their ownership of such shares (except their right to receive the redemption price thereof, but without interest) shall terminate, and such shares shall no longer be deemed outstanding for any purpose, including, without limitation, the right of the Holders of such shares to vote on any matter or to participate in any subsequent Auctions. In addition, any shares of STRAPS as to which a Notice of Redemption has been given by the Corporation will be deemed to be not outstanding for purposes of any Auction held subsequent to the date of such Notice of Redemption. The Corporation shall be entitled to receive, from time to time, from the Paying Agent, the income, if any, derived from the investment of monies and/or other assets deposited with it (to the extent that such income is not required to pay the redemption price of the shares to be redeemed), and the Holders of shares to be redeemed shall have no claim to any such income. In case the Holder of any shares called for redemption shall not claim the redemption price for his shares within two years after the redemption date, the Paying Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Paying Agent shall thereupon be relieved of all responsibility to the Holder with respect to such shares, and such Holder shall thereafter look only to the Corporation for payment of the redemption price of such shares.

               (i) Nothing in this paragraph 5 shall limit any right of the Corporation to purchase or otherwise acquire outside of any Auction any shares of any series of Preferred Stock from any holder thereof who consents to such purchase or other acquisition, except as provided in
        Article IX of the Articles of Redomestication of the Corporation.

               (j) The Corporation shall not give a Notice of Redemption unless at the time of giving of such notice the Corporation shall in good faith believe that it will have sufficient funds to effect the redemption of all of the shares of STRAPS to be redeemed pursuant to such notice. The giving of a Notice of Redemption shall obligate the Corporation to redeem the shares of STRAPS specified in such Notice of Redemption on the terms and conditions specified therein.

        6.
Voting Rights.

               (a)
         General.
        Holders shall have no voting rights, either general or special, except as provided by applicable law or specified in this paragraph 6.

               (b) Right to Vote in Certain Events. In addition to any other vote or consent of Shareholders of the Corporation then required by applicable law or by the Articles of Redomestication of the Corporation, so long as any shares of a series of STRAPS remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of the STRAPS outstanding at that time, given in person or by proxy, either in writing or at a meeting (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to such series of STRAPS with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Corporation, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, or (ii) amend, alter or repeal any of the provisions of the Corporation's Articles of Redomestication of the Corporation or this
        Statement of Designation so as to adversely affect any right, preference, privilege or voting power of such series of the STRAPS; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any series of preferred stock or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to each series of the STRAPS with regard to dividends, or upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

               (c) During any period (a "Voting Period") when a "Default in Preferred Dividends" (as hereinafter defined) shall exist on the shares of any series of the STRAPS, or any series of preferred stock ranking on a parity with the shares of the STRAPS as to dividends or upon liquidation, dissolution or winding up of the Corporation and the terms of which expressly provide that such shares are "Voting Parity Preferred Stock" within the meaning of this paragraph and voting rights thereunder are then exercisable (all such shares, and all shares of each series of the STRAPS, being hereinafter referred to collectively as the "Voting Parity Preferred Stock"), the authorized number of members of the Board of Directors shall automatically be increased by two. The two vacancies so created shall be filled by the vote of the holders of the Voting Parity Preferred Stock, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock of the Corporation and any other class or series of stock other than Voting Parity Preferred Stock. A "Default in Preferred Stock Dividends" shall be deemed to have occurred whenever the amount of unpaid accumulated dividends upon any series of the Voting Parity Preferred Stock through the last preceding dividend period therefor shall be equivalent to six quarterly dividends (which with respect to any series of the STRAPS or any other series of Voting Parity Preferred Stock, shall be deemed to be dividends with respect to a number of dividend periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accumulated and unpaid dividends (whether or not earned or declared) on all shares of all Voting Parity Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period. Upon the termination of a Voting Period, the voting rights described in this paragraph 6(c) shall cease, subject always, however, to revesting of such voting rights in the holders of Voting Parity Preferred Stock upon the further occurrence of a Default in Preferred Dividends. If any Voting Period shall have terminated before the holders of Voting Parity Preferred Stock shall have exercised the voting rights provided in this paragraph 6(c), the holders of such Voting Parity Preferred Stock shall be deemed not to have acquired such voting rights.

     (d)  Voting Procedures.


     (i) As soon as practicable after the commencement of a Voting Period, the Corporation shall call or cause to be called a special meeting of the holders of the Voting Parity Preferred Stock by mailing or causing to be mailed a notice of such special meeting to such holders not less than 10 nor more than 45 days after the date such notice is given. If the Corporation does not call or cause to be called such a special meeting, it may be called by any of such holders on like notice. The record date for determining the holders of Voting Parity Preferred Stock entitled to notice of and to vote at such meeting shall be the close of business on the Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of stockholders held during a Voting Period at which directors are to be elected, removed or replaced, the holders of the Voting Parity Preferred Stock of all series, voting together as a single class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), voting by a majority of the votes of shares present in person or by proxy, shall be entitled to elect two directors. In regard to such elections, each share of STRAPS, and each share of any other Voting Parity Preferred Stock, shall be entitled to one vote on the basis of each $100,000 of liquidation preference (excluding amounts in respect of accumulated and unpaid dividends). Cumulative voting in such elections shall not be permitted. Shares of Voting Parity Preferred Stock then outstanding, present in person or represented by proxy, representing one-third of the votes of the Voting Parity Preferred Stock, will constitute a quorum for the election of directors. Notice of all meetings at which holders of the Voting Parity Preferred Stock of any series shall be entitled to vote will be given to such holders at their addresses as they appear on the Stock Books. At any such meeting or adjournment thereof in the absence of a quorum, holders of shares of Voting Parity Preferred Stock representing a majority of the votes present in person or represented by proxy shall have the power to adjourn the meeting for the election of directors without notice, other than an announcement at the meeting, until a quorum is present. If any Voting Period shall terminate after the notice of special meeting provided for in this paragraph 6(d)(i) has been given but before the special meeting shall have been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed to the holders of the Voting Parity Preferred Stock a notice of cancellation of such special meeting.


     (ii) The term of office of all persons who are directors of the Corporation at the time of a special meeting of the holders of the Voting Parity Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by such holders of the two additional directors. The persons elected by holders of the Voting Parity Preferred Stock, together with the incumbent directors elected by the holders of the Common Stock, shall constitute the duly elected directors of the Corporation.


               (iii) Simultaneously with the expiration of a Voting Period, the term of office of the directors elected by the holders of the Voting Parity Preferred Stock shall terminate, the persons who shall have been elected by the holders of the Common Stock (or by the Board of Directors prior to the beginning of the Voting Period) and who are incumbent shall constitute the directors of the Corporation, and the voting rights of the holders of the Voting Parity Preferred Stock to elect directors shall cease.


     (iv) For so long as a Voting Period continues, the directors elected by the holders of the Voting Parity Preferred Stock may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Voting Parity Preferred Stock, called for such purpose. So long as a Voting Period continues, (A) any vacancy in the office of a director elected by the holders of the Voting Parity Preferred Stock may be filled (except as provided in the following clause (B)) by the person appointed by an instrument in writing signed by the remaining director elected by the holders of the Voting Parity Preferred Stock and filed with the Corporation or, in the event there is no remaining director elected by the holders of the Voting Parity Preferred Stock, by vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders or at a meeting of the holders of shares of Voting Parity Preferred Stock called for such purpose, and (B) in the case of the removal of any director elected by the holders of the Voting Parity Preferred Stock, the vacancy may be filled by the person elected by the vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or at any subsequent meeting.

               (e) Additional Vote. If any matter (including, without limitation, election, removal or replacement of directors) requires the consent or affirmative vote of shares of any series of STRAPS, of all series of STRAPS, or of all Preferred Stock of the Corporation, whether pursuant to the provisions of such series, all such series or such Preferred Stock or pursuant to the provisions of the Articles of Redomestication of the Corporation or pursuant to applicable law, and if any shares of any series of STRAPS entitled to vote are held by the Corporation or by any of its Affiliates, then the following additional consent or vote will be required: the same consent or affirmative vote of shares otherwise required, except that shares of STRAPS held by the Corporation and/or its Affiliates shall be deemed not to be outstanding for purposes of such additional consent or vote; provided, such additional consent or vote will not be applicable if all outstanding shares of the STRAPS of such series (in the case of a class vote of such series) or of all series of STRAPS (in the case of a vote of all series of STRAPS) are held by the Corporation and/or its Affiliates.

     7.   Miscellaneous Provisions Relating to Dividends.

               (a) Maintaining Shares of STRAPS in Book Entry Form. Promptly after receiving the Holders' Dividend Period Notice specified in paragraph 3(b)(viii), each Holder of shares of the related series of STRAPS shall take such actions and shall execute and deliver such documents and agreements as the Corporation shall have reasonably requested in such Holders' Dividend Period Notice, which actions, documents and/or agreements may include but shall not be limited to the following:


     (i) appointing a participant in or agent member of the Securities Depository to act on its behalf;


               (ii) delivering an executed copy of the Purchaser's Letter, as described in paragraph 8(a), to the Auction Agent; and


     (iii)if the customary procedures of the Securities Depository shall so require, surrendering the certificates representing the shares of STRAPS of such series to the Corporation, the Auction Agent, the Paying Agent or the Securities Depository, as described in the Holders' Dividend Period Notice.

     (b)  Initial Auctions.


     (i) At least 30 days prior to the initial Auction for Series A STRAPS, the Corporation will:


                      (A) appoint a bank or trust company to act as the Auction Agent and enter into an Auction Agency Agreement with such bank or trust company to conduct Auctions for the STRAPS pursuant to the Auction procedures set forth in paragraph 8 hereof; and


                      (B) request one or more broker-dealers to enter into Broker-Dealer Agreements with the Auction Agent and to solicit bids for the shares of STRAPS in the initial
                      Auction for each series and each subsequent Auction therefor.


     (ii) At least 30 days prior to the initial Auction any series of STRAPS, the Corporation will:


     (A) request The Depository Trust Company (HDTC") to act as the Securities Depository to maintain the shares of STRAPS of such series in book entry form for the account of each Holder's agent member which in turn will maintain records of the Holder's beneficial ownership and, if DTC declines to act as the Securities Depository, use its best efforts to appoint another securities depository or bank or trust company to act in such capacity; and

     (B) if the Corporation theretofore has acted as the Paying Agent with respect to such series, appoint a bank or trust company to act as the Paying Agent and enter into a Paying Agency Agreement with such bank or trust company to make dividend and redemption payments in accordance with the provisions of this Statement of Designation.

     (c) (i) Annual Notice Concerning Return of Capital. The Corporation shall, on or before January 31 of each year prior to the Cut-Off Date, cause to be mailed by first-class mail, postage prepaid, to each Holder a written notice stating whether, to the best of its knowledge, based upon information then available to the Corporation, any distributions made as dividends on the shares of STRAPS during the previous taxable year constituted Non-Qualifying Distributions. In issuing such notice and making such determination, the Corporation shall be entitled to rely conclusively on the advice of its legal counsel and independent public accountants. The Corporation may correct any information in such notice that it determines to be inaccurate by mailing in the same manner a corrected notice, in which case such corrected notice shall be the notice delivered under this provision.


               (ii)
               The
               Corporation shall, promptly after the occurrence thereof, cause to be mailed, by first-class mail, postage prepaid, to the Paying Agent and each registered Holder of shares of STRAPS, a written notice stating that it has determined that the Cut-Off Date has occurred.

        8.
Auction
Procedures.

               (a) Certain Definitions. Capitalized terms not defined in this paragraph 8 shall have the respective meanings specified in paragraph 1 through paragraph 7 above. As used in this paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires, and all defined terms, unless the context otherwise requires, shall be deemed to refer to Series A STRAPS, Series B STRAPS, Series C STRAPS or Series D STRAPS, as the case may be:


        "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.


        "Agent Member" means the member of the Securities Depository that will act on behalf of a Bidder and/or an Existing Holder.


     "Auction" means the periodic operation of the procedures set forth in this paragraph 8.


        "Auction Date" means the Business Day next preceding the first day of a Dividend Period.


     "Available STRAPS" has the meaning specified in paragraph 8(d)(i) below.


     "Bid" has the meaning specified in paragraph 8(b)(i) below.


          "Bidder" has the meaning specified in paragraph 8(b)(i) below.


        "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 8, that is a member of, or a participant in, the Securities Depository, that has been selected by the Corporation and that has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.


        "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 8.


        "Existing Holder", when used with respect to shares of STRAPS, means a Person who has executed a Purchaser's Letter and is listed as the Existing Holder of such shares of STRAPS in the records of the Auction Agent.


          "Hold Order" has the meaning specified in paragraph 8(b)(i) below.


        "Maximum
        Rate", means, on any date of determination, with respect to a series of STRAPS with a Short-Term Dividend Period, the percentage of the 60-day "AA" Composite Commercial Paper Rate in effect on such date, and with respect to a series of the STRAPS with a Long-Term Dividend Period, the percentage of the Applicable Treasury Rate in effect on such date, determined as set forth below based on the Prevailing Credit Ratings of the STRAPS on the Business Day immediately preceding such date of determination:

        Prevailing Credit Ratings of STRAPS               Percentage

        AA/ aa or Above                                   125%
        A/a                                               150%
        BBB / baa                                         175%
        BB/ba                                             200%
        Below BB/ba                                       250


        Unless the context otherwise requires, "Maximum Rate," when used in this paragraph 8, shall mean the Maximum Rate on the Auction Date.

               "Order" has the meaning specified in paragraph 8(b)(i) below.

               "Outstanding," with respect to shares of STRAPS, means, as of any date, shares of STRAPS theretofore issued by the Corporation except, without duplication, (A) any shares of STRAPS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, (B) except as provided in paragraph 5 above, any shares of STRAPS as to which a Notice of Redemption shall have been given by the Corporation, (C) any shares of STRAPS as to which the Corporation or any Affiliate shall be an Existing Holder and (D) any shares of STRAPS represented by any certificate which has been replaced by a new certificate executed and delivered by the Corporation.

               "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

               "Potential Holder" means any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of STRAPS (or, in the case of an Existing Holder, additional shares of STRAPS).

               "Prevailing Credit Ratings" means (A) AA/aa or above if the shares of STRAPS have ratings of AA- or better by Standard & Poor's and "aa3 n or better by Moody's or the equivalent of either or both of such ratings by the applicable Rating Agencies, (B) if not AA/aa or above, then A/a if the shares of STRAPS have a rating of A- or better by Standard & Poors and "a3" or better by Moody's or the equivalent of either or both of such ratings by the applicable Rating Agencies, (C) if not AA/aa or above or A/a, then BBB/baa, if the shares of STRAPS have ratings of BBB- or better by Standard & Poor's and "baa3" or better by Moody's or the equivalent of either or both of such ratings by the applicable Rating Agencies, (D) if not AA/aa or above, A/a, or BBB/baa, then BB/ba if the shares of STRAPS have a rating of BB- or better by Standard & Poor's and Hba3 H or better by Moody's or the equivalent of either or both of such ratings by the applicable Rating Agencies, and
        (E) if not AA/aa or above, A/a, BBB/baa or BB/ba, then below BB/ba. In the event of credit ratings in different categories, the lower credit rating shall control.

               "Purchaser's Letter" means a purchaser's letter in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of STRAPS as set forth in this paragraph 8.

               "Securities Depository" means the securities depository appointed as such by the Corporation pursuant to paragraph 7(b) that agrees to follow the procedures required to be followed by such securities depository in connection with shares of STRAPS.

           "Sell Order" has the meaning specified in paragraph 8(b)(i) below.

               "STRAPS" means Series A STRAPS, Series B STRAPS, Series C STRAPS or Series D STRAPS, as the case may be.

               "Submission Deadline" means 1:00 p.m., New York City Time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as from time to time specified by the Auction Agent, with the consent of the Corporation, which consent shall not be unreasonably withheld.

               "Submitted Bid" has the meaning specified in paragraph 8(d)(i) below.

               "Submitted Hold Order" has the meaning specified in paragraph 8(d)(i) below.

               "Submitted Order" has the meaning specified in paragraph 8(d)(i) below.

               "Submitted Sell Order" has the meaning specified in paragraph 8(d)(i) below.

               "Sufficient Clearing Bids" has the meaning specified in paragraph 8(d)(i) below.

               "Winning Bid Rate" has the meaning specified in paragraph 8(d)(i) below.



        (b)    Orders by Existing Holders and Potential Holders.

               (i) On or prior to the Submission Deadline on each Auction Date:

                      (A) each Existing Holder may submit to a Broker-Dealer information as to:

                             (1) the number of Outstanding shares, if any, of STRAPS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                             (2) the number of Outstanding shares, if any, of STRAPS held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                             (3) the number of Outstanding shares, if any, of STRAPS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                             (B) each  Broker-Dealer,  using a list of Potential
                      Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons who are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of STRAPS which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of the information referred to in clause (A) or (B) of this paragraph 8(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 8(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 8(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 8(b)(i) is hereinafter referred to as a "Sell Order".

               (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                             (1) the number of Outstanding shares of STRAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified in such Bid; or

                             (2) such number or a lesser number of Outstanding shares of STRAPS determined as set forth in paragraph 8(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified in such Bid; or

                             (3) such number or a lesser number of Outstanding shares of STRAPS to be determined as set forth in paragraph 8(e)(ii)(C) if the rate specified in such Bid shall be higher than the Maximum Rate and Sufficient Clearing Bids have not been made.

               (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

          (1) the number of Outstanding shares of STRAPS specified in such Sell Order; or

                             (2) such number or a lesser number of Outstanding shares of STRAPS as set forth in paragraph 8(e)(ii)(C) if Sufficient Clearing Bids have not been made.

                      (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                             (1) the number of Outstanding shares of STRAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified in such Bid; or

                             (2) such number or a lesser number of Outstanding shares of STRAPS as set forth in paragraph 8(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified in such Bid.

               (c)    Submission of Orders by Broker-Dealers to Auction Agent.

                      (i) Each  Broker-Dealer  shall  submit in  writing  to the
               Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order;

                             (A)    the name of the Bidder placing such Order;

                      (B) the aggregate number of Outstanding shares of STRAPS that are the subject of such Order;

                             (C) to the extent  that such  Bidder is an Existing
Holder:

                      (1) the number of Outstanding shares, if any, of STRAPS subject to any Hold Order placed by such Existing Holder; and

                      (2) the number of Outstanding shares, if any, of STRAPS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                      (3) the number of Outstanding shares, if any, of STRAPS subject to any Sell Order placed by such Existing Holder; and

                      (D) to the extent that such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

                      (ii) If any rate  specified in any Bid contains  more than three digits to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

                      (iii) (A) With respect to an Auction for a Dividend Period immediately succeeding a Long-Term Dividend Period and for each Auction thereafter until an Auction occurs at which Sufficient Clearing Bids exist, if a Bid or a Hold Order covering all of the Outstanding shares of STRAPS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of STRAPS held by such Existing Holder not subject to a Bid or Hold Order submitted to the Auction Agent and
               (B) with respect to any other Auction, if an Order or Orders covering all of the Outstanding shares of STRAPS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of STRAPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                      (iv) If one or more Orders  covering in the aggregate more than the number of Outstanding shares of STRAPS held by an Existing Holder are submitted to the Auction Agent, such Order or Orders shall be considered valid as follows and in the following order of priority:

                      (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of STRAPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of STRAPS subject to such Hold Orders exceeds the number of Outstanding shares of STRAPS held by such Existing Holder, the number of shares of STRAPS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of STRAPS held by such Existing Holder;

                      (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of STRAPS held by such Existing Holder over the number of shares of STRAPS subject to Hold Orders referred to in paragraph 8(c)(iv)(A),

                             (2) subject to subclause (1) above, if more than one Bid specifying the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of STRAPS subject to such Bids is greater than such excess, the number of shares of STRAPS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of STRAPS equal to such excess, and

                             (3) subject to subclause (1) above, if more than one Bid specifying different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

                      (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of STRAPS held by such Existing Holder over the number of shares of STRAPS subject to Hold Orders referred to in paragraph 8(c)(iv)(A) and Bids referred to in paragraph 8(c)(iv)(B).

               (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and the number of shares of STRAPS therein specified.

          (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                      (i) The Auction Agent shall assemble all Orders  submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall, after the Submission Deadline on each Auction Date, determine:

                             (A) the excess of the total  number of  Outstanding
                      shares of STRAPS over the number of Outstanding shares of STRAPS that are the subject of Submitted Hold Orders (such excess being hereinafter to as the "Available STRAPS");

                             (B) from the Submitted Orders whether:

                      (1) the number of Outstanding shares of STRAPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to:

                      (2) the sum of (x) the number of Outstanding shares of STRAPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate and (y) the number of Outstanding shares of STRAPS that are the subject of Submitted Sell Orders (if such excess or such equality exists (other than because the number of shares of STRAPS in subclauses (x) and (y) above are each zero because all of the Outstanding shares of STRAPS are the subject of Submitted Hold Orders), such Submitted Bids in subclause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                             (C) If Sufficient Clearing Bids have been made, the
                      lowest rate specified in the Submitted Bids (the "Winning Bid Rate") that, if:

                      (1) each Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of STRAPS that are the subject of such Submitted Bids, and

                      (2) each Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus requiring such Potential Holders to purchase the shares of STRAPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying such lowest rate or such lower rates being not less than the Available STRAPS.

                      (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 8(d)(i), the Auction Agent shall advise the Corporation of the Maximum Rate and the Applicable Rate for the next succeeding Dividend Period, which shall be determined as follows:

                      (A) If Sufficient Clearing Bids have been made, the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                      (B) If Sufficient Clearing Bids have not been made (other than because all the Outstanding shares of STRAPS are the subject of Submitted Hold Orders), in an Auction for a Short-Term Dividend Period (regardless of whether such Dividend Period is a Short- Term Dividend Period because the Corporation did not submit a Notice of Dividend Period, selected a Short- Term Dividend Period in its Notice of Dividend Period or submitted a Notice of Revocation earlier than two hours prior to the Submission Deadline or because Sufficient Clearing Bids did not exist at the previous Auction) or if the Auction is not held for any reason, (i) notwithstanding any Notice of Dividend Period submitted with respect thereto, such next succeeding Dividend Period will be a Short-Term Dividend Period and (ii) the Applicable Rate for the next succeeding Dividend Period will be the Maximum Rate on the Auction Date for a Short-Term Dividend Period;

                      (C) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of STRAPS are the subject of Submitted Hold Orders) in an Auction for a Long-Term Dividend Period or if the Auction is not held for any reason, then (i) notwithstanding any Notice of Dividend Period submitted with respect thereto, such next succeeding Dividend Period will be a Short-Term Dividend Period, (ii) the Applicable Rate for the next succeeding Dividend Period will be the Maximum Rate on the Auction Date for a Short-Term Dividend Period and (iii) the Corporation may not again give a Notice of Dividend Period selecting a Long-Term Dividend Period until Sufficient Clearing Bids have been made with respect to a Short- Term Dividend Period; or

                      (D) if all of the Outstanding shares of STRAPS are the subject of Submitted Hold Orders, the Applicable Rate for the next succeeding Dividend Period shall be equal to (i) for a Short-Term Dividend Period, 59% of the 60-day "AA" Composite Commercial Paper Rate on the date of such Auction or (ii) for a Long-Term Dividend Period, 50% of the Applicable Treasury Rate on the date of such Auction.

               (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 8(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                      (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 8(e)(iv) and paragraph 8(e)(v), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all Submitted Bids to the extent not accepted as provided in this clause (i) shall be rejected:

                      (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of STRAPS that are the subject of such Submitted Bid;

                      (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of STRAPS that are the subject of such Submitted Bid;

                      (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Outstanding shares of STRAPS that are the subject of such Submitted Bid;

                      (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of STRAPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of STRAPS that are the subject of such Submitted Bids shall be greater than the number of shares of STRAPS ("remaining shares") equal to the excess of the Available STRAPS over the number of shares of STRAPS subject to Submitted Bids described in paragraph 8(e)(i)(B) and paragraph 8(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of STRAPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of STRAPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of STRAPS obtained by multiplying (x) the number of the remaining shares by (y) a fraction, the numerator of which shall be the number of Outstanding shares of STRAPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of STRAPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                      (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of STRAPS obtained by multiplying (x) the difference between the Available STRAPS and the number of Outstanding shares of STRAPS subject to Submitted Bids described in paragraph 8(e)(i)(B), paragraph 8(e)(i)(C) and paragraph 8(e)(i)(D) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of STRAPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of STRAPS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

                      (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of STRAPS are subject to Submitted Hold Orders) in an Auction for a Short-Term Dividend Period (regardless of whether such Dividend Period is a Short-Term Period because the Corporation did not submit a Notice of Dividend Period, selected a Short-Term Dividend Period in its Notice of Dividend Period or submitted a Notice of Revocation earlier than two hours prior to the Submission Deadline or because Sufficient Clearing Bids did not exist at the previous Auction), subject to the provisions of paragraph 8(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all Submitted Bids to the extent not accepted as provided in this clause (ii) shall be rejected:

                      (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of STRAPS that are the subject of such Submitted Bid;

                      (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring such Potential Holder to purchase the shares of STRAPS that are the subject of such Submitted Bid; and

                      (C) the Submitted Bid of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of STRAPS that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of STRAPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of STRAPS obtained by multiplying (x) the difference between the Available STRAPS and the aggregate number of shares of STRAPS subject to Submitted Bids described in paragraph 8(e)
                      (ii)(A) and paragraph 8(e) (ii) (B) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of STRAPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of STRAPS subject to all such Submitted Bids and Submitted Sell Orders.

                      (iii) If  Sufficient  Clearing  Bids  have  not been  made
               (other than because all of the Outstanding shares of STRAPS are subject to Submitted Hold Orders) in an Auction for a Long-Term Dividend Period:

                      (A) Each Existing Holder that placed a Submitted Bid or a Submitted Hold Order (regardless of the rate specified therein) will continue to hold all Outstanding shares of STRAPS held by such Existing Holder immediately prior to the applicable Auction;

                      (B) Each Submitted Bid placed by a Potential Holder will be rejected;

                      (C)  The  next  succeeding   Dividend  Period  will  be  a
Short-Term Dividend Period; and

                      (D) The Corporation may not again give a Notice of Dividend Period selecting a Long-Term Dividend Period (and any such notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a Short-Term Dividend Period.

                      (iv) If, as a result of the procedures described in paragraph 8(e)(i) and paragraph 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of STRAPS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of STRAPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of STRAPS.

                      (v) If, as a result of the procedures described in paragraph 8(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of STRAPS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of STRAPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of STRAPS on such Auction Date.

                      (vi) Based on the  results of each  Auction,  the  Auction
               Agent shall determine the number of shares of STRAPS to be purchased and the aggregate number of shares of STRAPS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of STRAPS.

                      (vii) In no  circumstance  shall  an  Existing  Holder  be required to sell shares of STRAPS that are subject to a Hold Order submitted (or deemed to be submitted) by such Existing Holder.

               (f) Miscellaneous. The Board of Directors may interpret the provisions of this paragraph 8 to resolve any inconsistency or ambiguity. Neither the Corporation nor any Affiliate shall submit any Order in any Auction. At the time of the initial Auction for any Series of STRAPS, all of the Outstanding shares of such series of STRAPS shall, to the extent then required by the Securities Depository, be represented by a single certificate, registered in the name of the nominee of the Securities Depository. Neither the Corporation nor any of its agents, including, without limitation, the Auction Agent, shall have any liability with respect to the failure of a Potential Holder, Existing Holder or Agent Member to deliver, or to pay for, shares of STRAPS sold or purchased in an Auction or otherwise.

               (g) Headings of Subdivisions. The headings of the various subdivisions of this paragraph 8 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                                              ARTICLES OF MERGER


        Pursuant to the Provisions of the Colorado Corporation Code, Great-West Life & Annuity Insurance Company (the "Corporation") hereby adopts the following Articles of Merger:

        FIRST: Pursuant to C.R.S. Section 7-7-106, the plan of merger, attached as Exhibit A, and incorporated into and made a part of these Articles of Merger, was approved by unanimous vote of the Board of Directors of the Corporation on October 22, 1991.

        SECOND: The plan of merger was approved by unanimous vote of the Board of Directors of Great-West Life Financial Corp. ("Financial Corp."), the parent corporation and holder of 6,468,217 shares of the Corporation's common stock prior to the merger, which stock (1) constitutes more than ninety percent (90%) of the outstanding shares of common stock of the Corporation, (2) is the only class of stock eligible to vote on this issue, and (3) the vote of which is sufficient to approve the plan of merger.

        THIRD: The Great-West Life Assurance Company ("Great- West Life"), is the owner of 613,965 shares of the common stock of Financial Corp., which number represents all of the issued and outstanding shares of Financial Corp. The Board of Directors of Great-West Life, acting on its behalf as sole shareholder of Financial Corp., has (1) waived prior mailing of the plan of merger, and (2) voted unanimously to approve the plan of merger on October 24, 1991.

          FOURTH: The plan of merger was delivered to Financial Corp., the parent corporation and shareholder of the Corporation, on October 21, 1991.

          FIFTH: The Articles of Redomestication of the Corporation, as amended, to the extent that they are not affected by these Articles of Merger, remain unchanged.

        SIXTH: These Articles of Merger are to become effective on December 13, 1991, unless sooner withdrawn by a proper filing of a certificate of withdrawal prior to or on such date.

          SEVENTH: After the effective date of the merger, the surviving corporation is Great-West Life & Annuity Insurance Company.

                            GREAT-WEST LIFE & ANNUITY
                                INSURANCE COMPANY



Dated: November 22, 1991                    By:   /s/    W.T. McCallum
                                                  --------------------
                                                   William T. McCallum, its President
                            & Chief Executive Officer



                                                   By:   /s/    D.C. Lennox
                                                   D. Craig Lennox, its Senior Vice-
                           President, General Counsel
                                                   and Secretary



                                         PLAN AND AGREEMENT OF MERGER

        This PLAN AND AGREEMENT OF MERGER ("Agreement") is to be effective as of December 13, 1991, by and between GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado domestic insurance company ("GWL&A"), and GREAT-WEST LIFE FINANCIAL CORP., a Colorado holding company ("Financial Corp."). GWL&A and Financial Corp. shall sometimes be referred to collectively as the "Constituent Corporations."

                                                   RECITALS

        A. GWL&A is a wholly-owned subsidiary of Financial Corp. As of the date hereof, GWL&A has 50,000,000 shares of stock authorized, $1.00 par value, of which 6,468,217 shares are currently issued and outstanding.

          B. Financial Corp. is an insurance holding company wholly owned by The Great-West Life Assurance Company, a Canadian corporation ("GWL"), with 100,000,000 shares of stock authorized, no par value, with 613,965 shares currently issued and outstanding.

        C. The purpose of this Agreement is to reposition certain United States operating subsidiaries of GWL as directly owned subsidiaries of GWL&A.

        D. In order to accomplish this, the Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of both such corporations and their stockholders that Financial Corp.
merge with and into GWL&A. The surviving corporation shall be GWL&A.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for the purpose of stating the terms and conditions of the merger, it is agreed, subject to the terms and conditions hereinafter set forth, as follows:

        1. MERGER AND EFFECTIVE DATE. In accordance with the provisions of the laws of Colorado and subject to the terms and conditions of this Agreement, Financial Corp. shall be merged with and into GWL&A. The effect of the merger shall be as prescribed by Colorado law, and the effective date of the merger shall be December 13, 1991. The merger shall take place pursuant to the requirements of Colorado Revised Statutes, _10-3-801, et seq., titled Insurance Holding Company Systems, C.R.S. ss.10-3-101, and Article 7 of the Colorado Corporate Code.

        2.     DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

        2.1 Directors. The directors of GWL&A in office on the effective date of the merger shall be the directors of GWL&A and shall hold office for the terms for which they have been elected until their successors are duly elected and qualified pursuant to the bylaws of GWL&A.

        2.2 Officers and Committees. All persons who, on the effective date of the merger, are officers or members of any committee of GWL&A shall, after the effective date, hold the same office in GWL&A as they theretofore held in GWL&A, subject to the provisions of the bylaws of GWL&A.

        3. CONDITIONS PRECEDENT TO MERGER. The merger shall not be effective unless and until the following conditions have been fulfilled:

        3.1 Compliance with Holding Company Requirements. The requirements of C.R.S. ss.10-3-801, et seq., have been complied with and approval of the Colorado Division of Insurance has been obtained or an exemption therefrom under C.R.S. ss.10-3-803(8)(C) has been obtained.

        3.2 Shareholder Approval. The merger has been submitted to and duly approved by The Great-West Life Assurance Company ("GWL") as the shareholder of Financial Corp.

        3.3 Procedure. The procedure established in C.R.S. ss.7-7-106 for merging a parent and corporation, including adopting Articles of Merger, has been complied with.

        3.4 State Regulatory Matters. When all necessary corporate and other consents, authorizations and approvals of this Agreement have been obtained and provided that this Agreement has not been terminated, the Constituent Corporations will each cause a copy of this Agreement, with officers'
certificates of each Constituent Corporation along with Articles of Merger pursuant to C.R.S. ss.7-7- 106, to be filed with the Colorado Insurance Department in accordance with C.R.S. ss.10-3-101. Upon attaining approval of the Colorado Department, the Articles of Merger along with the Plan and Agreement of Merger shall be filed with the Secretary of State of Colorado. The filing of such documents will be coordinated and accomplished on the same date. Thereafter and without any further act or deed, Financial Corp. shall be merged into GWL&A, which shall continue its corporate existence under the laws of the State of Colorado.

        3.5 Tax Matters. The merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). GWL&A shall continue the same business and operations in which it is currently engaged, without substantial modifications.


        4. CONVERSION OF SECURITIES UPON MERGER. On the effective date, GWL&A will transfer ownership of the 6,468,217 shares of GWL&A owned by Financial Corp. to GWL in consideration of the surrender by GWL to GWL&A of the 613,965 shares representing all of the issued and outstanding shares of stock in Financial Corp.

        5. EFFECT OF MERGER. On the effective date, Financial Corp. and GWL&A shall be a single corporation, the separate existence of Financial Corp. shall cease and, in accordance with the terms of this Agreement, GWL&A shall possess all of the rights, privileges, powers, immunities and franchises, of both a public and a private nature, all property, real, personal and mixed, and all and every other interest of each of the Constituent Corporations, as effectually as did the respective Constituent Corporations. All debts due to either of the Constituent Corporations on whatever account, including stock subscriptions and all other things in action belonging to each Constituent Corporation shall be vested in GWL&A without further act or deed. The title to any real estate or interest therein, vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the merger. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of said Constituent Corporations shall thenceforth attach to GWL&A and may be enforced against it to the same extent as if the same had been incurred or contracted by it. Any claim existing or action or proceeding pending by or against either of said Constituent Corporations may be prosecuted as if the merger had not taken place or GWL&A may be substituted in its place.

        6.  TERMINATION  OR P0STPONMENT  OF MERGER.  Notwithstanding  any of the
provisions of this Agreement, at any time prior to the effective date, and notwithstanding the approval hereof by GWL as the sole shareholder of the Financial Corp., the Board of Directors of either of the Constituent Corporations may cause the merger and all transactions contemplated by this Agreement to be abandoned or delayed for any reason that such Board may deem sufficient and proper.

        7.     GENERAL PROVISIONS.

        7.1 Further Instruments. Each party shall execute and deliver all further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement

        7.2 Severability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.



        7.3 Notices. All notices, statements or demands shall be in writing and shall be served in person, by telegraph, by express mail, by certified mail or by private overnight delivery. Service shall be deemed conclusively made (a) at time of service, if personally served, (b) at the time (as confirmed in writing by the telegraphic agency) of delivery thereof to the addressee, if served telegraphically, (c) twenty-four (24) hours after deposit in the United States mail, properly addressed and postage prepaid, if served by express mail, (d) five (5) days after deposit in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail and (e) twenty-four (24) hours after delivery by the party giving the notice, statement or demand to the private overnight deliverer, if served by private overnight delivery.

               Any notice or demand to either of the Constituent Corporations shall be given to:

               Great-West Life & Annuity Insurance Company
               Attn.: William T. McCallum, President
                      and Chief Executive Officer
               8515 E. Orchard Road
               Englewood, Colorado 80112

               Great-West Life Financial Corp.
               Attn.: D. Craig Lennox, Sr. Vice President
                      and Secretary
               8515 E. Orchard Road
               Englewood, Colorado 80112

Any party may, by virtue of written notice in compliance with this Paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.

        7.4 Waivers. A waiver by any party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder.

        7.5 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the matter hereof have been made other than as expressly set forth herein.

        7.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns.

        7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        7.8 Gender and Number. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the other, the singular shall include the plural, and the plural shall include the singular.

        7.9 Paragraph and Subparagraph Headings. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

        7.10 Third Parties. Except as may be expressly set forth herein, the parties hereto do not intend to confer any rights or remedies upon any person other than the parties hereto.

        7.11 Legal Action. In the event of any litigation between or among the parties hereto respecting or arising out of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs, whether or not such litigation proceeds to final judgment or determination.

        7.12 Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the Agreement as between the parties.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                             GREAT-WEST LIFE & ANNUITY
                             INSURANCE COMPANY, a Colorado
                             corporation

                             By: /s/   W.T. McCallum
                             Title: President and Chief Executive Officer

                             By: /s/   Douglas L. Wooden
                             Title: Senior Vice-President, Chief
                             Financial Officer and Treasurer

                             GREAT-WEST LIFE FINANCIAL
                             CORP., a Colorado corporation

                             By: /s/   W.T. McCallum
                             Title: Executive Vice-President and
                             Chief Operating Officer


                             By: /s/   D.C. Lennox
                             Title: Senior Vice-President and
                             Secretary

                                             ARTICLES OF AMENDMENT
                                        TO ARTICLES OF REDOMESTICATION

        Pursuant to the provisions of the Colorado Corporation Code,  Great-West
Life & Annuity Insurance Company (the "Corporation") hereby adopts the following
Articles of Amendment to its Articles of Redomestication:

        FIRST: The name of the Corporation is Great-West Life & Annuity Insurance Company.

        SECOND: The Amendment set forth on Exhibit 1 attached hereto was adopted by a vote of the sole shareholder of the Corporation on June 16, 1992. The number of shares voted for the amendments was sufficient for approval.

        THIRD: The Amendment does not effect an exchange, reclassification, or cancellation of issued shares of the Corporation.

        FOURTH: The Amendment does not effect a change in the amount of stated capital of the Corporation.

                                            GREAT-WEST LIFE & ANNUITY
                                            INSURANCE COMPANY

Dated: June 16, 1992                By: /s/   William T. McCallum
                                        ----------------------------------
                                            William T. McCallum, President
                                            and Chief Executive Officer


                                            By:  /s/   D.C. Lennox
                                            D. Craig Lennox, Senior Vice-
                                            President, General Counsel
                                            and Secretary

        Great-West Life & Annuity Insurance Company hereby amends parts of its Articles of Redomestication consisting of the Statement of Resolution Establishing Four Series of Preferred Stock dated as of September 18, 1991 and filed with the Secretary of State of Colorado on September 30, 1991 (the "Statement") as follows:

        1. The definition of "Initial Long-Term Dividend Period" contained in paragraph 2 of the Statement is hereby amended to read in its entirety as follows:

               "Initial Long-Term Dividend Period" means (i) with respect to the Series A STRAPS, Series C STRAPS and Series D STRAPS, the period from and including the respective Dates of Original Issues for such series to and excluding December 31, 1993, and (ii) with respect to the Series B STRAPS, the period from and including the Date of Original Issue for such series to and excluding December 31, 1995.

        2. The first sentence of paragraph 3(b)(ii) of the Statement is hereby amended to read as follows:

               (ii) During the Initial Long-Term Dividend Period, dividends on the shares of each series of STRAPS shall be payable quarterly on the last day of each March, June, September and December of each year, and the last dividend during this Period will be payable on the last day of the Initial Long-Term Dividend Period for such series, unless any such date is not a Business Day, in which case dividends on the STRAPS will be payable on the next succeeding Business Day.

        3. The first sentence of paragraph 3(c)(i) of the Statement is hereby amended to read as follows:

        (c) (i) Subject to paragraph 3(c)(ii), (I) during the Initial Long-Term Dividend Period for each series of STRAPS, the respective dividend rates per annum applicable to such series shall be as follows: Series A, Series C and Series D, 8% and Series B, 7%; and (II) the respective dividend rates on the shares of each series of STRAPS (the "Applicable Rate") for each subsequent Dividend Period shall be the rate per annum determined for such series pursuant to the operation of the Auction Procedures set forth in paragraph 8 below.

                                             ARTICLES OF AMENDMENT
                                        TO ARTICLES OF REDOMESTICATION

        Pursuant to the provisions of the Colorado Corporation Code, Great-West Life & Annuity Insurance Company (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Redomestication:

          FIRST: The  name  of the  Corporation  is  Great-West  Life &  Annuity
               Insurance Company.

        SECOND: The Amendments set forth on Exhibit 1 and Exhibit 2 attached hereto were adopted by a vote of the sole shareholder of the Corporation on September 15, 1992. The number of shares voted for the Amendments was sufficient for approval.

          THIRD: The amendments do not effect an exchange, reclassification, or cancellation of issued shares of the Corporation.

          FOURTH: The amendments do not effect a change in the amount of stated capital of the Corporation.

Dated: September 15, 1992           THE GREAT-WEST LIFE & ANNUITY
                  INSURANCE COMPANY


                  By:   /s/   W.T. McCallum
                  William T. McCallum, President
                  and Chief Executive Officer


                  By: /s/   D.C. Lennox
                  D. Craig Lennox, Senior Vice
                  President, General Counsel
                  and Secretary

        Great-West Life & Annuity Insurance Company hereby amends the following parts of the terms for four series of Stated Rate Option Preferred Stock as set forth in the Statement of Resolution Establishing Four Series of Preferred Stock dated as of September 18, 1991 and filed with the Secretary of State of Colorado on September 30, 1991:

        Paragraphs 6(c), 6(d) and 6(e) are hereby amended to read in their entirety as follows:

               (c)    Default in Dividend.

               (i) During any period (a "Voting Period") when a "Default in Preferred Dividends" (as hereinafter defined) shall exist on the shares of any series of the STRAPS, or any class or series of preferred stock ranking on a parity with the shares of the STRAPS as to dividends or upon liquidation, dissolution or winding up of the Corporation and the terms of which expressly provide that such shares are "Voting Parity Preferred Stock" within the meaning of this paragraph and voting rights thereunder are then exercisable (all such shares, and all shares of each series of the STRAPS, being hereinafter referred to collectively as the "Voting Parity Preferred Stock"), the authorized number of members of the Board of Directors shall automatically be increased by two. The two vacancies so created shall be filled by the vote of the holders of the "Defaulted Voting Parity Preferred Stock" as hereinbelow defined, voting together as a single class without regard to class or series, to the exclusion of the holders of the Common Stock of the Corporation and any other class or series of stock other than such shares of Defaulted Voting Parity Preferred Stock. A "Default in Preferred Dividends" means any default or event specified in the terms of any class of preferred stock or series of preferred stock by reason of which the holders of such preferred stock are entitled to elect directors of the Corporation. A "Default in Preferred Dividends" with respect to any series of STRAPS shall be deemed to have occurred whenever the amount of unpaid accumulated dividends upon such series through the last preceding dividend period therefor shall be equivalent to six quarterly dividends (which, with respect to any series of the STRAPS, shall be deemed to be dividends with respect to a number of dividend periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accumulated and unpaid dividends (whether or not earned or declared) on all shares of all STRAPS of each and every series then outstanding shall have been paid to the end of the last preceding dividend period. "Defaulted Voting Parity Preferred Stock" at any time shall mean those classes and series of Voting Parity Preferred Stock in respect of which, at or prior to such time, a Default in Preferred Dividends has occurred and of which the holders are entitled at that time by the terms of such Voting Parity Preferred Stock to elect directors of the Corporation. Upon the termination of a Voting Period with respect to any class or series of Defaulted Voting Parity Preferred Stock, the voting rights described in this paragraph (c) shall cease for such class or series of Defaulted Voting Parity Preferred Stock, subject always, however, to revesting of such voting rights in the holders of such Voting Parity Preferred Stock upon the further occurrence of a Default in Preferred Dividends. If any Voting Period shall have terminated before the holders of a class or series of Voting Parity Preferred Stock shall have exercised the voting rights provided in this paragraph 6(c), the holders of such class or series of Voting Parity Preferred Stock shall be deemed not to have acquired such voting rights.

               (ii) If the holders of any class or series of Defaulted Voting Parity Preferred Stock (the "first Defaulted Voting Parity Preferred Stock") have elected one or more directors prior to the happening of the default or event permitting the holders of any other class or series of Defaulted Voting Parity Preferred Stock to elect directors, then the directors so previously elected will be deemed to have been elected by and on behalf of the holders of such other class or series of Defaulted Voting Parity Preferred Stock as well as the first Defaulted Voting Parity Preferred Stock, without prejudice to the right of the holders of such other class or series to vote for directors if such previously elected directors shall resign, cease to serve or stand for reelection while the holders of such other class or series are entitled to vote. If the holders of any first Defaulted Voting Parity Preferred Stock are entitled to elect in excess of two directors, the holders of such other class or series shall not participate in the election of more than two such directors.

               (iii) No shares of any Defaulted Voting Parity Preferred Stock held by the Corporation or any of the Corporation's Affiliates shall be voted, or counted in determining a quorum, for the election, removal or replacement of any director elected by any Defaulted Voting Parity Preferred Stock.

               (d)    Voting Procedures.

               (i) As soon as practicable after the commencement of a Voting Period, the Corporation shall call or cause to be called a special meeting of the holders of Defaulted Voting Parity Preferred Stock by mailing or causing to be mailed a notice of such special meeting to such holders not less than 10 nor more than 45 days after the date such notice is given. If the Corporation does not call or cause to be called such a special meeting, it may be called by any of such holders on like notice. The record date for determining the holders of Defaulted Voting Parity Preferred Stock entitled to notice of and to vote at such meeting shall be the close of business on the Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of stockholders held during a Voting Period at which directors are to be elected, removed or replaced, the holders of Defaulted Voting Parity Preferred Stock, voting together as a single class (to the exclusion of the holders of all other securities, series and classes of capital stock of the Corporation), voting by a majority of the votes of shares present in person or by proxy, shall be entitled to elect two directors. In regard to such elections, holders of shares of Defaulted Voting Parity Preferred Stock shall be entitled to one or more votes and/or a fractional vote on the basis of one vote for each $100,000 of liquidation preference (excluding amounts in respect of accumulated and unpaid dividends) attributable to such shares. Cumulative voting in such elections shall not be permitted. Shares of Defaulted Voting Parity
        Preferred Stock then outstanding, present in person or represented by proxy, representing one-third of the votes of the Defaulted Voting
        Parity Preferred Stock, will constitute a quorum for the election of directors. Notice of all meetings at which holders of Defaulted Voting Parity Preferred Stock of any series shall be entitled to vote will be given to such holders at their addresses as they appear on the Stock Books. At any such meeting or adjournment thereof in the absence of a quorum, holders of shares of Defaulted Voting Parity Preferred Stock representing a majority of the votes present in person or represented by proxy shall have the power to adjourn the meeting for the election of directors without notice, other than an announcement at the meeting, until a quorum is present. If any Voting Period shall terminate after the notice of special meeting provided for in this paragraph 6(d)(i) has been given but before the special meeting shall have held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed to the holders of Defaulted Voting Parity Preferred Stock a notice of cancellation of such special meeting.

               (ii) The term of office of all persons who are directors of the Corporation at the time of a special meeting of the holders of Defaulted Voting Parity Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by such holders of the two additional directors.

               (iii) Simultaneously with the expiration of a Voting Period for all classes and series of Defaulted Voting Parity Preferred Stock, the term of office of the directors elected by the holders of Defaulted Voting Parity Preferred Stock shall terminate, the other persons who shall have been elected by the holders of stock of the Corporation (or by the Board of Directors prior to the beginning of the Voting Period) and who are incumbent shall constitute the directors of the Corporation, and the voting rights of the holders of Voting Parity Preferred Stock to elect directors shall cease.

               (iv)  For so long as a Voting  Period  continues,  the  directors elected at any time by the holders of Defaulted Voting Parity Preferred Stock may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Defaulted Voting Parity Preferred Stock at any subsequent time, voting together as a single class without regard to class or series, at a meeting of the stockholders, or of the holders of shares of Defaulted Voting Parity Preferred Stock, called for such purpose. So long as a Voting Period continues, (A) any vacancy in the office of a director elected by the holders of Defaulted Voting Parity Preferred Stock may be filled (except as provided in the following clause (B)) by the person appointed by an instrument in writing signed by the remaining director elected by the holders of Defaulted Voting Parity Preferred Stock and filed with the Corporation or, in the event there is no remaining director elected by the holders of Defaulted Voting Parity Preferred Stock, by vote of the holders of the outstanding shares of Defaulted Voting Parity Preferred Stock, voting together as a single class without regard to class or series, at a meeting of the stockholders or at a meeting of the then holders of shares of Defaulted Voting Parity Preferred Stock called for such purpose, and (B) in the case of the removal of any director elected by the holders of Defaulted Voting Parity Preferred Stock, the vacancy may be filled by the person elected by the vote of the holders of the outstanding shares of Defaulted Voting Parity Preferred Stock, voting together as a single class without regard to class or series, at the same meeting at which such removal shall be voted or at any subsequent meeting.

               (e) Additional Vote. If any matter (excluding the election, removal or replacement of directors) requires the consent or affirmative vote of shares of any series of STRAPS, of all series of STRAPS, or of all Preferred Stock of the Corporation, whether pursuant to the provisions of such series, all such series or such Preferred Stock or pursuant to the provisions of the Articles of Redomestication of the Corporation or pursuant to applicable law, and if any shares of any series of STRAPS entitled to vote are held by the Corporation or by any of its Affiliates, then the following additional consent or vote will be required: the same consent or affirmative vote of shares otherwise required, except that shares of STRAPS held by the Corporation and/or its Affiliates shall be deemed not to be outstanding for purposes of such additional consent or vote: provided, such additional consent or vote will not be applicable if all outstanding shares of the STRAPS of such series (in the case of a class vote of such series) or of all series STRAPS (in the case of a vote of all series of STRAPS) are held by the Corporation and/or its Affiliates.

        Great-West  Life & Annuity  Insurance  Company  hereby  amends  parts of
ARTICLE IX of its Articles of Redomestication as follows:

          1. Article IX, Section A, paragraph 3 is hereby amended to read in its entirety as follows:

               3. Dividend and Liquidation Preference as between the Common Stock and the Preferred Stock. For so long as any shares of Preferred Stock are outstanding, the corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than any dividend or distribution payable solely in shares of Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends and liquidation) in respect of the Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other stock of the corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, unless (i) full cumulative dividends on all shares of Preferred Stock as to which dividends are cumulative for all past dividend periods have been (a) paid or (b) declared and a sum sufficient irrevocably deposited with the paying agent for the payment of such dividends, and (ii) the corporation has redeemed the full number of shares of Preferred Stock, if any, it is then obligated to redeem in accordance with the terms of any series of Preferred Stock as fixed by the board of directors of the corporation in accordance with this
        Article IX.

          2. Article IX, Section B, paragraph 2 is hereby amended to read in its entirety as follows:

               2. No Dividend Preference Between Series of Preferred Stock. No dividends shall be declared on shares of any series of Preferred Stock for any dividend period or part thereof unless full cumulative dividends have been or contemporaneously are declared on the shares of each other series of Preferred Stock as to which dividends are cumulative through the most recent dividend payment date for each such other series. If at any time any accrued dividends on shares of any series of Preferred Stock as to which dividends are cumulative (a "cumulative series") have not been paid in full, then the corporation will, if paying any dividends on any shares of any cumulative series of Preferred Stock, pay dividends on shares of all cumulative series of Preferred Stock pro rata in proportion to the sums which would be payable on such cumulative series if all accrued but unpaid dividends, if any, through the most recent dividend payment date were declared and paid in full. Dividends on any series of Preferred Stock shall be cumulative only to the extent provided in the terms of that series .

                                            STATEMENT OF RESOLUTION
                                     ESTABLISHING SERIES E PREFERRED STOCK


        Pursuant to Section 7-4-102 of the Colorado Corporation Code, Great-West Life & Annuity Insurance Company, a Colorado corporation (the "Corporation"), hereby submits the following statement for the purpose of establishing and designating one series of preferred stock and fixing and determining the relative rights and preferences thereof.

          1. The name of the Corporation is Great-West Life & Annuity Insurance Company.

        2. On September 15, 1992, the following resolution establishing and designating one series of shares of the Corporation's preferred stock was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board by the Corporation's Articles of Redomestication:

                      RESOLVED, that the Board of Directors hereby creates and establishes a series of Non-Cumulative Perpetual Preferred Stock, Series E, in accordance with the terms set forth in Exhibit A attached hereto [a copy of which is attached to this Statement of Resolution and is incorporated herein by this reference], and authorizes the officers of the Corporation to file this resolution with the Colorado
                      Secretary of State in accordance with the Colorado Corporation Code.


Dated: September 15, 1992                   GREAT-WEST LIFE & ANNUITY
              INSURANCE COMPANY


                                 By:  /s/   W.T. McCallum
                                 William T. McCallum, President
         and Chief Executive Officer



                                 By: /s/   D.C. Lennox
                                 D. Craig Lennox, Senior Vice
         President, General Counsel
                                                   and Secretary

                                     STATEMENT OF RESOLUTIONS ESTABLISHING
                                          A SERIES OF PREFERRED STOCK

                                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                                           PREFERRED STOCK, SERIES E
                                RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS


        The Board of Directors of Great-West Life & Annuity Insurance Company (the "Corporation") hereby creates a fifth series of Preferred Stock, designated as the Non-Cumulative Perpetual Preferred Stock, Series E (hereinafter referred to as the "Series E Preferred Stock") consisting of 2,000,000 shares of Preferred Stock The Series E Preferred Stock shall be subject to and governed by the provisions of the Articles of Redomestication of the Corporation as amended from time to time in accordance with applicable law (including, but not limited to, the provisions of the Articles of Redomestication concerning dividend and liquidation preferences) and shall, in addition to the rights, privileges, restrictions and conditions stated in such Articles of Redomestication for the Preferred Stock as a class, have the following rights, privileges, restrictions and conditions

                                                   ARTICLE 1

                                        INTERPRETATION AND APPLICATION

1.1     Definitions

          (a) "Affiliate," as used herein, means any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the Common Stock, (ii) which is in control of the Corporation, as "control" is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R.ss. 230.405, as in effect on the date of this Statement, (iii) of which 10% or more of the outstanding shares of common stock, or in which a 10% or greater general partnership or joint venture interest, is owned beneficially, directly or indirectly, by any entity described in clause (i) or (ii) above, or (iv) which is controlled by any entity described in clause (i) or (ii) above, as "controlled by" is defined under such Section 230.405.

          (b) "Common Stock" shall mean the shares of common stock, par value $1.00, in the capital of the Corporation;

        (c) "Corporation's Conversion Notice" shall have the meaning ascribed thereto in subsection 3.2(b) hereof;



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        (d)    "Conversion  Number"  shall  mean the  number of shares of Common
               Stock which are to be issued on a conversion of one share of the Series E Preferred Stock, which shall be either the Negotiated Conversion Number or the Formula Conversion Number;

        (e) "Formula Conversion Number" shall mean the number of shares of Common Stock used in connection with the conversion of Series E Preferred Stock into Common Stock determined in accordance with the provisions of section 4.6 hereof;

        (f) "Holder's Conversion Notice" shall have the meaning ascribed thereto in subsection 4.2(a) hereof; and

        (g) "Negotiated Conversion Number" shall mean that number of shares of Common Stock used in connection with the conversion of Series E Preferred Stock into Common Stock determined in accordance with the provisions of section 4.5 hereof.

1.2     Regulatory Approvals

        Notwithstanding anything to the contrary contained herein, the Corporation shall not redeem, purchase for cancellation or otherwise retire, reduce or make any return of capital in respect of any Series E Preferred Stock or exercise its option to convert the Series E Preferred Stock into shares of common stock or modify the rights, privileges, restrictions or conditions of the Series E Preferred Stock unless the same is in accordance with the Colorado law and all the necessary or appropriate consents of the Colorado Insurance Division and other regulatory authorities having jurisdiction have been obtained prior thereto.

                                                   ARTICLE 2

                                                   DIVIDENDS

2.1     Dividend Payment Dates and Dividend Periods

        The dividend payment dates (the "Dividend Payment Dates") in respect of the dividends payable on the Series E Preferred Stock shall be the last day of each of the months of March, June, September and December in each year. A Dividend Period shall mean the period from and including the date of issue of the Series E Preferred Stock to but excluding the first Dividend Payment Date and, thereafter, the period from including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.




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2.2     Payment of Dividends

        The holders of Series E Preferred Stock shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, non-cumulative cash dividends (the "Quarterly Dividends") payable, with respect to each Dividend Period, on the Dividend Payment Date immediately following the end of such Dividend Period, the first of such dividends to be payable on December 31, 1992 and to be in an amount per share determined in accordance with section 2.3 hereof. For all subsequent Dividend Periods, dividends, subject to section 2.3 hereof, as and when declared by the board of directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, shall be paid in an amount per share of Series E Preferred Stock equal to $0.39188.

2.3     Dividend for other than a Full Dividend Period

        The holders of Series E Preferred Stock shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors, out of moneys of the Corporation properly applicable to the payment of dividends, non-cumulative cash dividends for any period which is less than a full Dividend Period as follows:

        (a) an initial dividend per share in respect of the period from and including the date of the initial issue of the Series E Preferred Stock to but excluding December 31, 1992 (the "Initial Dividend Period") equal to $0.57976; and

        (b) a dividend in an amount per share with respect to any Series E Preferred Stock:

          (i) which is issued, redeemed or purchased by the Corporation or converted during any Dividend Period; or

               (ii) where the assets of the Corporation are distributed in the liquidation, dissolution or winding up of the Corporation to the holders of the Series E Preferred Stock with an effective date during any Dividend Period;

        equal to the amount obtained (rounded to five decimal places) when $1.5675 is multiplied by a fraction of which the numerator is the number of days in such Dividend Period that such share has been outstanding (excluding the date of issue, redemption, purchase or conversion or the effective date for the distribution of assets) and the denominator of which is the number of days in the year in which such Dividend Period falls.




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2.4     Payment Procedure

        The Corporation shall pay the dividends on the Series E Preferred Stock to the holders of record thereof at the close of business on the second business day immediately preceding the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation) by check drawn on a bank or trust company and payable in lawful money of the United States at any branch of such bank or trust company in the United States. The delivery or mailing of any check to a holder of Series E Preferred Stock shall be a full and complete discharge of the Corporation's obligation to pay the dividends to such holder (plus any tax required to be and in fact deducted and withheld therefrom and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Dividends which are represented by a check which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of two years from the date on which they were declared to be payable may be reclaimed (including without limitation by cancellation of any check) and after such reclaiming the holders of Series E Preferred Stock entitled to the funds so reclaimed shall look only to the Corporation for such payment, without interest.

                                                   ARTICLE 3

                                      REDEMPTION, CONVERSION AND PURCHASE

3.1     General

        (a) Subject to the Articles of Redomestication and to the extent permitted by applicable law, the Series E Preferred Stock may be redeemed, converted or purchased by the Corporation as provided in this Article 3 and Article 4 but not otherwise.

        (b) For the purposes hereof, the Common Stock of the Corporation (the "Common Stock") shall mean (i) such common stock as currently constituted and (ii) any shares attributable to such common stock and resulting from a reclassification of the common stock of the Corporation or from a capital reorganization of the Corporation or a consolidation or merger of the Corporation with or into any other corporation (other than a capital reorganization, consolidation or merger which does not result in any reclassification of the common stock or a change of the common stock into other stock, shares or securities).

3.2     Redemption and Conversion Rights

        (a) The Series E Preferred Stock shall not be redeemable prior to April 1, 1999. The Corporation may, upon giving notice as hereinafter provided, redeem on or after April 1, 1999 at any time the whole or from time to time any part of the then outstanding Series E Preferred Stock, by the payment of an amount in cash for each share of Series E Preferred Stock so redeemed equal to the sum of $20.90 plus an amount equal to all declared and unpaid dividends thereon up to but excluding the date fixed for redemption (the "Redemption Price").

          (b) The Series E Preferred Stock shall not be convertible at the option of the Corporation prior to April 1, 1999. Subject to compliance with the rights, privileges, restrictions and conditions of the Common Stock and receipt of any required regulatory approval, the Corporation may, by giving notice as hereinafter provided (the "Corporation's Conversion Notice"), convert the whole or from time to time any part of the then outstanding Series E Preferred Stock into fully paid and non-assessable shares of Common Stock on the basis that the Series E Preferred Stock of each holder called for conversion by the Corporation will be converted into (subject to that exception as to fractions contained in section 3.7 hereof) that number (the "Conversion Number") of shares of Common Stock determined pursuant to Article 4 and that the Formula Conversion Number as provided in section 4.6 shall be used for this purpose.

        (c) If less than all of the outstanding Series E Preferred Stock are to be redeemed or converted, the shares to be redeemed or converted shall be selected by lot, pro rata (disregarding fractions) or in such other manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

3.3     Manner of Redemption or Conversion

          (a) Notice of redemption or conversion of Series E Preferred Stock shall be given by the Corporation not less than 25 nor more than 60 calendar days prior to the date fixed for redemption and not less than 35 nor more than 60 calendar days prior to the date fixed for conversion, to each holder of Series E Preferred Stock to be redeemed or converted, as the case may be. Such notice shall set out (i) the date (the "Redemption Date" or the "Conversion Date", as the case may be) on which the redemption or conversion is to take place; (ii) unless all the Series E Preferred Stock held by the holder to whom it is addressed is to be redeemed or converted, the number of shares of Series E Preferred Stock so held which are to be redeemed or converted:
               (iii) whether the Corporation shall redeem or convert such Series E Preferred stock; (iv) the Redemption Price or the method of determining the Conversion Number, as the case may be; and (v) where the Series E Preferred Stock is to be converted into Common Stock, the advice that such Common Stock will be registered in the name of the registered holder of the Series E Preferred Stock to be converted unless the Corporation receives from such holder, on or before the tenth calendar day prior to the Conversion Date (the "Transferee Notice Date"), at the head office of the Corporation, written notice in a form and executed in a manner satisfactory to the Corporation directing the Corporation to register such Common Stock in some other name or names (the "Transferee") and stating the name or names (with addresses) accompanied by payment to the Corporation of any transfer tax that may be payable by reason thereof and a written declaration of such matters as may be required by law in order to determine the entitlement of such Transferee to hold such Common Stock.

          (b) In the case of a redemption, on and after the Redemption Date the Corporation shall pay or cause to be paid to the holders of the Series E Preferred Stock so called for redemption the Redemption Price therefor on presentation and delivery at the head office of the Corporation or such other place or places in the United States designated in the notice referred to in subsection 3.3(a), of the certificate or certificates representing the Series E Preferred Stock so called for redemption. Such payment shall be made by check and shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the holders of Series E Preferred Stock so called for redemption unless the check is not honored when presented for payment. From and after the Redemption Date, the holders of Series E Preferred Stock called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series E Preferred Stock in respect of such shares except the right to receive therefor the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired.

          (c) In the case of a redemption, the Corporation shall have the right at any time after mailing a notice of redemption to deposit irrevocably (subject to the repayment right set forth below in this subsection) the aggregate Redemption Price of the Series E Preferred Stock thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a bank or trust company designated by the Corporation for the holders of such shares, and upon such deposit being made or upon the date fixed for redemption, whichever is the later, the Series E Preferred Stock in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Price so deposited upon presentation and surrender of the certificates representing the Series E Preferred Stock so redeemed. Any interest on any such deposit shall belong to the Corporation. Redemption moneys which remain unclaimed for a period of two years from the Redemption Date shall be repaid to the Corporation, and after such repayment, the holders of Series E Preferred Stock entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

          (d) In the case of a conversion of Series E Preferred Stock into Common Stock, on and after the Conversion Date the Corporation shall deliver the Conversion Number of Common Stock on presentation and delivery by the holders at the head office of the Corporation or such other place or places in the United States designated in the notice referred to in subsection 3.3(a), of the certificate or certificates representing the Series E Preferred Stock so called for conversion. The Corporation shall deliver or cause to be delivered certificates representing such Common Stock registered in the name of the holders of Series E Preferred Stock to be converted, or as such holders shall have directed as aforesaid. Series E Preferred Stock so converted shall be converted effective on the Conversion Date. From and after the Conversion Date, the holders of Series E Preferred stock so converted who have not presented and delivered the certificate or certificates representing such shares as herein required shall cease to be entitled to dividends on such Series E Preferred Stock or to exercise any of the rights of holders of Series E Preferred Stock in respect of such shares except the right to receive a certificate for the Conversion Number of Common Stock and any payment with respect to a fraction of a share of Series E Preferred Stock.

        (e) If less than all the Series E Preferred Stock represented by any certificate shall be redeemed or converted, a new certificate for the balance shall be issued without cost to the holder.

3.4     Purchase

          The Corporation may purchase at any time all or from time to time any part of the outstanding Series E Preferred Stock in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) or pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of the Series E Preferred Stock, at a price per share in each case not exceeding the applicable Redemption Price at the time of purchase plus costs of purchase. If upon any invitation for tenders the Corporation receives tenders for Series E Preferred Stock at the same price in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the shares to be purchased shall be selected from the shares offered at such price as nearly as may be pro rata (to the nearest 10 shares) according to the number of shares of Series E Preferred Stock offered in each such tender, in such manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine. If part only of the Series E Preferred Stock
               represented  by  any  certificate  shall  be  purchased,   a  new
               certificate for the balance of such shares shall be issued without cost to the holder.

3.5     Conversion into Another Series of Preferred Stock

          To the extent permitted by applicable law and the Articles of Redomestication and by-laws of the corporation, and with any required approval of the Colorado Insurance Division, the Corporation may at any time on or after September 30, 1997, designate a further series of preferred stock of the same class as the Series E Preferred Stock which qualifies as regulatory capital for Canadian insurance law purposes (the "New Preferred Stock") and notify the holders of Series E Preferred Stock that they have the right pursuant to the terms of the Series E Preferred Stock, at their option, to convert their Series E Preferred Stock into fully paid and non-assessable New Preferred Stock on a share for share basis on a date specified by the Corporation in such notice (the "Exchange Date"). Such notice shall provide the details of the terms and conditions of the New Preferred Stock and instructions on how to convert Series E Preferred Stock into New Preferred Stock and shall be accompanied by the proper form of instrument of surrender.

3.6     Manner of Conversion into Another Series of Preferred Stock

        Series E Preferred Stock may be converted by the holder of such shares tendering to the Corporation on or prior to the Exchange Date the certificate or certificates representing the Series E Preferred Stock to be so converted accompanied by a written instrument of surrender in form satisfactory to the Corporation and duly executed by the registered holder of the Series E Preferred Stock represented by the certificate or certificates so surrendered in which instrument the holder may elect to convert all or a portion of the Series E Preferred Stock represented by such certificate or certificates into New Preferred Stock.

        The Corporation shall, on presentation and delivery at the head office of the Corporation or such other place or places in the United States as the Corporation may agree of the certificate or certificates representing the Series E Preferred Stock to be converted, issue and deliver or cause to be delivered as soon as is reasonably practicable after the Exchange Date a certificate or certificates representing the New Preferred Stock into which such Series E Preferred Stock have been converted. Such certificate or certificates shall be registered in the name of the holder of the Series E Preferred Stock so converted or in such name or names as the holder may specify in the written instrument accompanying the Series E Preferred Stock to be converted. The Series E Preferred Stock so converted shall be converted, and the holder thereof shall become a holder of record of New Preferred Stock, effective on the Exchange Date. The provisions of subsection 3.3(e) shall apply, mutatis mutandis, in the event of a conversion into New Preferred Stock of less than all of the Series E Preferred Stock represented by a particular share certificate.

3.7     Avoidance of Fractional Shares

        In any case where a fraction of a share of Common Stock would otherwise be issuable on conversion of one or more shares of Series E Preferred Stock, the Corporation shall adjust such fractional interest by payment by check in an amount equal to the value of such fractional interest computed on the basis of $20.90 divided by the Conversion Number determined in respect of the relevant Conversion Date.



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                                                   ARTICLE 4

                                           HOLDER'S CONVERSION RIGHT

4.1     Conversion Right

        Subject to the option of the Corporation in section 4.3 hereof and to the provisions of section 1.2 hereof, each share of Series E Preferred Stock shall, on and after September 30, 1999, at the option of the holder, be convertible on the last day of March, June, September and December in each year (a "permitted conversion date") into (subject to the exception as to fractions contained in section 4.4) that number of shares of fully paid and non-assessable Common Stock as is equal to the Conversion Number. The holder of Series E Preferred Stock to be converted is entitled to receive any dividend which has been declared and is payable on the date of such conversion.

        Not less than 90 nor more than 120 calendar days prior to September 30, 1999, the Corporation shall give to the registered holders of the Series E Preferred Stock notice of the conversion right containing instructions to such holders as to the method by which such conversion right may be exercised, as set out in section 4.2. However, a failure to give such notice shall not affect the conversion rights of the Series E Preferred Stock.

4.2     Manner of Conversion

        (a) Series E Preferred Stock may be converted by the holder of such shares tendering to the Corporation not less than 55 calendar days prior to the date (which must be a permitted conversion date) fixed for conversion by such holder the certificate or certificates for the Series E Preferred Stock to be converted with the notice of conversion on the reverse side thereof (the "Holder's Conversion Notice") duly completed. Subject to section
               4.3 and to the right to accept an offer to convert Series E Preferred Stock into New Preferred Stock under section 3.5, such Conversion Notice shall be irrevocable and shall set out:

          (i) the date (the "Conversion Date") on which the conversion is to take place;

               (ii) unless all the Series E Preferred Stock held by the holder by whom such notice is given is to be converted, the number of shares of Series E Preferred Stock so held which are to be converted; and

          (iii)an acknowledgment that the Common Stock into which the Series E Preferred Stock is to be converted is to be registered in the name of the registered holder of the Series E Preferred Stock to be converted unless such holder, on or before the tenth calendar day prior to the Conversion Date (the "Transferee Notice Date") provides to the Corporation written notice in the form and executed in a manner satisfactory to the Corporation directing the Corporation to register such Common Stock in some other name or names (the "Transferee") and stating the name or names (with addresses) accompanied by payment to the Corporation of any transfer tax that may be payable by reason thereof and a written declaration of any matters as may be required by law in order to determine the entitlement of such Transferee to hold such common Stock.

          (b) Subject to section 4.3 hereof, the Corporation shall, on presentation and delivery at the head office of the corporation or such other place or places in the United States as the Corporation may agree of the certificate or certificates representing the Series E Preferred Stock so surrendered for conversion, issue and deliver or cause to be delivered certificates representing the number of whole shares of Common Stock into which such Series E Preferred Stock is to be converted, registered in the name of the holder of the Series E Preferred Stock to be converted, or as such holder shall have directed as aforesaid, as the case may be, on the Conversion Date. The Series E Preferred Stock so converted shall be converted, and the holder thereof shall become a holder of Common Stock of record, effective on the Conversion Date.

        (c) If less than all the Series E Preferred Stock represented by any certificate shall be converted, a new certificate for the balance shall be issued without cost to the holder.

4.3     Option of the Corporation

        Prior to any Conversion Date, the Corporation may, by notice given not less than 35 calendar days before such Conversion Date to all holders who have given a Conversion Notice,

        (a) redeem on the Conversion Date all but not less than all of the Series E Preferred Stock forming the subject matter of the applicable Conversion Notice at the Redemption Price provided for in Article 3 hereof; or

        (b) request such holders to sell on the Conversion Date such Series E Preferred Stock to another purchaser or purchasers in the event that a purchaser or purchasers willing to purchase all but not less than all of such Series E Preferred Stock at a price equal to the Redemption Price is or are found by the Corporation and such holders shall sell such Series E Preferred Stock at a price equal to the Redemption Price to such purchaser or purchasers.




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Any such  redemption or purchase shall be made on the Conversion Date by mailing a check of the Corporation or the Corporation's causing such purchaser to mail a check (as the case may be) in an amount equal to the Redemption Price to the holder of the Series E Preferred Stock entitled thereto. The provisions of subsection 3.3(e) shall apply, mutatis mutandis, in the event of a redemption or purchase of less than all the Series E Preferred Stock represented by a particular share certificate. The Series E Preferred Stock so purchased or redeemed shall not be converted on the Conversion Date. In the event that for any reason the redemption or purchase provided for in this section is not effected in respect of a share or shares of Series E Preferred Stock on the Conversion Date, the option of the Corporation in respect of such Series E Preferred Stock shall lapse and such Series E Preferred Stock shall be deemed to have been converted on the Conversion Date.

4.4     Avoidance of Fractional Shares

        In any case where a fraction of a share of Common Stock would otherwise be issuable on conversion of one or more shares of Series E Preferred Stock under this Article 4, the Corporation shall adjust such fractional interest by the payment by check in an amount equal to the value of such fractional interest computed on the basis of $20.90 divided by the Conversion Number determined in respect of the relevant Conversion Date.

4.5     Negotiated Conversion Number

        (a) No later than 10 days following the receipt of a Holder's Conversion Notice, the Corporation may notify the holders of the Series E Preferred Stock, or such holders as have delivered a Holder's Conversion Notice, of a proposed Conversion Number in connection with the conversion of the Series E Preferred Stock into Common Stock. Such notification to holders shall also:

               (i) specify a date by which each holder must notify the Corporation in writing of its acceptance of the proposed Conversion Number, if such holder intends to accept such number, which date shall beat least 25 days prior to the Conversion Date, and

               (ii) specify that the proposed Conversion Number shall become effective for the purposes of determining the number of Common Stock to be issued upon the conversion of the Series E Preferred Stock only if all of the holders of Series E Preferred Stock who have delivered a Holder's Conversion Notice accept such number.

          (b) If, by the time prescribed in clause (a)(i), all of the holders of Series E Preferred Stock who have delivered a Holder's Conversion Notice have accepted the proposed Conversion Number, as evidenced by notice in writing to the Corporation, and at least 20 days prior to the Conversion Date the Corporation has notified all of such holders that each of them has agreed with the Corporation as to such number, then such Conversion Number (the "Negotiated Conversion Number") shall apply for the purposes of determining the number of shares of Common Stock to be issued upon the conversion of the Series E Preferred Stock in respect of the Holder's Conversion Notice then outstanding in accordance with the provisions of section 4.7 hereof.

4.6     Formula Conversion Number

          (a) Subject to the provisions of subsection (b) hereof, the Corporation shall determine a Conversion Number (the "Formula Conversion Number") which shall be equal to the quotient obtained when (i) an amount equal to the total assets minus all preferred stock minus undistributed participating policyholder earnings as shown on the Corporation's balance sheet as at the end of the most recently completed calendar quarter, prepared in accordance with U.S. generally accepted accounting principles as in effect at the time of determination and applicable to the Corporation, is divided by (ii) the number of shares of Common Stock outstanding, on a fully diluted basis (excluding any shares issuable upon conversion of the Series E Preferred Stock), at such quarter-end.

          (b) In the event that the Corporation proposes to utilize the Formula Conversion Number, it shall so notify all of the holders of Series E Preferred Stock (in the case of the issuance of a Corporation's Conversion Notice) or each holder of Series E Preferred Stock who has submitted a Holder's Conversion Notice, not less than 5 days prior to the Conversion Date, that the Corporation intends to use the Formula Conversion Number in respect of such Conversion Date and notifying such holders of the basis upon which such Number has been determined. The Corporation will, if requested by any holder of Series E Preferred Stock converting the same into Common Stock, provide such holder with a letter from the auditors of the Corporation stating that: (i) if the above-referenced quarter-end is not also the end of a fiscal year of the Corporation, (A) on the basis of a review of such unaudited quarter-end financial statements, nothing has come to the attention of the auditors that cause them to believe that the unaudited financial statements for the completed quarter referenced above are not in conformity with generally accepted accounting principles, and (B) in using the numbers contained in such unaudited quarter-end financial statements and information provided by the Corporation's management, the auditors have recalculated the Financial Conversion Number and found it to be accurate or (ii) if the above-referenced quarter is the end of a fiscal year of the Corporation, (A) the auditors indicate that they have issued their opinion on the audited financial statement for such fiscal year and (B) in using the numbers contained in such audited financial statements and information provided by the Corporation's management, the auditors have recalculated the Financial Conversion Number and found it to be accurate.

4.7     Conversion Ratio

        Each share of Series E Preferred Stock shall be convertible into that number of shares of Common Stock which is equal to the Conversion Number, with the result of such calculation being rounded down to the nearest share of Common Stock. For these purposes, the Conversion Number shall be the Negotiated Conversion Number agreed to in accordance with the provisions of section 4.5 hereof with respect to shares of Series E Preferred Stock subject to a Holder's Conversion Notice or, if no such number be agreed upon, the Formula Conversion Number determined pursuant to the provisions of section 4.6 hereof.

4.8     Reservation of Shares

        The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of shares of Series E Preferred Stock, at least the full number of shares of Common Stock then deliverable upon conversion of all shares of Series E Preferred Stock then outstanding on the basis of the Formula Conversion Number.

4.9     Governmental Approvals

        If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series E Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                                                   ARTICLE 5

                                                 VOTING RIGHTS

5.1     No Voting

        Except as required by law and except as otherwise provided herein or in the Corporation's Articles of Redomestication, the holders of Series E Preferred Stock shall have no voting rights and shall not be entitled as such to receive notice of or to attend any meeting of shareholders of the corporation.

5.2     Default in Dividend

          (a) The shares of Series E Preferred Stock are intended to be "Voting Parity Preferred Stock" as that term is used in the Voting Rights of Stated Rate Auction Preferred Stock, Series A through Series D, of the Corporation (the " STRAPS n ) . During any period (a "Voting Period") when a "Default in Preferred Dividends" (as hereinafter defined) shall exist on the shares of Series E
               Preferred  Stock,  or any  class or  series  of  preferred  stock ranking on a parity with the shares of Series E Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation and the terms of which expressly provide that such shares are "Voting Parity Preferred Stock" within the meaning of this paragraph or the terms of the STRAPS and voting rights thereunder are then exercisable (all such shares, and all shares of Series E Preferred Stock, being hereinafter referred to collectively as the "Voting Parity Preferred Stock"), the authorized number of members of the Board of Directors shall automatically be increased by two. The two vacancies so created shall be filled by the vote of the holders of the "Defaulted Voting Parity Preferred Stock" as hereinbelow defined, voting together as a single class without regard to class or series, to the exclusion of the holders of the Common Stock of the Corporation and any other class or series of stock other than such shares of Defaulted Voting Parity Preferred Stock. A Default in Preferred Dividends" means any default or event specified in the terms of any class of preferred stock or series of preferred stock by reason of which the holders of such preferred stock are entitled to elect directors of the Corporation. A "Default in Preferred Dividends" with respect to Series E Preferred Stock shall be deemed to have occurred whenever the Corporation fails to declare and pay the whole amount of Quarterly Dividend for any Dividend Period on or before the last day of such Dividend Period, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, the Corporation declares and pays the full amount of Quarterly Dividend for a Dividend Period. At such time as the Corporation may again fail to declare the full amount of any Quarterly Dividend upon any Series E Preferred Stock for any Dividend Period, a "Default in Preferred Dividends" shall again have occurred. "Defaulted Voting Parity Preferred Stock" at any time shall mean those classes and series of Voting Parity Preferred Stock in respect of which, at or prior to such time, a Default in Preferred Dividends has occurred and of which the holders are entitled at that time by the terms of such Voting Parity Preferred Stock to elect directors of the Corporation. Upon the termination of a Voting Period with respect to any class or series of Defaulted Voting Parity Preferred Stock, the voting rights described in this section 5.2 shall cease for such class or series of Defaulted Voting Parity Preferred Stock, subject always, however, to revesting of such voting rights in the holders of such Voting Parity Preferred Stock upon the further occurrence of a Default in Preferred Dividends. If any Voting Period shall have terminated before the holders of a class or series of Voting Parity Preferred Stock shall have exercised the voting rights provided in this section 5.2, the holders of such class or series of Voting Parity Preferred Stock shall be deemed not to have acquired such voting rights.

          (b) If the holders of any class or series of Defaulted Voting Parity Preferred Stock (the "first Defaulted Voting Parity Preferred Stock") have elected one or more directors prior to the happening of the default or event permitting the holders of any other class or series of Defaulted Voting Parity Preferred Stock to elect directors, then the directors so previously elected will be deemed to have been elected by and on behalf of the holders of such other class or series of Defaulted Voting Parity Preferred Stock as well as the first Defaulted Voting Parity Preferred Stock, without prejudice to the right of the holders of such other class or series to vote for directors if such previously elected directors shall resign, cease to serve or stand for reelection while the holders of such other class or series are entitled to vote. If the holders of any first Defaulted Voting Parity Preferred Stock are entitled to elect in excess of two directors, the holders of such other class or series shall not participate in the election of more than two such directors.

        (c) No shares of any Defaulted Voting Parity Preferred Stock held by the Corporation or any of the Corporation's Affiliates shall be voted, or counted in determining a quorum, for the election, removal or replacement of any director elected by any Defaulted Voting Parity Preferred Stock.

5.3     Voting Procedures

          (a) As soon as practicable after the commencement of a Voting Period, the Corporation shall call or cause to be called a special meeting of the holders of Defaulted Voting Parity Preferred Stock by mailing or causing to be mailed a notice of such special meeting to such holders not less than 10 nor more than 45 days after the date such notice is given. If the Corporation does not call or cause to be called such a special meeting, it may be called by any of such holders on like notice. The record date for determining the holders of Defaulted Voting Parity Preferred Stock entitled to notice of and to vote at such meeting shall be the close of business on the Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of stockholders held during a Voting Period at which directors are to be elected, removed or replaced, the holders of Defaulted Voting Parity Preferred Stock, voting together as a single class (to the exclusion of the holders of all other securities, series and classes of capital stock of the Corporation), voting by a majority of the votes of shares present in person or by proxy, shall be entitled to elect two directors. In regard to such elections, each holder of shares of Defaulted Voting Parity Preferred Stock shall be entitled to one or more votes and/or a fractional vote on the basis of one vote for each $100,000 of liquidation preference (excluding amounts in respect of accumulated and unpaid dividends) attributable to such shares. Cumulative voting in such elections shall not be permitted. Shares of Defaulted Voting Parity Preferred Stock then outstanding, present in person or represented by proxy, representing one-third of the votes of the Defaulted Voting Parity Preferred Stock, will constitute a quorum for the election of directors. Notice of all meetings at which holders of Defaulted Voting Parity Preferred Stock of any series shall be entitled to vote will be given to such holders at their addresses as they appear on the Stock Books. At any such meeting or adjournment thereof in the absence of a quorum, holders of shares of Defaulted Voting Parity Preferred Stock representing a majority of the votes present in person or represented by proxy shall have the power to adjourn the meeting for the election of directors without notice, other than an announcement at the meeting, until a quorum is present. If any Voting Period shall terminate after the notice of special meeting provided for in this section 5.3 has been given but before the special meeting shall have been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed to the holders of Defaulted Voting Parity Preferred Stock a notice of cancellation of such special meeting.

        (b) The term of office of all persons who are directors of the Corporation at the time of a special meeting of the holders of Defaulted Voting Parity Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by such holders of the two additional directors.

        (c) Simultaneously with the expiration of a Voting Period for all classes and series of Defaulted Voting Parity Preferred Stock, the term of office of the directors elected by the holders of Defaulted Voting Parity Preferred Stock shall terminate, the other persons who shall have been elected by the holders of stock of the Corporation (or by the Board of Directors prior to the beginning of the Voting Period) and who are incumbent shall constitute the directors of the Corporation, and the voting rights of the holders of Voting Parity Preferred Stock to elect directors shall cease.

          (d) For so long as a Voting Period continues, the directors elected at any time by the holders of Defaulted Voting Parity Preferred Stock may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Defaulted Voting Parity Preferred Stock at any subsequent time, voting together as a single class without regard to class or series, at a meeting of the stockholders, or of the holders of shares of Defaulted Voting Parity Preferred Stock, called for such purpose. So long as a Voting Period continues, (A) any vacancy in the office of a director elected by the holders of Defaulted Voting Parity Preferred Stock may be filled (except as provided in the following clause (B)) by the person appointed by an instrument in writing signed by the remaining director elected by the holders of Defaulted Voting Parity Preferred Stock and filed with the Corporation or, in the event there is no remaining director elected by the holders of Defaulted Voting Parity Preferred Stock, by vote of the holders of the outstanding shares of Defaulted Voting Parity Preferred Stock, voting together as a single class without regard to class or series, at a meeting of the stockholders or at a meeting of the then holders of shares of Defaulted Voting Parity Preferred Stock called for such purpose, and (B) in the case of the removal of any director elected by the holders of Defaulted Voting Parity Preferred Stock, the vacancy may be filled by the person elected by the vote of the holders of the outstanding shares of Defaulted Voting Parity Preferred Stock, voting together as a single class without regard to class or series, at the same meeting at which such removal shall be voted or at any subsequent meeting.

5.4     Additional Vote

        If any matter (excluding the election, removal or replacement of directors) requires the consent or affirmative vote of shares of Series E Preferred Stock or of all Preferred Stock of the Corporation, whether pursuant to the provisions of such Series or such Preferred Stock or pursuant to the provisions of the Articles of Redomestication of the Corporation or pursuant to applicable law, and if any shares of Series E Preferred Stock entitled to vote are held by the Corporation or by any of its Affiliates, then the following additional consent or vote will be required: the same consent or affirmative vote of shares otherwise required, except that shares of Series E Preferred Stock held by the Corporation and/or its Affiliates shall be deemed not to be outstanding for purposes of such additional consent or vote; provided, such additional consent or vote will not be applicable if all outstanding shares of Series E Preferred Stock are held by the Corporation and/or its Affiliate.

                                                   ARTICLE 6

                                                  ISSUE PRICE

        The price or consideration for which each share of Series E Preferred Stock shall be issued is $20.90 and, upon payment of such price, each such share shall be issued as fully paid and non-assessable.

                                                   ARTICLE 7

                                           NOTICE AND INTERPRETATION

7.1     Notices

          (a) Any notice, check, invitation for tenders or other Communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series E Preferred Stock at their respective addresses appearing on the books of the Corporation or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Except for notices required by law, accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series E Preferred Stock shall-not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tenders or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

        (b) If any notice, check, invitation for tenders or other communication from the Corporation given to a holder of Series E Preferred Stock pursuant to paragraph (a) is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give or mail any further notices, checks, invitations for tenders or other communications, to such shareholder until another address for such shareholder is made known to the Corporation.

7.2     Interpretation

        (a) In the event that any day on which any dividend on the Series E Preferred Stock is payable or on or by which any other action is required to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. A "business day" means a day other than a Saturday, a Sunday or any other day that is a legal holiday on which banking institutions in the place where the Corporation has its head office are closed.

        (b) All references herein to a holder of Series E Preferred stock shall be interpreted as referring to a registered holder of the Series E Preferred Stock.

                                                   ARTICLE 8

                                             CERTAIN MODIFICATIONS

        In addition to any other vote or consent of shareholders of the Corporation then required by applicable law or by the Articles of Redomestication of the Corporation, subject to any regulatory consents referred to in section 1.2 hereof, so long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the prior approval of the holders of Series E Preferred Stock outstanding at that time, given in accordance with Article 9 below in person or by proxy, either in writing or at a meeting (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to Series E Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Corporation, or reclassify any authorized stock of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, or (ii) amend, alter or repeal any of the provisions of the Corporation's Articles of Redomestication of the Corporation or this Statement of Designation so as to adversely affect any right, preference, privilege or voting power of Series E Preferred Stock: provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any series of preferred stock or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to Series E Preferred Stock with regard to dividends, or upon liquidation, dissolution or winding up of the Corporation (which includes without limitation any shares of the same class of preferred stock as the Series E Preferred Stock, whether or not providing for cumulative dividends), shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

                                                   ARTICES 9

                                  APPROVAL OF SERIES E PREFERRED STOCKHOLDERS

        When holders of Series E Preferred Stock are voting separately as a class, any approval of the holders of Series E Preferred Stock with respect to any and all matters referred to herein or of any other matters requiring the consent of the holders of the Series E Preferred Stock may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by the holders of a majority of the outstanding Series E Preferred Stock (or, if required at that time by applicable law, signed by all holders of the outstanding Series E Preferred Stock) or passed by the affirmative vote of a majority of the votes cast by the holders of Series E Preferred Stock who voted in respect of the resolution at a general meeting of the holders of the Series E Preferred Stock duly called for that purpose and held upon at least 10 days notice at which the holders of at least one-third of the outstanding Series E Preferred Stock (which shall constitute a quorum) are present in person or represented by proxy. The proxy rules applicable to the giving of notice of and the formalities to be observed in respect of the conduct of, any such meeting or any adjourned meeting shall be those from time to time prescribed by the Articles of Redomestication and by-laws of the Corporation with respect to meetings of the holders of Preferred Stock, or if not so prescribed, as required by the Colorado Corporation Code or by such other federal or state legislation as may be applicable in the circumstances. Subject to Article 5 hereof, on every vote taken at every meeting of holders of Series E Preferred Stock, each holder of Series E Preferred Stock entitled to vote thereat shall be entitled to one vote for each share of Series E Preferred Stock held.

                                                  ARTICLE 10

                                             RIGHTS ON LIQUIDATION

        In the event of the liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the shares of Series E Preferred Stock upon liquidation, a liquidation distribution in the amount of $20.90 per share plus an amount equal to all dividends declared and unpaid on each share to the date of such distribution. Additional provisions regarding the preferences and rights of holders of Series E Preferred Stock to receive liquidating distributions are set forth in Article IX of the Articles of Redomestication of the Corporation. Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the consolidation or merger of the Corporation with or into any other entity, nor the merger or consolidation of any other entity with or into the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation, either voluntary or involuntary, for purposes of this Article 10.

                                             ARTICLES OF AMENDMENT
                                        TO ARTICLES OF REDOMESTICATION

        Pursuant to the provisions of the Colorado Business Corporation Act, Great-West Life & Annuity Insurance Company (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Redomestication:

          FIRST: The  name  of the  Corporation  is  Great-West  Life &  Annuity
               Insurance Company.

        SECOND: The amendments to the Articles of  Redomestication  set forth on
Exhibit 1 attached hereto were adopted on January 24, 1995 by the sole shareholder of the Corporation, as prescribed by the Colorado Business Corporation Act. The number of shares voted for the amendments was sufficient for approval. The number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

          THIRD: The amendments do not effect an exchange, reclassification, or cancellation of issued shares of the Corporation.

Dated: January 24, 1995

                       GREAT-WEST LIFE & ANNUITY INSURANCE
                                            COMPANY


                       By  /s/   W. McCallum
                       W.T. McCallum, President and
                       Chief Executive Officer


                                  By  /s/   D.C. Lennox
           D.C. Lennox, Senior President, General
                                  Counsel and Secretary

        Great-West Life & Annuity Insurance Company hereby amends, as set forth below, parts of its Articles of Redomestication consisting of the Statement of Resolution Establishing Four Series of Preferred Stock dated as of September 18, 1991 and filed with the Secretary of State of Colorado on September 30, 1991, as amended by Articles of Amendment to Articles of Redomestication dated as of June 16, 1992 and filed with the Secretary of State of Colorado on June 30, 1992, and by Articles of Amendment to Articles of Redomestication, dated September 15, 1992 and filed with the Secretary of State of Colorado on September 29, 1992 (as so amended, "the Statement").

        1. The definition of "Initial Long-Term Dividend Period" contained in paragraph 2 of the Statement is hereby amended to read in its entirety as follows:

               "'Initial Long-Term Dividend Period' means (i) with respect to the Series A STRAPS, Series C STRAPS and Series D STRAPS, the period from and including the respective Dates of Original Issue for such series to and excluding December 31, 2002 and (ii) with respect to Series B STRAPS, the period from and including the Date of Original Issue for such series to and excluding December 31, 1995."

        2. Clause (I) of paragraph 3(c)(i) of the Statement is hereby amended to read in its entirety as follows:

               "(I) during the Initial Long-Term Dividend Period for each series of STRAPS, the respective dividend rates per annum applicable to such series shall be as follows: Series A, C and D: 8% to and excluding December 31, 1993, 4.05% from December 31, 1993 to and excluding February 18, 1994, 4.29% from February 18, 1994 to and excluding April 8, 1994, 4.7E% from April 8, 1994 to and excluding May 27, 1994, 5.46% from May 27, 1994 to and excluding July 15, 1994, 5.16% from July 15, 1994 to and excluding September 2, 1994, 6.00% from September 2, 1994 to and excluding October 21, 1994, 6.29% from October 21, 1994 to and excluding
               December 9, 1994, 7.58% from December 9, 1994 to and excluding January 27, 1995, and 7.30% for the balance of such Period; and Series B: 7% throughout such Period; and..."

                                             ARTICLES OF AMENDMENT
                                        TO ARTICLES OF REDOMESTICATION

        Pursuant to the provisions of the Colorado Business Corporation Act, Great-West Life & Annuity Insurance Company (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Redomestication:

          FIRST: The  name  of the  Corporation  is  Great-West  Life &  Annuity
               Insurance Company.

        SECOND: The amendments to the Articles of  Redomestication  set forth on
Exhibit 1 attached hereto were adopted on April 22, 1996 by the sole shareholder of the Corporation, as prescribed by the Colorado Business Corporation Act. The number of shares voted for the amendments was sufficient for approval. The number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

          THIRD: The amendments do not effect an exchange, reclassification, or cancellation of issued shares of the Corporation.


Dated: April 22, 1996               GREAT-WEST LIFE & ANNUITY
                                            INSURANCE COMPANY


                                            By  /s/   W. McCallum
                                            W.T. McCallum, President and
                                            Chief Executive Officer


                                            By  /s/   D.C. Lennox
                     D.C. Lennox, Senior President, General
                                            Counsel and Secretary

        Great-West Life & Annuity Insurance Company hereby amends, as set forth below, parts of its Articles of Redomestication consisting of the Statement of Resolution Establishing Four Series of Preferred Stock dated as of September 18, 1991 and filed with the Secretary of State of Colorado on September 30, 1991, as amended by Articles of Amendment to Articles of Redomestication dated as of June 16, 1992, and filed with the Secretary of State of Colorado on June 30, 1996, by Articles of Amendment to Articles of Redomestication dated September 15, 1992 and filed with the Secretary of State of Colorado on September 29, 1992, and by Articles of Amendment to Articles of Redomestication dated January 24, 1995 and filed with the Secretary of State of Colorado on February 7, 1995 (as so amended, "the Statement").

        1. The definition of "Initial Long-Term Dividend Period" contained in paragraph 2 of the Statement is hereby amended to read in its entirety as follows:

               "'Initial Long-Term Dividend Period' means (i) with respect to the Series A STRAPS, Series C STRAPS and Series D STRAPS, the period from and including the respective Dates of Original Issue for such series to and excluding December 31, 2002 and (ii) with respect to Series B STRAPS, the period from and including the Date of Original Issue for such series to and excluding December 31, 1997."

        2. Clause (I) of paragraph 3(c)(i) of the Statement is hereby amended to read in its entirety as follows:

               "(I) during the Initial Long-Term Dividend Period for each series of STRAPS, the respective dividend rates per annum applicable to such series shall be as follows: Series A, C and D: 8% to and excluding December 31, 1993, 4.05% from December 31, 1993 to and excluding February 18, 1994, 4.29% from February 18, 1994 to and excluding April 8, 1994, 4.75% from April 8, 1994 to and excluding May 27, 1994, 5.46% from May 27, 1994 to and excluding July 15, 1994, 5.16% from July 15, 1994 to and excluding September 2, 1994, 6.00% from September 2, 1994 to and excluding October 21, 1994, 6.29% from October 21, 1994 to and excluding
               December 9, 1994, 7.58% from December 9, 1994 to and excluding January 27, 1995, and 7.30% for the balance of such Period; and Series B: 7% to and excluding December 31, 1995, 7.16% from December 31, 1995 to and excluding February 16, 1996, 6.59% from February 16, 1996 to and excluding April 5, 1996, 6.79% from April 5, 1996 to and excluding May 24, 1996, and 5.80% for the balance of such Period; and..."

                                                   Exhibit 2

                                        As amended February 7, 1992

                                       TABLE OF CONTENTS

                                                                                       Page

ARTICLE I      -      GENERAL..........................................................I-1

        SectionI.1    Name and Identity  I-1
               I.2    Offices..........................................................I-1
               I.3    Purpose..........................................................I-1

ARTICLE II     -      DEFINITIONS, INTERPRETATIONS AND
                      REFERENCES......................................................II-2

        SectionII.1   Definitions Incorporated by Reference...........................II-1
               II.2   Other Definitions...............................................II-2
               II.3   Interpretation..................................................II-3
               II.4   Reference to Commission Rules.................................. II-4
               II.5   Protection of Action in Reliance on
                      Commission Rules................................................II-4

ARTICLE III    -      VARIABLE ANNUITY PARTICIPANTS..................................III-1

        SectionIII.1  Annual Meeting.................................................III-1
               III.2  Special Meetings...............................................III-1
               III.3  Notice of Meeting..............................................III-1
               III.4  Voting.........................................................III-1
               III.5  Quorum.........................................................III-2
               III.6  Proxies........................................................III-3
               III.7  Order of Business..............................................III-3
               III.8  Inspectors.....................................................III-3
               III.9  Requirements as to Proxies.....................................III-3

ARTICLE IV     -      VARIABLE ANNUITY ACCOUNT COMMITTEE..............................IV-1

        SectionIV.1   Composition.....................................................IV-1
               IV.2   Terms of Office of Committee Members............................IV-1
               IV.3   Qualification of Committee Members..............................IV-2
               IV.4   Chairman and Secretary..........................................IV-3
               IV.5   Resignations and Removals.......................................IV-3
               IV.6   Vacancies.......................................................IV-4
               IV.7   Powers of the Committee.........................................IV-4
               IV.8   Meetings........................................................IV-5
               IV.9   Quorum..........................................................IV-5
               IV.10  Committee Action Without Meeting................................IV-6
               IV.11  Executive and Other Subcommittees...............................IV-6
               IV.12  Indemnification.................................................IV-6

ARTICLE V      -      VALUE OF ASSETS..................................................V-1

        Section   V.1 Value of Assets..................................................V-1
                  V.2 Conversion to United States Dollars..............................V-2

                      .......                                    Page
                                                                 ----

ARTICLE VI     -      INVESTMENT ADVISORY AND UNDERWRITING
                      CONTRACTS.......................................................VI-1

        Section       VI.1.............................................Investment Advisors    VI-1
               VI.2   Principal Underwriters..........................................VI-1
               VI.3   Approval by Independent Committee
                      Members or by Participants......................................VI-2
               VI.4   Provisions Applicable to both
                      Investment Advisers and Principal
                      Underwriters....................................................VI-2
               VI.5   Exclusion of Advisory Board.....................................VI-3

ARTICLE VII    -      INVESTMENT POLICY..............................................VII-1

        SectionVII.1  Restrictions on Investments....................................VII-1
               VII.2  Purchases of Securities of Other
               Companies, Insurance Companies or
               Broker Dealers........................................................VII-1
               VII.3  Changes in Investment Policy...................................VII-3

ARTICLE VIII   -      TRANSACTIONS WITH AFFILIATES..................................VIII-1

        SectionVIII.1 Restrictions on Purchases, Sales
               Loans, etc...........................................................VIII-1
               VIII.2 Transactions of Certain Affiliated
               Persons and Underwriters.............................................VIII-1
               VIII.3 Participation with Affiliates.................................VIII-3

ARTICLE IX     -      DIVIDENDS, WARRANTS OR RIGHTS...................................IX-1

        SectionIX.1   Dividends.......................................................IX-1
               IX.2   Warrants or Rights..............................................IX-1

ARTICLE X      -      RIGHT TO BORROW MONEY............................................X-1

        Section X.1   Limitations on Borrowing.........................................X-1
                X.2   Borrowings for Temporary Purposes................................X-1
                X.3   "Asset Coverage".................................................X-2

ARTICLE XI     -      VOTING TRUSTS, CIRCULAR OWNERSHIP...............................XI-1

        SectionXI.1   Voting Trusts...................................................XI-1
                      Circular Ownership..............................................XI-1

ARTICLE XII    -      DISTRIBUTION, REDEMPTION, RESTRICTIONS
                      ON ASSIGNMENT, AND ISSUANCE OF
                      CONTRACTS FOR OTHER THAN CASH..................................XII-1

        SectionXII.1  Distribution of Contracts......................................XII-1

               XII.2  Right of Redemption............................................XII-1
                      .......



               XII.3  Restrictions on Assignment....................................XII-2            XII.4
Issuance of Contracts for Other
               than Cash.............................................................XII-2

ARTICLE XIII   -      INELIGIBILITY OF CERTAIN PERSONS..............................XIII-1

        SectionXIII.1 Ineligibility for Officer, Member of
                      Committee, etc................................................XIII-1
               XIII.2 Ineligibility for Broker, Principal
                      Underwriter, Member of the Committee
                      Officer or Employee...........................................XIII-2

ARTICLE XIV    -      PERIODIC REPORTS...............................................XIV-1

        Section XIV.1 Reports to the Commission......................................XIV-1
                XIV.2 Reports to Participants........................................XIV-1
                XIV.3 Requirements for Financial Statements
                      Contained in Annual Reports....................................XIV-3

ARTICLE XV     -      ACCOUNTS AND RECORDS............................................XV-1

        Section  XV.1 Maintenance of Records..........................................XV-1
                 XV.2 Examination by the Commission...................................XV-1
                 XV.3 Commission Rules as to Uniformity...............................XV-1

ARTICLE XVI    -      ACCOUNTANTS AND AUDITORS.......................................XVI-1

        Section XVI.1 Selection of Accountants and Auditors..........................XVI-1
                XVI.2 Participation by Officers and
                      Employees......................................................XVI-2

ARTICLE XVII   -      REORGANIZATIONS AND EXCHANGES.................................XVII-1

        SectionXVII.1 Reorganizations...............................................XVII-1
               XVII.2 Exchange Offers...............................................XVII-1

ARTICLE XVIII  -      TRUSTEE......................................................XVIII-1

        SectionXVIII.1Trustee......................................................XVIII-1
               XVIII.2 Bonding Requirements........................................XVIII-1

ARTICLE XIX    -      AMENDMENTS.....................................................XIX-1



                                           ARTICLE I

                                            GENERAL


      Section I.1. Name and Identity. Great-West Variable Annuity Account A (hereinafter referred to as "Variable Annuity Account A") is a separate and distinct fund originally established by The Great-West Life Assurance Company (hereinafter referred to as "Great-West") under the provisions of Section 81 of the Canadian and British Insurance Companies Act. Effective December 31, 1991, Variable Annuity Account A was transferred to Great-West Life & Annuity Insurance Company (hereinafter referred to as "GWL&A") and established as a separate and distinct account of GWL&A pursuant to Section 10-7-402 of the Colorado Insurance Code. As such, Variable Annuity Account A is an integral part of GWL&A, the assets in Variable Annuity Account A are owned by GWL&A and, unless the context clearly requires otherwise, any reference in these Rules and Regulations to what Variable annuity Account A may, shall, or shall not do applies to GWL&A acting for, on behalf of, or in respect of Variable Annuity Account A.

          Section I.2. Offices. The principal offices of Variable Annuity Account A shall be at 8515 East Orchard Road, Englewood, Colorado.

      Section I.3. Purpose. The purpose of Variable Annuity Account A is to provide in accordance with Section 10-7-402 of the Colorado Insurance Code, a separate and distinct fund, the assets of which shall be maintained only for the provision of payments or values, or both, under Contracts (as defined in Section II.2(d)) sold in the United States by GWL&A.

                                          ARTICLE II

                          DEFINITIONS, INTERPRETATIONS AND REFERENCES

          Section II.1. Definitions Incorporated by Reference. (a) When used in these Rules and Regulations, the following words or terms, shall have, except as otherwise provided in these Rules and Regulations, the meanings assigned to them in Section 2(a) of the Investment Company act of 1940 of the United States of America:
               Advisory board Affiliated company Affiliated person Assignment Bank Broker Company Control Convicted Dealer Director Exchange Face amount certificate Insurance company Interstate commerce Investment adviser Investment banker Issuer Lend; borrow Majority-owned subsidiary Means or instrumentality of interstate commerce National securities exchange Periodic payment plan certificate Person Principal underwriter Promoter Prospectus Redeemable security Reorganization Sale; sell; offer to sell; offer for sale Sales load Short term paper State Underwriter Value Voting security Securities Act of 1933 Securities Exchange Act of 1934

(Investment Company Act ss. 2(a).)

      (b) When used in these Rules and Regulations, the following words or terms shall have the meaning attributed to them in Sections 4 and 5 of the Investment Company Act of 1940 of the United States of America:

          Face-amount certificate company Unit investment trust Management company Open-end company Closed-end company Diversified company Non-diversified company

(Investment Company Act ss.ss. 4 and 5.)

          Section II.2. Other Definitions. (a) All references in these Rules and Regulations to the "Colorado Insurance Code" shall mean the Colorado Insurance Code (Revised Statutes of Colorado) as amended from time to time or as replaced. (b) The term "Commission," as used in these Rules and Regulations, shall mean the Securities and Exchange Commission of the United States of America or any official or agency of the United States of America succeeding to the functions thereof. (c) The term "Committee," as used in these Rules and Regulations, shall mean the Variable Annuity Account A Committee holding office as provided in Article IV hereof. (d) The term "Contract," as used in these Rules and Regulations, shall mean any annuity policy or contract issued by GWL&A providing for payments or values, or both, which vary depending on the investment experience of the assets of Variable Annuity Account A. (e) The term "governmental body having jurisdiction over the Company," as used in these Rules and Regulations, shall include the Commission. (f) The term "Government Security," as used in these Rules and Regulations, shall mean any security issued or guaranteed as to principal or interest by the United States of America or by the Government of Canada or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States of America or the Government of Canada pursuant to authority granted by the Congress of the United States of America or by the Parliament of Canada, as the case may be; or any certificate of deposit for any of the foregoing. (g) The term "Investment Company Act," as used in these Rules and Regulations, shall mean the Investment Company Act of 1940 of the United States of America and any amendments thereof that may hereafter be adopted. (h) The term "Participant," when used in these Rules and Regulations, shall mean any person credited with accumulation units or annuity units, as those terms are defined in Contracts, so long as he shall continue to be credited with any such units under Contracts except that in any provision of these Rules and Regulations relating to voting rights of Participants or meetings of Participant, the term Participant shall mean any person entitled to voting rights in accordance with Section III.4. The records of GWL&A shall be conclusive evidence as to the identity of such Participants.

      Section II.3. Interpretation. Any question of interpretation of any term or provision of these Rules and Regulations having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to Interpretations, if any, of the corresponding term or provision of the Investment Company Act by the courts of the United States of America or, in absence of any controlling decision of any such court, by rules, regulations, orders or interpretations of the Commission validly issued pursuant to said Act. (Rule 7d-1(b)(8)(B).)

      Section II.4. Reference to Commission Rules. To the extent that the laws of Colorado do not require the contrary, the activities and relations of Variable Annuity Account A, its officers, Committee members, Contract Owners, and participants under Group Contracts, the provisions of these Rules and Regulations and the application thereof shall, so long as Variable Annuity Account A shall be registered under the Investment Company Act, be governed by and be subject to such rules, regulations and orders including orders granting exemptions under ss.6(c) of the Investment Company Act, as the Commission shall, in the valid exercise of its authority under said Act, make, issue, amend or rescind as necessary or appropriate to the exercise of the powers conferred upon the Commission by said Act. (Investment Company Act, ss.6(C).)

      Section II.5. Protection of Action in Reliance on Commission Rules. Irrespective of any provision of these Rules and Regulations, no Committee member, officer or other employee of Variable Annuity Account A shall be liable to Variable Annuity Account A or to any Contract Owner or Participant under a Group Contract for any act done or omitted in good faith in conformity with any rule, regulation or order of the Commission, notwithstanding that such rule, regulation or order may, after such act or omission, be amended or rescinded or be determined by judicial or other authority to be invalid for any reason. (Investment Company Act, ss.38(C).)

                                            III - 2


                                          ARTICLE III
                                 VARIABLE ANNUITY PARTICIPANTS

      Section III.1. Annual Meeting. There shall be an annual meeting of Participants at the principal office of Variable Annuity Account A, or such other place as may be determined by the Committee, on the third Wednesday of May of each year or on such other date five business days prior to or following this date as may be designated by the Committee to transact such business as may properly come before the meeting. If such day in any year is a legal holiday, the annual meeting shall be held on the preceding business day.

      Section III.2. Special Meetings. Special meetings of Participants may be called by a majority of the Committee. The notice of the meeting shall state the purpose or purposes of the meeting and no business shall be transacted at the meeting except matters coming within such purpose or purposes. Special meetings of Participants shall be held at the principal office of Variable Annuity Account A or such other place as may be determined by the Committee.

      Section III.3. Notice of Meeting. A written or printed notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by mailing such notice, postage prepaid, not more than 120 days nor less than 20 days prior to the date of the meeting, to each Participant.
      Notices shall be addressed to Participants at their addresses carried on the records of GWL&A. Notice of any adjourned meeting, except a meeting adjourned for lack of a quorum, shall not be required.

      Section III.4. Voting. Participants on the last valuation date of Variable Annuity Account A in the month of February preceding the annual meeting shall have voting rights at such annual meeting as provided in this Section. A Participant who had Variable Annuity Account A accumulation units credited to his account under a Contract on the last valuation date of Variable Annuity Account A in the month of February preceding such annual meeting may cast the number of votes equal to the number of such accumulation units as of that date. A Participant receiving annuity payments under a Contract on the last valuation date of Variable Annuity Account A in the month of February preceding such annual meeting may cast the number of votes determined as of such date, equal to
(i) the dollar amount of the assets then in Variable Annuity Account A to meet the annuity obligation relating to such Participant divided by (ii) the then value of a Variable Annuity Account A accumulation unit.
      In the case of a special meeting of Participants, the persons entitled to vote and the number of votes each shall have shall be determined on the same basis as in the case of an annual meeting, except that such determination shall be made as of the last valuation date of Variable Annuity Account A in the second month preceding the month in which the meeting takes place.

      Section III.5. Quorum. Twenty-five per cent (25%) of the votes available to Participants (as determined in accordance with Section III.4) represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of Participants. When a quorum is present, a vote of the majority of the votes available to Participants present, represented in person or by proxy, shall determine any questions except as may be otherwise provided by these Rules and Regulations or by law. If a quorum shall not be present, a majority of the votes available to Participants present, represented in person or by proxy, may adjourn the meeting until some later time.


          Section III.6. Proxies. Participants may vote either in person or by proxy duly executed in writing by the Participants. A proxy for any meeting shall be valid for any adjournment of such meeting.

          Section III.7. Order of Business. The order of business at the meetings of Participants shall be determined by the presiding officer.

      Section III.8. Inspectors. At each meeting of Participants the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters or the validity of proxies and the acceptance or rejection of votes shall be decided by three inspectors. Such inspectors, who need not be Participants, shall be appointed by the Committee before the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. In the event of failure, refusal or inability of any inspector previously appointed to serve, the presiding officer may appoint any person to fill such vacancy.

      Section III.9. Requirements as to Proxies. Neither Variable Annuity Account A nor any of its Committee members, officers or employees shall by use of the United States mails or any means or instrumentality of interstate commerce, or otherwise, solicit or permit the use of its or his name to solicit any proxy, consent or authorization in respect of any Contract or participation under a Group Contract in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of Participants. (Investment Company Act ss.20(a).)

                                          ARTICLE IV
                              VARIABLE ANNUITY ACCOUNT COMMITTEE

      Section IV.1. Composition. The Committee shall consist of five members, or, after the first annual meeting of Participants, such other number of members not less than five nor more than fifteen as the Committee may, by resolution, from time to time authorize. Members of the Committee need not be Participants. The initial Committee, the Chairman thereof, and the Secretary thereto shall be appointed by the President of GWL&A. Thereafter, no person shall serve as a Committee member unless elected to that office by ballot of Participants at an annual or a special meeting duly called for that purpose; except that vacancies occurring between such meetings may be filled in any otherwise legal manner if immediately after filling any such vacancy at least two-thirds of the Committee members then holding office shall have been elected to such office by Participants at such an annual or special meeting. In the event that at any time less than a majority of the Committee members holding office at that time were so elected by Participants, the Committee or proper officer of Variable Annuity Account A shall forthwith cause to be held, as promptly as possible and in any event within sixty days, a meeting of Participants for the purpose of electing Committee members to fill any existing vacancies in the Committee unless the Commission shall by order extend such period. The foregoing provision of this
Section IV.1 shall not apply to members of an advisory board.
(Investment Company Act ss.16(a).)

      Section IV.2.  Terms of Office of Committee Members.
Committee members shall be elected to one year terms. Such elections shall be by written ballot at the Annual Meeting of Participants or a special meeting held for that purpose. The term of office of each member shall begin from the time of his election and qualification until his successor shall have been elected and shall have qualified, or, if earlier, the death, resignation, or removal as provided in these Rules and Regulations or as otherwise provided by statute.

          Section IV.3. Qualifications of Committee Members. So long as Variable Annuity Account A shall be registered under the Investment Company Act: (a) at least a majority of the Committee must be citizens of the United States of America and not less than a majority of such Committee who are United States citizens shall be resident in the United States of America. (Rule 7d-1(b)(8)(D).) (b) not more than sixty percent (60%) of the members of the Committee shall be persons who are investment advisers of, affiliated persons of an investment adviser of, or officers or employees of, Variable Annuity Account A, nor shall a majority of the Committee consist of persons who are officers or directors of any one bank (which term shall for the purposes of this paragraph (b) mean any banking institution). If Variable Annuity Account A shall at any time have an advisory board, such board, as a distinct entity, shall be subject to the same restrictions as to its membership as are imposed upon the Committee by this paragraph (b). See also Article XIII, relating to the ineligibility of certain persons. (Investment Company Act, ss.10(a), ss.10(c) and ss.10(g).)


      Section IV.4. Chairman and Secretary. At the first meeting of the Committee following each annual meeting of Participants, the Committee shall elect one of its members to act as Chairman of the Committee, and he shall hold office until his successor is elected and qualified. The Chairman of the Committee or, in his absence, a member of the Committee designated by the Committee or, if no such designation is made, a member of the Committee designated by the Chairman, shall preside at all meetings of the Committee, and all annual and special meetings of Participants. The Chairman of the Committee, at the direction of the members of the Committee, shall execute all agreements or contracts to which the Committee or Variable Annuity Account A is a party.
      The Committee may appoint a Secretary to the Committee, who need not be a member of the Committee. The Secretary shall have the power to certify the minutes of the proceedings of the Participants and the Committee, or portions thereof, and shall perform such other duties and have such other powers as the Committee shall from time to time designate. In the absence of the Secretary, a temporary Secretary shall perform such duties and have such powers.

      Section IV.5. Resignations and Removals. Any member of the Committee, the Chairman, or the Secretary may resign his membership or office at any time by mailing or delivering his written resignation to the Chairman of the Committee or to a meeting of the Committee. By a vote of the majority of votes available to Participants (determined in accordance with Section III.4), the Participants may, at any meeting called for that purpose, remove any member of the Committee. The Committee, by vote of a majority of the members then in office, may remove the Chairman or the Secretary from his office. No member of the Committee or a Chairman or Secretary who is removed or resigns shall have any right to any compensation as such member, Chairman or Secretary, for any period following his resignation or removal or any right to damages on account of such removal (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement duly approved by the Committee). A resignation shall take effect at the time specified therein or, if the time be not specified, upon acceptance by the Committee or the Chairman of the Committee.

      Section IV.6.  Vacancies.
      (a) Any vacancy in the Committee occurring by reason of death, resignation, or removal of a member between annual meetings of Participants may be filled by a majority vote of the remaining members, subject to the provisions of Section IV.1. The person so selected shall serve until a successor Committee member is elected at the next annual meeting of Participants to serve for the remaining unexpired term, if any, or otherwise for a new three year term. The
Committee shall have and may exercise all of its powers notwithstanding the existence of one or more vacancies in its number, provided there be at least two members in office.
      (b) If by reason of the death, disqualification, or bona fide resignation of any member of the Committee, the requirements of Section IV.3 or Section
XIII.2 shall not be met, the operation of such requirements shall be suspended for a period of thirty (30) days if the vacancy or vacancies may be filled by action of the Committee, and for a period of sixty (60) days if a vote of Participants is required to fill the vacancy or vacancies, or for such longer period as the Commission may prescribe, by rules and regulations upon its own motion or by order upon application, as not inconsistent with the protection of Participants.
(Investment Company Act, ss.10(e).)
      (c) If the office of Chairman or Secretary becomes vacant, the Committee may elect a successor by vote of a majority of the members then in office. Each such successor shall hold office for the unexpired term of his predecessor.

      Section IV.7. Powers of the Committee. The Committee shall have the following duties, responsibilities and powers:
      (a) To select, in accordance with Section 32 of the Investment Company Act an independent public accountant, whose employment shall be approved annually by the Participants.
      (b) To cause to be executed an agreement or agreements providing for sales, services, administrative services and investment management services.
      (c) To recommend changes in the fundamental investment policy of Variable Annuity Account A, and to submit such recommendations to the Participants for their approval.
      (d) To authorize investment programs for Variable Annuity Account A to carry out the investment objectives and policies of Variable Annuity Account A.

      Section IV.8. Meetings. Regular meetings of the Committee shall be held at such places, and at such times as the Committee, by vote, may determine, and if so determined, no call or notice thereof need be given, except that a notice shall be given at least two days prior to the first regular meeting following a change in the date of regular meetings. Special meetings of the Committee may be held at any time or place, whenever called by the Chairman of the Committee or three or more members of the Committee.
      Notice thereof shall be given to each member unless all members are present or those not present shall have waived notice thereof in writing prior to the meeting and each such waiver is filed with the minutes of the meeting. Notice of special meetings, stating the time and place thereof, shall be mailed to each member at his residence or business address at least two days before the meeting, or by delivering to him personally, or telephoning or telegramming the same to him at his residence or business address, at least one day before the meeting; provided, however, that the Chairman may prescribe a shorter notice to be given personally or by telephone or telegram to each member at his residence or business address.

      Section IV.9. Quorum. A majority of the members of the Committee shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting except as otherwise provided by law, or by these Rules and Regulations.

      Section IV.10. Committee Action Without Meeting. Any action which may be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Committee members.
      Section IV.11.  Executive and Other Subcommittees.
The Committee may elect, by the vote of a majority of the Committee, two or more of its members to constitute an Executive Committee which shall have and may exercise when the Variable Annuity Account Committee is not in session, any or all of its powers in the management of the business and affairs of Variable Annuity Account A.
      The Variable Annuity Account Committee likewise may appoint from their number other committees from time to time, and determine the number (not less than two) composing such committees, the qualifications for membership, and the functions to be performed.
      Each member of a committee shall hold office until the first meeting of the Variable Annuity Account Committee following the next annual meeting of the Participants and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership, becomes disqualified, or until the Committee is abolished by the Variable Annuity Account Committee.
      Each committee may make rules for the notice, holding and conduct of its meetings and the keeping of minutes of each meeting and shall report its actions to the Variable Annuity Account Committee.

      Section IV.12. Indemnification. Variable Annuity Account A shall not, in any manner, protect or attempt to protect, any Committee member or officer of Variable Annuity Account A against any liability to Variable Annuity Account A, Contract Owners or Participants under Group Contracts to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. (Investment Company Act, ss.17(h).)

                                           ARTICLE V
                                        VALUE OF ASSETS

      Section V.1 Value of Assets. The value of the assets of Variable Annuity Account A shall be the aggregate, in United States dollars, of the following:
      (a)      The face amount of cash; plus

      (b) The total market value determined as follows, of any securities listed on an organized exchange:

          (i)  by the last board lot sale  reported on the valuation  date,  or,
               (ii)if no such sale is reported, by the mean between the closing bid and ask prices on the valuation date, or, (iii)if prices in neither (i) nor (ii) are reported, then by either-- (A) the last board lot sale price, or, (B) the mean between the closing bid and ask prices on the last preceding day on which both bid and ask prices were reported-- whichever is the later; plus

        (c) The fair market value of any other asset as determined in good faith by the Committee; minus

        (d) An amount for taxes, if any, to be deducted in computing the gross investment rate pursuant to the terms of Contracts; and minus

        (e) Accrued and unpaid liabilities of Variable Annuity Account A other than Contract liabilities.

      Section V.2.  Conversion to United States Dollars.
      Any amount stated in currency other than United States dollars will be converted to United States dollars at the mean between the buying and selling rates of exchange prevailing at the close of business at the Head Office of GWL&A on the valuation date.

                                          ARTICLE VI
                        INVESTMENT ADVISORY AND UNDERWRITING CONTRACTS

      Section VI.1. Investment Advisers. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not engage any person to serve or act as investment adviser of Variable Annuity Account A, except pursuant to a written contract which has been approved by a majority of the votes available to Participants; and which
      (a) precisely describes all compensation to be paid thereunder;
      (b) shall continue in effect for a period more than two (2) years from the date of its execution, only so long as such continuance is specifically approved at least annually by the Committee or by a majority of votes available to Participants;
      (c) provides, in substance, that it may be terminated at any time, without the payment of any penalty, by the Committee or by a majority of votes available to Participants on not more than sixty (60) days' written notice to the investment adviser;
      (d) provides, in substance, for its automatic termination in the event of its assignment by the investment adviser. (Investment Company Act, ss.15(a).)

      Section VI.2. Principal Underwriters. So long as Variable Annuity Account A is registered under the Investment Company Act, it shall not engage any underwriter to offer for sale, sell, or deliver after sale any Contract, except pursuant to a written contract, which contract:
      (a) shall continue in effect for a period, more than two (2) years from the date of its execution, only so long as such continuance is specifically approved at least annually by the Committee or by a majority of votes available to Participants;
      (b) provides, in substance, for its automatic termination in the event of its assignment by such underwriter. (Investment Company Act, ss.15(b).)

      Section VI.3. Approval by Independent Committee Members or by Participants. In addition to the requirements of Sections VI.1, 2 and 3 hereof Variable Annuity Account a shall not enter into, renew, or perform any contract or agreement, written or oral, whereby a person undertakes regularly to serve or act as investment adviser of or principal underwriter for Variable Annuity
Account A, unless the terms of such contract or agreement and any renewal thereof have been approved (1) by a majority of the Committee who are not parties to such contract or agreement or affiliated persons of any such party, or (2) by a majority of votes available to Participants. (Investment Company Act, ss.15(c).)

      Section VI.4. Provisions Applicable to Both Investment Advisers and Principal Underwriters. So long as Variable Annuity Account A shall be registered under the Investment Company Act, any contract entered into pursuant to Sections VI.1, 2 or 3 above shall:
      (a) contain no provision which protects or purports to protect an investment adviser and/or principal underwriter against any liability to Variable Annuity Account A or to Contract Owners or Participants under Group Contracts to which such investment adviser or principal underwriter would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of the reckless disregard by such investment adviser or principal underwriter of its obligations and duties under such contract; (Investment Company Act, ss.17(i).)
      (b) provide that the investment adviser and/or principal underwriter shall maintain and preserve for such period or periods as the Commission shall prescribe by rules and regulations, such accounts, books, and other documents as are necessary or appropriate to record such person's transactions with Variable Annuity Account A; (Investment Company Act, ss.31(a).)
      (c) provide that such accounts, books, and other records maintained pursuant to paragraph (b) shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission, or any member or representative thereof, as the Commission may prescribe
      (d) provide that the investment adviser and/or principal underwriter shall furnish to the Commission, within such reasonable time as the Commission may prescribe, copies of or extracts from such accounts, books and other records which may be prepared without undue effort, expense, or delay, as the Commission may by order require. (Investment Company Act, ss.31(b).)

      Section VI.5 Exclusion of Advisory Board. Nothing contained in Sections VI.1, 2 or 3 shall be deemed to require or contemplate any action by an advisory board, if any, of Variable Annuity Account A or by any of the members of such a board. (Investment Company Act, ss.15(f).)

                                            VII - 3


                                          ARTICLE VII
                                       INVESTMENT POLICY

          Section VII.1. Restrictions on Investments. So long as Variable Annuity Account A is registered under the Investment Company Act, it shall not, in contravention of such rules and regulations or orders as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of
               Participants: (a) purchase any security on margin, except such short-term credits as are necessary for the clearance of transactions; (b) participate on a joint or a joint and several basis in any trading account in securities; (c) effect a short sale of any security; (d) act as a distributor of securities of which it is the issuer, except through an underwriter; or (e) make any commitment as underwriter. (Investment Company Act, ss.12(a); ss.12(b); ss.12(c).)

      Section VII.2. Purchases of Securities of Other Investment Companies, Insurance Companies or Broker Dealers. So long as Variable Annuity Account A is registered under the Investment Company Act, Variable Annuity Account A and any company or companies controlled by Variable Annuity Account A shall not acquire any security issued by or any other interest in the business of:
      (a) any other investment company of which Variable Annuity Account A and any company or companies controlled by it shall not at the time of such purchase or acquisition own in the aggregate at least 25 per centum of the total outstanding voting stock, if Variable Annuity Account A and any company or companies controlled by it own in the aggregate or as a result of such purchase or acquisition will own in the aggregate more than 5 per centum of the total outstanding voting stock of such other investment company if the policy of such other investment company is the concentration of investments in a particular industry or group of industries, or more than 3 per centum of the total outstanding voting stock of such other investment company if the policy of such other investment company is not the concentration of investments in a particular industry or group of industries, except (A) a security received as a dividend or as a result of an offer of exchange approved pursuant to section 11 of the Investment Company Act or of a plan of reorganization of any company (other than a plan devised for the purpose of evading the foregoing provisions), or (B) a security purchased with the proceeds of payments on periodic payment plan certificates, pursuant to the terms of the trust indenture under which such certificates are issued; or
      (b) any insurance company of which Variable Annuity Account A and any company or companies controlled by it shall not at the time of such purchase or acquisition own in the aggregate at least 25 per centum of the total outstanding voting stock, if Variable Annuity Account A and any company or companies controlled by it own in the aggregate or as a result of such purchase or acquisition will own in the aggregate more than 10 per centum of the total outstanding voting stock of such insurance company, except a security received as a dividend or as a result of a plan of reorganization of any company (other than a plan devised for the purpose of evading the foregoing provisions); or
      (c) any person who is a broker, a dealer, is engaged in the business of underwriting, or is either an investment adviser of an investment company or an investment adviser registered under title II of the Investment Company Act unless (A) such person is a corporation all the outstanding securities of which (other than short-term paper, securities representing bank loans and directors' qualifying shares) are, or after such acquisition will be, owned by one or more registered investment companies; and (B) such person is primarily engaged in the business of underwriting and distributing securities issued by other persons, selling securities to customers, or any one or more of such or related activities, and the gross income of such person normally is derived principally from such business or related activities. (Investment Company Act, ss.12(d).)

      Section VII.3. Changes in Investment Policy. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not, unless authorized by a vote of a majority of the votes available to
Participants:
      (a) change its subclassification as defined in section 5(a)(1) and (2) of the Investment Company Act or its subclassification from a diversified to a non-diversified company;
      (b) borrow money, issue senior securities, underwrite securities issued by other persons, purchase or sell real estate or commodities or make loans to other persons, except in each case in accordance with the recitals of policy contained in its registration statement under the Investment Company Act in respect thereto;
      (c) deviate from its policy in respect of concentration of investments in any particular industry or group of industries as recited in its registration statement under the Investment Company Act, or deviate from any fundamental policy recited in its registration statement pursuant to Section 8(b)(2) of said Act; or
      (d) change the nature of its business so as to cease to be an investment company. (Investment Company Act, ss.13(a).)
      For the purposes of subparagraph (a) of Section VII.3, subject to such rules and regulations or orders as the Commission may issue pursuant to the authority of section 2(a)(39) of the Investment Company Act, the term "value" shall mean:

          (i) with respect to securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by the Committee; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof; provided, that valuations of securities at cost or other basis, as permitted by rules and regulations of the Commission, may be made in cases where it may be more convenient for Variable Annuity Account A to make its computations on such basis by reason of the necessity or desirability of complying with the provisions of any Canadian regulatory or revenue laws or rules or regulations issued thereunder. (Rule 7d-1(b)(8)(A).)

                                           VIII - 2


                                         ARTICLE VIII
                                 TRANSACTIONS WITH AFFILIATES

      Section VIII.1.  Restrictions on Purchases, Sales, Loans, etc.
      (a) Except to the extent that the Commission may, by rules and regulations upon its own motion or by order upon application, have exempted a transaction or class of transactions from any of the provisions of section 10(f) of the Investment Company Act, or may otherwise permit, Variable Annuity Account A shall not, so long as it shall be registered under the Investment Company Act, knowingly purchase or otherwise acquire, during the existence of any underwriting or selling syndicate, any security (except a security of which Variable Annuity Account A is the issuer) a principal underwriter of which is an officer, Committee member, member of an advisory board, investment adviser, or employee of Variable Annuity Account A, or is a person (other than a company of the character described in section 12(d)(3)(A) and (B) of the Investment Company
Act) of which any such officer, Committee member, member of an advisory board, investment adviser, or employee is an affiliated person. (Investment Company Act, ss.10(f).)
      (b) So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not lend money or property to any person, directly or indirectly, if--
               (1) the investment policies of Variable Annuity Account A, as recited in its registration statement and reports filed under this title, do not permit such a loan; or
               (2) such person controls or is under common control with Variable Annuity Account A. (Investment Company Act, ss.21.)

          Section VIII.2. Transactions of Certain Affiliated Persons and Underwriters. (a) Except to the extent permitted by order of exemption issued by the Commission, Variable Annuity Account A, so long as it shall be registered under the Investment Company Act, shall not permit any affiliated person or promoter of or principal underwriter for Variable Annuity Account A (other than a company of the character described in section 12(d)(3)(A) and
               (B) of the Investment Company Act), or any affiliated person of such a person, promoter, or principal underwriter, acting as principal-- (1) knowingly to sell any security or other property to Variable Annuity Account A or to any company controlled by it unless such sale involves solely (A) securities of which the buyer is the issuer, (B) securities of which the seller is the issuer and which are part of a general offering to the holders of a class of its securities, or (C) securities deposited with the trustee of a unit investment trust or periodic payment plan by the depositor thereof; (2) knowingly to purchase from Variable Annuity Account A, or from any company controlled by it, any security or other property (except securities of which the seller is the issuer); or (3) to borrow money or other property from Variable Annuity Account A or from any company controlled by it (unless the borrower is controlled by it (unless the borrower is controlled by the lender) except as permitted in section 21(b) of the Investment Company Act. (b) Notwithstanding Section VIII.2(a), a person may, in the ordinary course of business, sell to or purchase from any company merchandise or may enter into a lessor-lessee relationship with any person and furnish the services incident thereto. (Investment Company Act, ss.17(a),(b),(c).) (c) So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not permit any affiliated person of Variable Annuity Account A or any affiliated person of such person-- (1) acting as agent, to accept from any source any compensation (other than a regular salary or wages from such registered company) for the purchase or sale of any property to or for Variable Annuity Account A or any controlled company thereof, except in the course of such person's business as an underwriter or broker; or (2) acting as broker, in connection with the sale of securities to or by Variable Annuity Account A or any controlled company thereof, to receive from any source a commission, fee, or other remuneration for effecting such transaction which exceeds (A) the usual and customary broker's commission if the sale is effected on a securities exchange, or (B) 2 percent of the sales price if the sale is effected in connection with a secondary distribution of such securities, or (C) 1 percent of the purchase or sale price of such securities if the sale is otherwise effected unless the Commission shall, by rules and regulations or order in the public interest and consistent with the protection of investors, permit a larger commission. (Investment Company Act, ss.17(e).)

      Section VIII.3. Participation with Affiliates. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not permit any affiliated person of or principal underwriter for Variable Annuity
Account A (other than a company of the character described in section 12(d)(3)(A) and (B) of the Investment Company Act), or any affiliated person of such a person or principal underwriter, acting as principal to effect any transaction in which Variable Annuity Account A, or a company controlled by it, is a joint or a joint and several participant with such person, principal underwriter, or affiliated person, in contravention of such rules and regulations as the Commission may prescribe for the purpose of limiting or preventing participation by Variable Annuity Account A or controlled company on a basis different from or less advantageous than that of such other participant. Nothing contained in this Section VIII.3 shall be deemed to preclude any affiliated person from acting as manager of any underwriting syndicate or other group in which Variable Annuity Account A or controlled company is a participant and receiving compensation therefor. (Investment Company Act, ss.17(d).)

                                          ARTICLE IX
                                 DIVIDENDS, WARRANTS OR RIGHTS

          Section IX.1. Dividends. No dividend payments will be made from the assets maintained in Variable Annuity Account A. (Investment Company Act, ss.19.)

          Section IX.2. Warrants or Rights. No Warrants or Rights will be issued with respect to Contracts. (Investment Company Act, ss.18(d).)

                                           ARTICLE X
                                     RIGHT TO BORROW MONEY

      Section X.1. Limitations on Borrowing. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not issue any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness, or any Contract having priority over any other Contract as to distribution of assets except that Variable Annuity Account A shall be permitted to borrow from any bank:
      Provided, that immediately after any such borrowing there is an asset coverage of at least 300 percent for all borrowings of Variable Annuity Account
A: And provided further, that in the event that such asset coverage shall at any time fall below 300 percent Variable Annuity Account A shall, within three days thereafter (not including Sundays and holidays) or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300 percent. (Investment Company Act, ss.18(f) and (g).)

      Section X.2.  Borrowings for Temporary Purposes.  Notwithstanding  Section
X.1 Variable Annuity Account A may borrow for temporary purposes only in an amount not exceeding 5% of the total assets of Variable Annuity Account A at the time the loan is made. A loan shall be presumed to be for temporary purposes if it is repaid within sixty days and it is not extended or renewed; otherwise, the loan will be presumed not to be for temporary purposes; provided, however, that any such presumption may be rebutted. (Investment Company Act, ss.18(g).)

          Section X.3. "Asset Coverage." "Asset Coverage" as used in Section X.1 shall have the meaning ascribed to it in section 18(h) of the Investment Company Act. (Investment Company Act, ss.18(h).)

                                          ARTICLE XI
                               VOTING TRUSTS, CIRCULAR OWNERSHIP

      Section XI.1. Voting Trusts. So long as Variable Annuity Account A shall be registered under the Investment Company Act it shall not, nor shall it permit any affiliated person of Variable Annuity Account A to offer for sale, sell, or deliver after sale, any voting trust certificate relating to any Contract. (Investment Company Act, ss.20(b).)

          Section XI.2. Circular Ownership. (a) So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not purchase any voting security if, to its knowledge, cross-ownership or circular ownership exists, or after such acquisition will exist, between Variable Annuity Account A and the issuer of such security. Cross-ownership shall be deemed to exist between two companies when each of such companies beneficially owns more than three percent (3%) of the outstanding voting securities of the other company. Circular ownership shall be deemed to exist between two (2) companies if such companies are included within a group of three (3) or more companies, each of which: (1) beneficially owns more than three percent (3%) of the outstanding voting securities of one or more other companies of the group; and (2) has more than three percent (3%) of its own outstanding voting securities beneficially owned by another company, or by each of two (2) or more other companies, of the group. (Investment Company Act, ss.20(c).) (b) If such cross-ownership or circular ownership between Variable Annuity Account A and any other company or companies shall come into existence (without Variable Annuity Account A's or GWL&A's knowledge) upon the purchase for Variable Annuity Account A of the securities of another company, Variable Annuity Account A shall, within one year after it first knows of the existence of such cross-ownership or circular ownership, eliminate the same. (Investment Company Act, ss.20(d).)

                                            XII - 2



                                          ARTICLE XII
                           DISTRIBUTION, REDEMPTION, RESTRICTIONS ON
                           ASSIGNMENT, AND ISSUANCE OF CONTRACTS FOR
                                        OTHER THAN CASH

      Section XII.1. Distribution of Contracts. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not, except to the extent permitted by an order of exemption issued by the Commission pursuant to section 6(c) of the Investment Company Act, sell to any person any Contract, except either to or through a principal underwriter for distribution, or at a current public offering price described in the prospectus, and, if such Contract is being currently offered to the public by or through an underwriter, no principal underwriter of such Contract and no dealer shall sell any such Contract to any person except a dealer, a principal underwriter for Variable Annuity Account A, or Variable Annuity Account A, except at a current public offering price described in the prospectus: Provided, however, that nothing in this Section XII.1 shall prevent a sale made (i) pursuant to an offer of exchange permitted by section 11 of the Investment Company Act including any offer made pursuant to an offer made solely to all Participants (or to a particular class of Participant) proportionate to their holdings or proportionate to any cash distribution made to them by Variable Annuity Account A (subject to appropriate qualifications designed solely to avoid issuance of fractional securities); or (iii) in accordance with rules and regulations of the Commission made pursuant to subsection (b) of section 12 of the Investment Company Act.
(Investment Company Act, ss.22(d).)

      Section XII.2. Right of Redemption. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not suspend, nor shall it allow its principal underwriter to suspend, except to the extent permitted by an order of exemption issued by the Commission pursuant to section 6(c) of the Investment Company Act, the right of redemption or postpone the date of payment or satisfaction upon redemption of any Contract in accordance with the terms of such Contract for more than seven days after due surrender of such Contract except:
               (1) for any period (A) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;
               (2) for any period during which an emergency exists as a result of which (A) disposal by Variable Annuity Account A of securities owned by it is not reasonably practicable, or (B) it is not reasonably practicable for Variable Annuity Account A fairly to determine the value of its net assets; or
               (3) for such other periods as the Commission may by order permit for the protection of Participants. The Commission's rules and regulations shall determine the conditions under which (i) trading shall be deemed to be restricted and (ii) an emergency shall be deemed to exist within the meaning of this Section XII.2. (Investment Company Act, ss.22(e).)

      Section XII.3. Restrictions on Assignment. So long as Variable Annuity Account A shall be registered under the Investment Company Act, the assignment of Contracts shall not be restricted except in conformity with the statements with respect to assignability contained in its registration statement under the Investment Company Act nor in contravention of such rules and regulations as the Commission may prescribe in the interests of Participants. (Investment Company Act, ss.22(f).)

      Section XII.4. Issuance of Contracts for Other than Cash. So long as Variable Annuity Account A shall be registered under the Investment Company Act, Contracts shall not be issued (1) for services or (2) for property other than cash or securities (including Contracts) except as a distribution to Participants or in connection with a reorganization. (Investment Company Act, ss.22(g).)

                                           XIII - 2


                                         ARTICLE XIII
                               INELIGIBILITY OF CERTAIN PERSONS

      Section XIII.1. Ineligibility for Officer, Member of Committee, etc. Except to the extent permitted by an order of exemption of the Commission, the following persons shall not be eligible to serve or act in the capacity of officer, member of the Committee, member of an advisory board, investment adviser, principal underwriter, or depositor of Variable Annuity Account A at any time while Variable Annuity Account A shall be registered under the Investment Company Act:
      (a) any person who at any time has been convicted of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, or investment adviser, or as an affiliated person, salesman, or employee of any investment company, banking institution, or insurance company;
      (b) any person who, by reason of any misconduct, is permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, or investment adviser, or as an affiliated person, salesman, or employee of any investment company, banking institution, or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; or
      (c) a company any affiliated person of which is ineligible, by reason of paragraph (a) or (b) of this Section XIII.1, to serve or act in the foregoing capacities.

          For the purposes of paragraphs (a), (b), and (c) of this Section XIII.1, the term "investment adviser" shall include an investment adviser as defined in title II of the Investment Company Act. (Investment Company Act, ss.9.)

      Section XIII.2. Ineligibility for Broker, Principal Underwriter, Member of the Committee, Officer or Employee. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall not:
      (a) employ as a regular broker any member of the Committee, officer or employee of Variable Annuity Account A, or any person of which such member of the Committee, officer or employee is an affiliated person unless a majority of the Committee shall be persons who are not such brokers or affiliated persons of any such brokers;
      (b) use as a principal underwriter of Contracts any member of the Committee, officer or employee of Variable Annuity Account A or any person of which any such member of the Committee, officer or employee is an affiliated person unless a majority of the Committee shall be persons who are not such principal underwriters or affiliated persons of any such principal underwriters; or
      (c) have as a member of the Committee, officer or employee any investment banker or any affiliated person of an investment banker unless a majority of the Committee shall be persons who are not investment bankers or affiliated persons of any investment banker. For the purposes of this paragraph (c) a person shall not be deemed an affiliated person of an investment banker solely by reason of the fact that he is an affiliated person of a company of the character described in section 12(d)(3)(A) and (B) of the Investment Company Act. (Investment Company Act, ss.10(b).)

                                            XIV - 2


                                          ARTICLE XIV
                                       PERIODIC REPORTS

      Section XIV.1.  Reports to the Commission.
      (a) So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall file annually with the Commission such information, documents, and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to section 13(a) of the Securities Exchange Act of 1934 of the United States of America and the rules and regulations issued thereunder. (Investment Company Act, ss.30(a).)
      (b) So long as Variable Annuity Account A shall be registered under the Investment Company act, it shall file with the Commission:
               (1) such information and documents (other than financial statements) as the Commission may require, on a semi-annual or quarterly basis, to keep reasonably current the information and documents contained in the registration statement of Variable Annuity Account A under the Investment Company Act, and
               (2) copies of every periodic or interim report or similar communication containing financial statements and transmitted to Participants, such copies to be filed no later than ten (10) days after such transmission; provided, that any information or document contained in a report or other communication to Participant filed pursuant to subparagraph (2) of this paragraph (b) may be incorporated by reference in any report subsequently or concurrently filed pursuant to subparagraph (1) hereof. (Investment Company Act, ss.30(b).)

      Section XIV.2. Reports to Participants. So long as Variable Annuity Account A shall be registered under the Investment Company Act, it shall transmit to Participants, at least semi-annually, reports containing such of the following information and financial statements or their equivalent, as of a reasonably current date, as the Commission may prescribe by rules and regulations for the protection of Participants, which reports shall not be misleading in any material respect in the light of the reports required to be filed pursuant to Section XIV.1 hereof:
          (a) a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet;
      (b) a list showing the amounts and values of securities owned on the date of such balance sheet; (c) a statement of income for the period covered by the report, which shall be itemized at least with respect to each category of income and expense representing more than five percent (5%) of total income or expense;
      (d) a statement of surplus, which shall be itemized at least with respect to each charge or credit to the surplus account which represents more than five percent (5%) of the total charges or credits during the period covered by the report;
      (e) a statement of the aggregate remuneration paid by Variable Annuity Account A during the period covered by the report (A) to all Committee members and to all members of any advisory board for regular compensation; (B) to each Committee member and to each member of an advisory board for special compensation; (C) to all officers; and (D) to each person of whom any officer or Committee member of Variable Annuity Account A is an affiliated person; and
      (f) a statement of the aggregate dollar amounts of purchases and sales of investment securities, other than government securities, made during the period covered by the report: Provided, that if in the judgment of the Commission any item required under the Section XIV.2 is inapplicable or inappropriate to Variable Annuity Account A, the Commission may by rules and regulations permit in lieu thereof the inclusion of such item of a comparable character as it may deem applicable or appropriate. (Investment Company Act, ss.30(d).)


      Section XIV.3. Requirements for Financial Statements Contained in Annual Reports. Financial statements contained in annual reports required pursuant to Sections XIV.1(a) and XIV.2, if required by the rules and regulations of the Commission, shall be accompanied by a certificate of independent public accountants. The certificate of such independent public accountants shall be based upon an audit not less in scope or procedures followed than that which independent public accountants would ordinarily make for the purpose of presenting comprehensive and dependable financial statements, and shall contain such information as the Commission may prescribe, by rules and regulations in the public interest or for the protection of Participants, as to the nature and scope of the audit and the findings and opinion of the accountants. Each such report shall state that such independent public accountants have verified securities owned, either by actual examination, or by receipt of a certificate from the trustee provided for in Article XVIII, as the Commission may prescribe by rules and regulations. (Investment Company Act, ss.30(e).)

                                          ARTICLE XV
                                     ACCOUNTS AND RECORDS

      Section XV.1. Maintenance of Records. So long as Variable Annuity Account A shall be registered under the Investment Company Act, Variable Annuity Account A, and every underwriter, broker, dealer, or investment adviser which is a majority-owned subsidiary of Variable Annuity Account A, shall maintain and preserve for such period or periods as the Commission may prescribe by rules and regulations, such accounts, books, and other documents as constitute the record forming the basis for financial statements required to be filed pursuant to
Section XIV of these Rules and Regulations, and of the auditor's certificates relating thereto. Every investment adviser not a majority-owned subsidiary of, every depositor of, and every principal underwriter for Variable Annuity Account A, shall maintain and preserve for such period or periods as the Commission shall prescribe by rules and regulations, such accounts, books, and other documents as are necessary or appropriate to record such person's transactions with Variable Annuity Account A. (Investment Company Act, ss.31(a).)

      Section XV.2. Examination by the Commission. All accounts, books, and other records, required to be maintained and preserved by any person pursuant to
Section XV.1 shall be subject at any time and from time to time to such reasonable periodic, special, and other examinations by the Commission, or any member or representative thereof, as the Commission may prescribe. Any such person shall furnish to the Commission, within such reasonable time as the Commission may prescribe, copies of or extracts from such records which may be prepared without undue effort, expense, or delay, as the Commission may by order require. (Investment Company Act, ss.31(b).)

      Section XV.3. Commission Rules as to Uniformity. Unless exempted by order of the Commission, Variable Annuity Account A shall, so long as it shall be registered under the Investment Company Act, maintain its accounting records and prepare the financial statements required by these Rules and Regulations in accordance with such rules and regulations as may be issued by the Commission, in the public interest or for the protection of Participants, providing for a reasonable degree of uniformity in the accounting policies and principles to be followed by registered investment companies in the maintenance and preparation of such records and statements. (Investment Company Act, ss.31(c) and ss.31(d).)

                                            XVI - 1


                                          ARTICLE XVI
                                   ACCOUNTANTS AND AUDITORS

      Section XVI.1. Selection of Accountants and Auditors. So long as Variable Annuity Account A shall be registered under the Investment Company Act it shall not, except pursuant to an order of exemption from the Commission, file with the Commission any financial statement signed or certified by an independent public accountant, unless--
      (a) such accountant shall have been selected at a meeting held within thirty days before or after the beginning of the fiscal year or before the annual meeting of Participants in that year by a majority of Committee members who are not investment advisers of, or affiliated persons of an investment adviser of, or officers or employees of, Variable Annuity Account A;
      (b) such selection shall have been submitted for ratification or rejection at the next succeeding annual meeting of Participants if such meeting be held, except that any vacancy occurring between annual meetings, due to the death or resignation of the accountant, may be filled by the Committee;
      (c) the employment of such accountant shall have been conditioned upon the right of Variable Annuity Account A by vote of a majority of the votes available to Participants at any meeting called for the purpose to terminate such employment forthwith without any penalty; and
      (d) such certificate or report of such accountant shall be addressed both to the Committee and to Participants: Provided, that if the selection of an accountant has been rejected pursuant to paragraph (b) or his employment terminated pursuant to paragraph (c) the vacancy so occurring may be filled by vote of a majority of the votes available to Participants, either at the meeting at which the rejection or termination occurred or if not so filled then at a subsequent meeting which shall be called for the purpose. (Investment Company Act, ss.32(a).)

      Section XVI.2. Participation by Officers and Employees. The principal accounting officers and employees of Variable Annuity Account A, if any, who participate in the preparation of any financial statement of Variable Annuity Account A to be filed with the Commission shall be selected either by vote of the Participants at the last annual meeting of Participants or by the Committee. Any such selection may be general or confined to specific instances or individuals. (Investment Company Act, ss.32(b).)

                                           XVII - 1


                                         ARTICLE XVII
                                 REORGANIZATIONS AND EXCHANGES

      Section XVII.1. Reorganizations. In the event that, while Variable Annuity Account A is registered under the Investment Company Act, Variable Annuity Account A is, or any Contracts are, the subject of or is a participant in any plan of reorganization, Variable annuity Account A may, prior to any solicitation of Participants with respect to such plan of reorganization, request the Commission to render an advisory report in respect of the fairness of such plan and its effect upon any class of Participants. Variable Annuity Account A shall mail promptly a copy of such advisory report, if any is so rendered, to all Participants affected by such plan, provided, that such advisory report shall have been received by Variable Annuity Account A at least forty-eight (48) hours (not including Sundays and holidays) before final action is taken in relation to such plan at any meeting of Participants called to act in relation thereto, or any adjournment of any such meeting, or if no meeting be called, then prior to the final date of acceptance of such plan by Participants. (Investment Company Act, ss.25.)

          Section XVII.2. Exchange Offers. Variable Annuity Account A shall not make exchange offers prohibited by section 11 of the Investment Company Act. (Investment Company Act, ss.11.)

                                           XVIII - 1


                                         ARTICLE XVIII
                                            TRUSTEE

      Section XVIII.1. Trustee. The assets of Variable Annuity Account A will be maintained in trust in the United States in a bank having the qualifications prescribed in paragraph 1 of section 26(a) of the Investment Company Act. The terms of the trust shall comply with requirements imposed by the insurance laws of the various states of the United States in which GWL&A conducts business. (Investment Company Act, ss.17(f).)

      Section XVIII.2. Bonding Requirements. Any officer or employee of GWL&A or any officer of Variable Annuity Account A who may singly, or jointly with others, have access to the assets of Variable Annuity Account A either directly or through authority to draw upon such assets or to direct generally the disposition of such assets shall be bonded by a reputable fidelity insurance company against larceny and embezzlement in such reasonable minimum amounts as the Commission by rules, regulations or orders may prescribe. (Investment Company Act, ss.17(g).)

                                            XIX - 4


                                          ARTICLE XIX
                                          AMENDMENTS

      These Rules and Regulations may be altered, amended or repealed by vote of a majority of the Committee as is necessary and appropriate to carry out the purpose of Variable Annuity Account A, provided, that neither Variable Annuity Account A's Rules and Regulations nor the resolutions of GWL&A establishing Variable Annuity Account A shall be changed in any manner inconsistent with the Investment Company Act or any rule issued thereunder unless such change shall be authorized by the Commission. (Rule ss.7d-1(b)(8)(I).)

                                     CROSS REFERENCE SHEET

                       Relating to the Provisions of Sub-Section b(8)(A)
                         of Rule 7d-1 and the Rules and Regulations of
                               GWL&A Variable Annuity Account A


Section of 1940 Act                         Section of Rules & Regulations
-------------------                         ------------------------------

2(a)                                        II.1(a)
2(a)(5) "Bank"                              II.1(a), IV.3(b),
                                            XIII.1(b)
2(a)(7) "Commission"                               II.2(b)
2(a)(16)       "Government Security"               II.2(f)
2(a)(39)       "Value"                                    II.1(a), VII.3

4                                           II.1(b)

5                                           II.1(b)

6(c)                                        II.4

9                                           XIII.1

10(a)                                       IV.3(b)
  (b)                                       XIII.2
  (c)                                       IV.3(b)
  (e)                                       IV.6(b)
  (f)                                       VIII.(a)
  (g)                                       IV.3(b)

11                                          XVII.2

12(a)                                       VII.1
  (b)                                       VII.1
  (c)                                       VII.1
  (d)                                       VII.2

13(a)                                       VII.3

Section of 1940 Act                         Section of Rules & Regulations
-------------------                         ------------------------------

15(a)                                              VI.1
  (b)                                              VI.2
  (c)                                              VI.3
  (f)                                              VI.5

16(a)                                              IV.1

17(a)                                              VIII.2(a) & (b)
  (b)                                              VIII.2(a) & (b)
  (c)                                              VIII.2(a) & (b)
  (d)                                              VIII.3
  (e)                                              VIII.2(c)
  (f)                                              XVIII.1
  (g)                                              XVIII.2
  (h)                                              IV.12
  (i)                                              VI.4(a)

18(a)                                              N.A.
  (b)                                              N.A.
  (c)                                              N.A.
  (d)                                              IX.2
  (e)                                              N.A.
  (f)                                              X.1
  (g)                                              X.1 & 2
  (h)                                              X.3
  (i)                                              III.4
  (j)                                              N.A.
  (k)                                              N.A.

19                                                 IX.1

20(a)                                              III.9
  (b)                                              XI.1
  (c)                                              XI.2(a)
  (d)                                              XI.2(b)

21                                                 VIII.1(b)

22(d)                                              XII.1
  (e)                                              XII.2
  (f)                                              XII.3
  (g)                                              XII.4

Section of 1940 Act                         Section of Rules & Regulations
-------------------                         ------------------------------

23                                                 N.A.

25                                                 XVII.1

30(a)                                              XIV.1(a)
  (b)                                              XIV.1(b)
  (d)                                              XIV.2
  (e)                                              XIV.3
  (f)                                                            N.A.

31(a)                                              VI.4(b), XV.1
  (b)                                              VI.4(c) & (d), XV.2
  (c)                                              XV.3
  (d)                                              XV.3

32(a)                                              XVI.1
  (b)                                              XVI.2

38(c)                                              II.5

                               Additional Cross Reference Sheet
                                  between Rule 7d-1 and the
                                      Rules and Regulations

Rule 7d-1                                   Section of Rules & Regulations

7d-1(b)(8)(A)                                      VII.3
7d-1(b)(8)(B)                                      II.3
7d-1(b)(8)(D)                                      IV.3(a)
7d-1(b)(8)(E)                                      XVIII.1
7d-1(b)(8)(H)                                      VI
7d-1(b)(8)(I)                                      XIX

                                                   Exhibit 4

                                 GREAT-WEST LIFE




                      (herein called the Insurance Company)


            IN CONSIDERATION of the application for this contract by



          (herein called the Employer) and of the payment of the premiums from time to time provided for in this contract

                                                 AGREES TO PAY

to the person or persons entitled thereto the variable annuity and other benefits and payments all as provided herein.

This contract provides for payments or values which vary depending on the investment experience of a variable annuity account, and supplements Policy No. which provides for fixed-dollar benefits and which shall hereinafter be referred to as the "Companion Contract".

All subject to the provisions (including the Schedules) hereinafter on the following pages set forth which provisions, together with the application for this contract, form a part of this contract as fully as if the same were stated over the signatures hereunto set.

          IN WITNESS WHEREOF the Insurance Company has caused this contract to be executed at Denver, Colorado, on




Vice-President and Secretary                      President


                                                For the Actuary


Group Money-Purchase Variable Annuity Contract

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Contract No.


Form No. GVA173

                                                 TABLE OF CONTENTS
                 Section                                                                             Page
                       1  Definitions and Miscellaneous Provisions                                          3
                       2  Commencement of Coverage                                                   4
                       3  Premium                                                                    4
                       4  Experience Rating                                                          5
                       5  Valuation                                                                  5
                       6  Variable Annuity Benefits                                                         8
                       7  Death Benefits                                                             9
                       8  Surrender Benefits                                                                10
                       9  Transfers to and from Companion Contract                                          10
                      10  Settlement Options                                                                11
                      11  Authority                                                                  14
                      12  Entire Contract and Incontestability                                              14
                      13  Modification                                                               14
                      14  Age                                                                        15
                      15  Transfer and Assignment                                                    15
                      16  Beneficiary                                                                       16
                      17  Currency                                                                   16
                      18  Payment and Proof Prerequisite to Payment                                         16
                      19  Cessation of Premium Payments                                              16
                      20     Relation of this Contract to the Variable Annuity
                      Account                                                                                              17
                      21      Withdrawal and Refund
   17



Contract No.                   Page 2
GVA173

Section 1. DEFINITIONS AND MISCELLANEOUS PROVISIONS DEFINITIONS.- In this contract:

(a)   "register date" means

(b)      contract year" means a 12-month period beginning on the register
date     or on an anniversary of such date;

          (c) "employee" means and includes a person in the employment of the Employer on the date of application for coverage under this contract in respect of such person;

(d) "Variable Annuity Account" means those assets of the Insurance Company that form the separate and distinct fund which has been established by the Insurance Company and designated "Great-West Variable Annuity Account A";

(e) "business day" means a day during which both the New York Stock Exchange and the Head office of the Insurance Company are open for business;

(f) "valuation period" is a period beginning immediately after the close of business on the New York Stock Exchange on a business day and ending at the close of business on the New York Stock Exchange on the immediately succeeding business day;

(g) it valuation date" means that portion of the last calendar day in a valuation period that is within the valuation period;

(h) "employee's individual variable account" is the total of the accumulation units to the credit of the employee;

(i) "variable annuity" is a series of payments under this contract in amounts which may vary from time to time because of the investment experience of the Variable Annuity Account;

(j) "variable annuity commencement date" of an employee is the date on which the first payment under the variable annuity purchased in respect of such employee is due.

MISCELLANEOUS PROVISIONS

(a) whenever any application, notice, report, proof, request, consent or election is to be made or given to or filed with the Insurance Company the same must be in writing and must be so given to or filed with the Insurance Company at its Head Office, and an election shall be in form satisfactory to the Insurance Company;




Contract No.                   Page 3
GVA173

(b) any notice or demand by the Insurance Company to or upon the Employer may be given or made by delivering the same to the Employer or by mailing the same in a prepaid envelope addressed to the last known address according to the records of the Insurance Company of the Employer;

(c) whenever a masculine pronoun is used it shall be deemed in all instances where appropriate to mean the feminine pronoun as well.

Section 2. COMMENCEMENT OF COVERAGE.-

The Employer may make application for coverage in respect of any employee at any time.

An employee in respect of whom application is so made shall be deemed to become covered as of the first day of the contract year in which a premium is paid under the provisions of Section 3 in respect of such employee.


Section 3.    PREMIUM.-

(A)   AMOUNT AND DUE DATE OF PREMIUMS.-

The Employer may from time to time as determined by the Employer pay premiums in respect of any employee up to but not after his variable annuity commencement date and shall report to the Insurance Company the amount so paid. Such report shall be conclusive and binding as to such employee and any other person or corporation claiming interest hereunder in respect of such employee.

The amount of any premium in respect of an employee shall be as determined by the Employer. However, the sum of such premium in respect of any employee may not be less than $180 in any contract year. The amount of any one such premium may not be less than $15.

All premiums are payable at the Head Office of the Insurance Company.

(B)     NET PREMIUMS

The Insurance Company shall deduct from each premium paid in a contract year in respect of an employee any applicable premium tax and 3.75% of such premium, and shall deduct $9.00 from the first premium paid in respect of such employee in such contract year. The balance of any premium remaining after these deductions is referred to as a net premium.

Contract No.                   Page 4
GVA173

  (C)   CREDIT OF ACCUMULATION UNITS.-

  Accumulation units shall be credited to an employee's individual variable account as of the valuation date coinciding with or next after receipt of a premium at the Head office of the Insurance Company. The number of accumulation units so credited shall be determined by dividing the applicable net premium by the dollar value of one accumulation unit in the Variable Annuity Account on such valuation date. The number of accumulation units so determined shall not be changed by any subsequent change in the dollar value of accumulation units in the Variable Annuity Account.


  Section 4. EXPERIENCE RATING.-

  At the end of any contract year during which this contract is in force the Insurance Company may apply an experience rating credit to this contract. The amount of any such credit shall be determined by the Insurance Company and applied in its discretion by

         (a) reducing the deductions provided in paragraph (B) of Section 3 made from any premiums paid in the next succeeding contract year, or

         (b) crediting additional accumulation units to each employee's individual variable account and increasing the number of any annuity units determined in accordance with paragraph (A) of
               Section 6.


Section 5. VALUATION.-

In this contract:

        "Taxes attributable to the Variable Annuity Account" means those taxes, if any, on realized and unrealized capital gains and any other taxes based on income of, assets in, or existence of the Variable Annuity Account, but shall not include any tax attributable to (1) an adjustment under Section 819 of the Internal Revenue Code of 1954 as in effect on the register date or any corresponding provision of future law, or, (2) the maintenance by the Insurance Company of surplus in the United States.

(A)     GROSS INVESTMENT RATE.-

The gross investment rate of the Variable Annuity Account for each valuation period is equal to (i) the investment income for the valuation period, plus capital gains and minus capital losses for the period, whether realized or unrealized, minus taxes attributable to the Variable Annuity Account, divided by
        (ii) the value of the Variable Annuity Account at the beginning of the valuation period. The gross investment rate may be positive or negative.

Contract No.                  Page 5
GVA173

(B)     NET INVESTMENT RATE.-

For any valuation period the net investment rate is equal to the gross investment rate expressed in decimal form to eight places less a deduction of the product obtained by multiplying the number of days in the valuation period by .00003285.

(C)     NET INVESTMENT FACTOR.-

The net investment factor for the Variable Annuity Account is the sum of 1.0 and the net investment rate.

(D)     ACCUMULATION UNIT VALUE.-

The value of an accumulation unit was established at $1.00 on January 3, 1969. The value of an accumulation unit on any subsequent valuation date is determined by multiplying the value of an accumulation unit on the immediately preceding valuation date by the net investment factor for the valuation period. The value of an accumulation unit as of any date other than a valuation date is equal to its value on the next succeeding valuation date.

(E)     ANNUITY CHANGE FACTOR.-

Annuity change factor for a month means the product obtained by multiplying (a) the ratio of the value of an accumulation unit on the first valuation date in the month preceding such month to the value of an accumulation unit on the first valuation date in the second month preceding such month by (b) .99713732.

(F)     ANNUITY UNIT VALUE.-

The value of an annuity unit was established at $1.00 on January 31, 1969. The value of an annuity unit for a month is determined by multiplying the annuity change factor for such month by the value of an annuity unit for the immediately preceding month.

(G)     VALUE OF EMPLOYEE'S INDIVIDUAL VARIABLE ACCOUNT.-

The value of an employee's individual variable account as of any date is determined by multiplying it by the applicable accumulation unit value. The applicable accumulation unit value is the accumulation unit value for the date as of which the employee's individual variable account is being valued provided that, for purposes of determining the first payment of a variable annuity pursuant to paragraph (D) of Section 6, the applicable accumulation unit value is the value on the first valuation date in the month preceding the variable annuity commencement date.

Contract No.                  Page 6
GVA173

(H)   VALUATION OF ASSETS.-

The value of the assets of the Variable Annuity Account shall be the aggregate, in United States dollars, of the following:

      (a)    the face amount of cash, plus

      (b) the total market value, determined as follows, of any securities listed on an organized exchange:

          1. by the last board lot sale price reported on the valuation date, or

          2. if no such sale is reported, by the mean between the closing bid and asked prices on the valuation date, or

            3.     if prices in neither (1) or (2) are reported, by either

                   I.    the last board lot sale price, or

          II. the mean between the closing bid and asked prices on the last preceding day on which both bid and asked prices were reported,

          whichever is the later, plus

         (c) the fair market value of any other asset as determined in accordance with the rules and regulations of the Variable Annuity Account, minus

         (d) the amount of taxes attributable to the Variable Annuity Account, minus

         (e) accrued and unpaid liabilities of the Variable Annuity Account other than liabilities under variable annuity contracts.

        Any amounts stated in currency other than United States dollars will be converted to United States dollars by the mean between the buying and selling rates of exchange prevailing at the close of business at the Head Office of the Insurance Company on the valuation date.

(I)     MODIFICATION OF ACCUMULATION UNIT VALUE OR ANNUITY UNIT VALUE.-

The Insurance Company reserves the right to split the value of an accumulation unit or the value of an annuity unit, or both. Such split will have no effect upon the benefits, provisions or net investment experience of this contract to the Employer or covered employees or their beneficiaries. A split may be effected to increase or decrease the number of units.

Contract No.                    Page 7
GVA173

Section 6. VARIABLE ANNUITY BENEFITS.-

(A)     VARIABLE ANNUITY.-

A variable annuity is a series of payments under this contract in amounts which may vary from time to time because of the investment experience of the Variable Annuity Account. The number of annuity units on which each variable annuity payment after the first is based is determined by dividing the first payment, determined as described in Paragraph (D) of this Section, by the value of an annuity unit at the variable annuity commencement date. The number of annuity units remains fixed during the annuity payment period, subject to the provisions of Section 4.

(B)     FORM OF VARIABLE ANNUITY.-

At any time at least 30 days prior to an employee's variable annuity commencement date, the employee may elect any one of the options (1) to (9) inclusive under Section 10. In the absence of such election the form of the variable annuity will be the 10-year guarantee variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the employee and shall cease with the last payment made prior to the death of the employee except that if the employee shall die before a total of 120 variable annuity payments have been made the Insurance Company will continue the payments until in all 120 payments shall have been made. The 10-year guarantee variable life annuity is hereinafter referred to as the "normal form of variable annuity".

(C)   DATE VARIABLE ANNUITY PAYMENTS COMMENCE.-

Unless some other date is elected as hereinafter provided, payments in respect of an employee under any form of variable annuity shall commence automatically on the first day of the month coinciding with or next after the employee's 65th birthday. Provided that such payments may, upon election of the employee, commence on the first valuation date coinciding with or next after the first day of any month which is not earlier than the employee's 50th birthday or later than the later of his 75th birthday and the date of termination of his employment with the Employer.

(D)   AMOUNT OF VARIABLE ANNUITY PAYMENT.-

Schedules "A", "B", "C" and "D" show the dollar amount of the first monthly payment which can be purchased with each $10,000 of value of the employee's individual variable account after deduction of any applicable premium taxes not previously deducted under the provisions of Section 3.



Contract No.                   Page 8
GVA173

        The dollar amount of the second and subsequent payments is not predetermined and may change from month to month. The amount of any payment after the first is determined by multiplying the number of annuity units on which each variable annuity payment after the first is based by the value of one annuity unit, determined as described in
        Section 5, for the month in which such payment is due.

        Amounts shown in Schedules "A", "B" "C" and "D" are based on the Progressive Annuity Table with interest at the rate of 3% per annum and assume births in the year 1900. The amount of first payment under a variable life annuity depends upon the sex and adjusted age of the employee, payee, and contingent annuitant (referred to as "annuitants"). The adjusted age is determined from the annuitant's actual age at the variable annuity commencement date in the following manner:

        Calendar Year
        of Birth    Before 1900 1900-1919 1920-1939 1940-1954 1955-1969

        Adjusted Age
        is Actual age Plus 1                    Plus 0 Minus 1 Minus 2 Minus 3

        If it would produce a greater first payment, the first payment will be determined on such mortality basis as the Insurance Company may determine as being applicable to this class of annuitant.


Section 7. DEATH BENEFITS

Upon receipt of due proof of death of an employee prior to his variable annuity commencement date, the Insurance Company will pay to his beneficiary a death benefit equal in amount to the greater of (a) the value of the employee's individual variable account determined as of the valuation date coinciding with or next after receipt of notice of death by the Insurance Company, and (b) the sum of 100% of the total premiums paid on behalf of the employee prior to his 65th birthday and 75% of the total premiums paid on his behalf on or after his 65th birthday. The death benefit may be taken in one sum or under any of the settlement options available to a beneficiary under Section 10 except that if the beneficiary has not then attained his 50th birthday, only Option (10) shall be available. Where payment is to be made in one sum, payment will be made within 7 days after the date due proof of the death of the employee is received by the Insurance Company, except as the Insurance Company may be permitted to defer such payment under the Investment Company Act of 1940, as from time to time in effect.





Contract No.                  Page 9

     1 7 3

  Section 8. SURRENDER BENEFITS

At any time prior to his variable annuity commencement date an employee may surrender any number of accumulation units in his individual variable annuity account for a payment of the value of the number of surrendered accumulation units computed as of the valuation date coinciding with or next after receipt of the request for such surrender by the Insurance Company.

Payment of any surrender benefit will be made in one sum and will be made within 7 days after the date of surrender except as the Insurance Company may be permitted to defer such payment under the Investment Company Act of 1940, as from time to time in effect.

Upon a surrender, the Insurance Company will reduce the employee's individual variable account on a first in, first out basis by the number of accumulation units surrendered and, for the purposes of Section 7, the premiums paid on behalf of such employee shall be deemed to have been reduced in the proportion that the number of surrendered accumulation units is of the total number of accumulation units in the employee's individual variable account immediately prior to such surrender. If the employee surrenders all his individual variable account, premiums may not subsequently be paid in respect of such employee under this contract without the consent of the Insurance Company.


Section 9. TRANSFERS TO AND FROM COMPANION CONTRACT.-

In order to elect a fixed annuity available under the Companion Contract, an employee, subject to the rules of the Insurance Company, may elect to transfer a portion or all of his individual variable account to the Companion Contract. Such a transfer may be effected only during a period of no longer than 3 years which commences not earlier than the employee's 50th birthday and ends not later than the employee's variable annuity commencement date. On (i) the valuation date coinciding with or next after receipt of such an election by the Insurance Company, or (ii) any later valuation date or series of valuation dates selected by the employee, the Insurance Company, subject to its rules, will transfer the value of the applicable portion of the employee's individual variable account to the Individual Account of the employee under the Companion Contract. Upon such a transfer, the Insurance Company will reduce the employee's individual variable account on a first in, first out basis by the number of accumulation units transferred and, for the purposes of Section 7, the premiums paid on behalf of such employee shall be deemed to have been reduced in the proportion that the number of transferred accumulation units is of the total number of accumulation units in the employee's individual variable account immediately prior to such transfer.



Contract No.                 Page 10
GVA173

  An employee, subject to the rules of the Insurance Company, may elect to transfer to this contract a portion or all of the amount in his Individual Account under the Companion Contract. The Insurance Company shall debit the Individual Account of the employee under the Companion Contract with the amount so transferred. Such a transfer may be effected only (1) during a 9 month period commencing with the register date of this contract in which event the amount so transferred in respect of the employee shall be limited to the amount paid under the Companion Contract as premiums in respect of such employee since the date 12 months immediately prior to such register date, or
  (2) during the 30-day period commencing on any anniversary of the register date of this contract in which event the amount so transferred in respect of the employee shall be limited to the amount paid under the Companion Contract as premiums in respect of such employee since the date 12 months immediately prior to such anniversary, or (3) during a period of no longer than 3 years which commences not earlier than the employee's 50th birthday and ends not later than the employee's variable annuity commencement date. An amount so transferred shall, for the purposes of this contract, be considered as a premium payment under this contract on the date of such transfer.

  Section 10.           SETTLEMENT OPTIONS.-

  Option (1)            A variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the payee and shall cease with the last payment made prior to the death of the payee.

  Option (2)            A five-year guarantee variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the payee and shall cease with the last payment made prior to the death of the payee except that if the payee shall die before a total of 60 variable annuity payments have been made the Insurance Company will continue the payments until in all 60 payments shall have been made.

  Option (3)            A ten-year guarantee variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the payee and shall cease with the last payment made prior to the death of the payee except that if the payee shall die before a total of 120 variable annuity payments have been made the Insurance Company will continue the payments until in all 120 payments shall have been made.

  Option (4)            A fifteen-year guarantee variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the payee and shall cease with the last payment made prior to the death of the payee except that if the payee shall die before a total of 180 variable annuity payments have been made the Insurance Company will continue the payments until in all 180 payments shall have been made.

  Contract No.                   Page 11
  GVA173


Option (5)            A twenty-year guarantee variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the payee and shall cease with the last payment made prior to the death of the payee except that if the payee shall die before a total of 240 variable annuity payments have been made the Insurance Company will continue the payments until in all 240 payments shall have been made.

Option (6)            An installment unit refund variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the payee and shall cease with the last payment made prior to the death of the payee except that if the payee shall die before the number of the payments which have become due equals the number determined by dividing the dollar amount that was applied under this option by the amount of the payee's first monthly variable annuity payment, the Insurance Company will continue the payments (including a final adjustment payment) until the number of annuity payments made equals such number.

Option (7)            A cash unit refund variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the payee and shall cease with the last payment made prior to the death of the payee except that, at the death of the payee, the
                      Insurance Company will pay an additional payment in an amount equal to the annuity unit value, as of the date notice of death is given to the Insurance Company multiplied by a number equal to the excess, if any, of (i) over (ii) where (i) is the dollar amount that was applied under this option divided by the value of an annuity unit at the annuity commencement date and (ii) is the product of the number of annuity units represented by each payment and the number of payments made.

option (8)            A last survivor variable life annuity under which variable annuity payments shall be made monthly during the lifetime of the employee.  On the death of the employee the
                      Insurance Company will, during the lifetime of the contingent annuitant, continue variable annuity payments to the contingent annuitant named in the election of this option.

Option (9)            Any other form of variable life annuity which involves life contingencies and is satisfactory to the Insurance Company.

Option (10)           Variable installments for a specified period not exceeding 25 years, such installments being payable annually, semi-annually, quarterly or monthly.

Contract No.                   Page 12
GVA173

  The amount of the payments under any of options (1) to (8) inclusive and Option (10) shall be determined in accordance with Section 6.

  The amount of the payments under Option (9) shall be the amount determined by the Insurance Company on the actuarial basis used in its calculation of the rates in Schedules "A", "B", "C" and "D".

  The settlement options shall be subject to the following conditions:

         (a) Election of an option may not be made if the value of the death benefit or the portion of the individual variable account to be applied under such option is less than $1,000 or if the payee is a corporation, partnership, association, assignee or other than a natural person taking benefit in his or her own right;

          (b) Election of either Option (8) or (9) may be made only by an employee;

         (c) Election of Option (9) is subject to the requirement that any guarantee period under any form of variable life annuity elected under such option may not exceed the maximum guarantee period specified in options (2) to (5) inclusive;

         (d) Unless otherwise provided, upon the death of the payee any unpaid installments under Option (10) shall be commuted on the basis of interest at the rate of 3% per annum, compounded annually, and shall be paid in a lump sum to the executors or administrators of such payee;

          (e) An election of Option (10) shall specify whether the payee may commute the payments, and any payee-shall have the right to commute such payments, except as may be specifically provided in such election. Any election of Option (10) is subject to the continuing right of the payee to commute the remaining payments on the basis of interest at the rate of 3k% per annum, compounded annually, and direct the Insurance Company to apply such value as if it were the employee's individual variable account to provide an annuity under any of Options (1) to (9) inclusive, on the basis of Schedule "A", "B" or "C" as in effect at the time Option
               (10) was elected. Payments under any other option may not be commuted after commencement of payments thereunder during the lifetime of the payee or during the lifetime of the contingent annuitant;

         (f) If payments in respect of an employee under any form of variable annuity commence after the employee's 75th birthday

               (i) "the normal form of annuity" will be a variable life annuity with a guarantee period equal to the life expectancy of the employee but in no event greater than 10 years, and

Contract No.                   Page 13
GVA173

Section 10. (cont'd")

                (ii) the optional forms of annuity available to the employee shall be limited to forms under which payments are not less than the amount which is calculated to exhaust more than the value of the employee's individual variable account as determined in Section 6D within the anticipated actuarial life expectancy of the employee calculated on the Progressive Annuity Table on the basis described in Section 6D.


Section 11.  AUTHORITY.-

No provision of this contract may be waived or modified except by written agreement signed by the President or a Vice-President and by the Secretary or Actuary of the Insurance Company and no person, except by written authority signed as aforesaid has power on behalf of the Insurance Company to waive the Insurance Company's rights or requirements or to bind the Insurance Company by making any promise respecting any benefits or by accepting any representations or information not contained in the application herefor or any information furnished to the Insurance Company as provided in this contract.


Section 12.  ENTIRE CONTRACT AND INCONTESTABILITY.-

This contract and the application herefor, a copy of which is attached hereto, contain and constitute the entire contract between the parties hereto. All statements made in the application shall in the absence of fraud be deemed representations and not warranties and shall be accepted as true and incontestable, except in the case of fraud or error in age, as to any coverage of an employee after two years from the time such coverage takes effect. Notwithstanding anything contained in this contract the Insurance Company shall only be held liable for any amount expressed to be payable to the extent to which the appropriate premium therefor has actually been received by the Insurance Company.


Section 13.  MODIFICATION.-

This contract may be modified at any time by written agreement between the Employer and the Insurance Company. No such modification shall, without the written consent of the affected employees, affect the terms, provisions, or conditions of this contract which are or may be applicable to premiums paid in respect of employees prior to the date of such modification. However, the Insurance Company may at any time upon the request of the Employer and without the consent of any employee or other person, modify this contract in any respect if the Employer deems such modification necessary to conform this contract to, or give the Employer or employees the benefit of, Section 403 of the Federal Internal Revenue Code or such section or sections as may from time to time revise or replace said Section 403, or any rules or regulations applicable thereto, whether established by federal or state authorities.

Contract No.                  Page 14
GVA173

The Insurance Company reserves the right, upon previous written notice to the Employer, from time to time

          (1) to modify any or all of the Schedules and the descriptions thereof as contained in the contract, and

         (2) to modify the basis of computation of any settlement option available under Section 10, and

         (3) to modify  any or all  deductions  from  premiums  as  provided  in
Section 3, and

         (4) to modify any or all of the deductions from the gross investment rate for a valuation period as provided in Section 5, and

         (5) to modify any or all of the death  benefits  as provided in Section
7,

in so far as the same are used to determine any benefit from

         (a) any premium paid in respect of an employee after the anniversary of the register date coinciding with or next after the date 60 months after such notice, and

         (b) if a premium was paid in respect of an employee in the contract year ending on the anniversary of the register date coinciding with or immediately preceding the date of such notice, any premium paid in respect of such employee after the sum of the premiums paid in respect of such employee on and after the date of such notice equals 10 times the premiums paid in respect of such employee in such contract year, and

          (c) any premium paid in respect of an employee whose coverage commenced later than 6 months after the date of such notice.


Section 14.  AGE.-

The Insurance Company shall be entitled to receive proof of the age of an employee (and of a beneficiary or contingent annuitant or any

                                                                    C)
other payee where material) before admitting any claim or making any variable annuity payment in respect of the employee.

Section 15.  TRANSFER AND ASSIGNMENT.-

The interest of any employee in this contract or in any benefit, payment or installment provided hereunder may not be transferred, sold, assigned, pledged, charged or encumbered or in any way alienated by the employee.

Contract No.                  Page 15
GVA173

Section 16.  BENEFICIARY.-

An employee in his application for coverage, or by written direction signed by him and filed with the Insurance Company may designate a beneficiary or beneficiaries to receive any benefits which may be payable in respect of such employee upon death and subject to any statutory restriction and to the rights of any irrevocably appointed beneficiary and to the provisions of this contract, by like direction from time to time, may change the beneficiary. The interest of any legally designated beneficiary who shall die during the lifetime of such employee shall, in the absence of any statutory restriction and if there be no other legally designated beneficiary thereof, vest in such employee, and if there be no legally designated beneficiary at the time when any benefits shall be payable in respect of such employee upon death, then such benefits shall be payable to the executor or administrator of such employee.


Section 17.  CURRENCY.-

All moneys payable to or by the Insurance Company shall be payable in lawful money of the United States of America.


Section 18.  PAYMENT AND PROOF PREREQUISITE TO PAYMENT.-

Payment arising or conditional upon the death of an y person or upon the continued life of such person or upon the happening of any other event or contingency upon which a payment becomes payable shall be made only after receipt by the Insurance Company at its Head Office of due proof of such death or from time to time of such continued life or of the happening of such event or contingency, as the case may be.

Where the payments to any payee would be less than $20 each the Insurance Company shall have the right to make payments quarterly, semi-annually or annually, as it may elect.

Variable annuity payments as they respectively from time to time become payable shall, except as otherwise expressly provided in this contract, be made to or to the order of the employee, if living, and after his death to the beneficiary.


Section 19.  CESSATION OF PREMIUM PAYMENTS.-

The Employer may give notice to the Insurance Company that as from the date stated in the notice (such date being herein referred to as a Date of Cessation of Premium Payments) no further premium payments will be made.



Contract No.                  Page 16
GVA173

Upon any failure of the Employer to comply with any term or condition of this contract or upon the total number of employees in respect of which premiums are paid under this contract to the Insurance Company in a contract year becoming less than 25, the Insurance Company may in its discretion give notice to the Employer that as from the date stated in the notice (such date being herein referred to as a Date of - Cessation of Premium Payments) the Insurance Company will refuse to receive further premiums.


Section 20.  RELATION OF THIS CONTRACT TO THE VARIABLE ANNUITY
                  ACCOUNT.-

The Insurance Company shall have absolute ownership of the assets of the Variable Annuity Account.

Subject to the rules and regulations of the Variable Annuity Account, persons credited with accumulation units or annuity units shall be entitled to vote at meetings of Participants of the Variable Annuity Account.


Section 21 WITHDRAWAL AND REFUND.-

The Insurance Company shall within 60 days of commencement of an employee's coverage under this contract mail to such employee a statement describing the charges to be deducted under the contract in accordance with paragraph (B) of
Section 3 and a notice of a right of withdrawal and refund under the contract. Such employee may within 45 days after the date of mailing of such notice surrender all the accumulation units in his individual variable account and receive therefor the benefit it provided under Section 8, together with an amount equal to the sum of the amounts deducted under the provisions of paragraph (B) of Section 3 in respect of such employee.

An employee may within 18 months of acceptance by the Insurance Company of his first premium payment under the provisions of Section 3 surrender all the accumulation units in his individual variable account and receive therefor the benefit provided under Section 8, together with an amount equal to the amount by which the sum of the amounts deducted under the provisions of paragraph (B) of
Section 3 less 3/4 of 1% of premiums paid in respect of such employee exceeds 15% of the total of such premiums.






Contract No.                     Page 17
GVA173

                                                  SCHEDULE "A"
(Referred to in Sections 6 & 10. Applicable until modified in accordance with Section 13. If payments under the normal form of variable annuity provided under
Section 6 commence on an employee's birthday the amount of the first monthly payment shall for each $10,000 of value applied as provided in Section 6 be the amount set forth in Column 2 below opposite the age stated in Column I below corresponding to the age of the employee on such date. If such payments commence on any other date the amount of the first monthly payment shall be determined by the Insurance Company from the amounts set forth in Column 2 opposite the ages in Column 1 corresponding to the ages of the employee on his birthdays immediately preceding and immediately succeeding such date.

                       Column 1
              If Male If Female                                    Column 2

                             50                                      $43.87
                             51                                       44.58
                             52                                       45.33
                             53                                       46.11

              50          54                                             46.94
              51          55                                             47.80
              52          56                                             48.72
              53          57                                             49.68
              54          58                                             50.69

              55          59                                             51.76
              56          60                                             52.88
              57          61                                             54.06
              58          62                                             55.29
              59          63                                             56.58

              60          64                                             57.94
              61          65                                             59.36
              62          66                                             60.84
              63          67                                             62.38
              64          68                                             63.99

              65          69                                             65.65
              66          70                                             67.37
              67          71                                             69.15
              68          72                                             70.96
              69          73                                             72.82

              70          74                                             74.70
              71          75                                             76.60
              72                                                         78.51
              73                                                         80.40
              74                                                         82.27

              75                                                         84.09


Contract No. Page 18 GVA173

          SCHEDULE  "B"  (Referred  to  in  Sections  6 & 10.  Applicable  until modified in accordance with Section 13, If one of the options from (1) to (7) be elected and if payments commence on the payee's birthday the amount of the first monthly payment shall for each $10,000 of value applied as provided in Section 6 be the amount set forth in the column below corresponding to the option elected and opposite the age stated in Column 1 below corresponding to the age of the payee on such date. If such payments commence on any other date the amount of the first monthly payment shall be determined by the Insurance Company from the amounts set forth in the column below corresponding to the option elected and opposite the ages in Column 1 corresponding to the ages of the payee on his birthdays immediately preceding and immediately succeeding such date.

                          Column 1                                                Option
                               Age
                 If Male If Female       (1)        (2)       (3)         (4)        (5)      (6)    (7)

                                50    $44.16     $44.09    $43.87      $43.47     $42.84      $42.93 $42.69
                                51     44.90      44.83     44.58       44.12      43.41      43.55  43.28
                                52     45.70      45.61     45.33       44.80      43.99      44.20  43.91
                                53     46.54      46.44     46.11       45.51      44.59      44.89  44.57

                       50  54          47.43         47.31              46.94 46.25      45.21       45.61  45.26
                       51  55          48.37         48.24              47.80 47.02      45.84       46.37  45.99
                       52  56          49.37         49.22              48.72 47.82      46.48       47.16  46.74
                       53  57          50.44         50.26              49.68 48.65      47.14       47.99  47.54
                       54  58          51.57         51.36              50.69 49.51      47.80       48.87  48.38

                       55  59          52.77         52.53              51.76 50.41      48.47       49.80  49.26
                       56  60          54.05         53.77              52.88 51.33      49.14       50.77  50.18
                       57  61          55.41         55.09              54.06 52.28      49.81       51-80  51.15
                       58  62          56.86         56.48              55.29 53.26      50.48       52.87  52.18
                       59  63          58.41         57-97              56.58 54.26      51.14       54.01  53.25

                       60  64          60.06         59.55              57.94 55.28      51.78       55.22  54.38
                       61  65          61.83         61.23              59.36 56.31      52.41       56.48  55.58
                       62  66          63.72         63-01              60.84 57.36      53.01       57.82  56.83
                       63  67          65.75         64.91              62.38 58.41      53.59       59.24  58.16
                       64  68          67.92         66.94              63.99 59.47      54.13       60.73  59.57

                       65  69          70.25         69.09              65.65 60.51      54.64       62.31  61.03
                       66  70          72.75         71.37              67.37 61.55      55.10       64.00  62.60
                       67  71          75.44         73.80              69-15 62.55      55.53       65.76  64.27
                       68  72          78.33         76.39              70.96 63.53      55.90       67.64  65.99
                       69  73          81.44         79.13              72.82 64.47      56.23       69.65  67.85

                       70  74          84.79         82.04              74.70 65.36      56.52       71.75  69.83
                       71  75          88.41         85.13              76.60 66.19      56.76       74.00  71.88
                       72              92.32         88.40              78.51 66.95      56.96       76.41  74.09
                       73              96.55         91.85              80.40 67.65      57.12       78.93  76.46
                       74             101.12         95.49              82.27 68.28      57.24       81.65  78.91

                       75             106.08         99.31              84.09 68.83      57.34       84.54  81.58


             Contract No.                                          Page 19

                                  SCHEDULE "C"
(Referred to in Sections 6 & 10. Applicable until modified in accordance with Section 13..
If option (8) is elected and if payments commence on a date which is a birthday of both the employee and contingent annuitant the amount of the first monthly payment shall for each $10,000 of value applied as provided in Section 6 be the amount set forth in the column below corresponding to the age of the employee or contingent annuitant on such date and opposite the age stated in Column 1 below corresponding to the age of the employee or contingent annuitant on such date. If such payments commence on any other date the amount of the first monthly payment shall be determined by the Insurance Company on the actuarial basis used by the Insurance Company in its calculation of the amounts set forth below.

If employee or
contingent annuitant                 If employee or contingent annuitant female and age
             male and age                  57          58         59          60            61       62     63

                       50              $42.65      $42.94     $43.23         $43.50     $43.77       $44.02 $44.27
                       51               43.04       43.35      43.66          43.96      44.25       44.53  44.80
                       52               43.41       43.76      44.09          44.42      44.74       45.05  45.35
                       53               43.79       44.16      44.52          44.88      45.23       45.57  45.89
                       54               44.16       44.56      44.95          45.34      45.72       46.09  46.45

                       55               44.52       44.95      45.38          45.80      46.21       46.61  47.00
                       56               44.88       45.34      45.80          46.25      46.69       47.13  47.56
                       57               45.23       45.72      46.21          46.69      47.17       47.65  48.11
                       58               45-57       46.09      46.61          47.13      47.65       48.16  48.67
                       59               45.89       46.45      47.00          47.56      48.11       48.67  49.21

                       60               46.21       46.80      47.39          47.98      48.57       49.16  49.75
                       61               46.52       47-13      47.76          48.39      49.02       49.65  50.28
                       62               46.81       47.46      48.11          48-78      49.45       50.13  50.80
                       63               47.09       47.77      48.46          49.16      49.87       50.59  51.31
                       64               47.35       48.06      48.79          49.53      50.28       51.04  51.80

                       65               47.60       48-34      49.10          49-88      50.66       51.47  52.28
                       66               47.84       48.61      49.40          50.21      51.04       51.88  52.74
                       67               48.07       48.86      49.68          50.53      51.39       52.28  53.18
                       68               48.28       49.10      49.95          50.83      51.73       52.66  53.60
                       69               48.48       49.32      50.20          51.11      52.05       53.01  54.01

                       70               48.66       49.53      50.44          51.38      52.35       53.35  54.39
                       71               48.83       49.73      50.66          51.63      52.63       53.67  54.75
                       72               48.99       49.91      50.86          51.86      52.89       53.97  55.08
                       73               49.14       50.07      51.05          52.07      53.14       54.25  55.40
                       74               49.27       50.23      51.23          52.27      53.37       54.51  55.69

                       75               49.39       50.37      51.39          52.46      53.58       54.75  55.97




Contract No.                             Page 21
GVA173

                                   SCHEDNE "C"

          (Referred  to  in  Sections  6 &  10.  Applicable  until  modified  in
     accordance                  with                 Section                 13
     ---------------------------------------------------------------------------

If option (8) is elected and if payments commence on a date which is a birthday of both the employee and contingent annuitant the amount of the first monthly payment shall for each $10,000 of value applied as provided in Section 6 be the amount set forth in the column below corresponding to the age of the employee or contingent annuitant on such date and opposite the age stated in Column 1 below corresponding to the age of the employee or contingent annuitant on such date. If such payments commence on any other date the amount of the first monthly payment shall be determined by the Insurance Company on the actuarial basis used by the Insurance Company in its calculation of the amounts set forth below.

If employee or

contingent annuitant                 If employee or contingent annuitant female and age
              male and age                   50         51            52       53        54   55     56

                        50               $40.46        $40.79     $41.11   $41.43    $41.74   $42.05 $42.35
                        51                40.69         41.03      41.37    41.71     42.05   42.38  42.71
                        52                40.91         41.27      41.63    41.99     42.35   42.71  43.07
                        53                41.12         41.50      41.88    42.27     42.65   43.04  43.41
                        54                41.32         41.72      42.13    42.54     42.94   43.35  43.76

                        55                41.52         41.94      42.36    42.79     43.23   43.66  44.09
                        56                41.70         42.15      42.59    43.04     43.50   43.96  44.42
                        57                41.88         42.34      42.81    43.29     43.77   44.25  44.74
                        58                42.05         42.53      43.02    43.52     44.02   44.53  45.05
                        59                42.21         42.71      43.22    43.74     44.27   44.80  45.35

                        60                42.37         42.88      43.41    43.95     44.50   45.06  45.63
                        61                42.51         43.04      43.59    44.15     44.72   45.31  45.91
                        62                42.65         43.20      43.76    44.34     44.94   45.55  46.17
                        63                42.78         43.34      43.92    44.52     45.14   45.77  46.42
                        64                42.90         43.47      44.07    44.69     45.33   45.98  46.66

                        65                43.01         43.60      44.21    44.85     45.51   46.19  46.89
                        66                43.11         43.72      44.35    45.00     45.67   46.37  47.10
                        67                43.21         43.83      44.47    45.14     45.83   46.55  47.30
                        68                43-30         43.93      44.58    45.27     45.98   46.72  47.48
                        69                43.38         44.02      44.69    45.39     46.12   46.87  47.66

                        70                43.46         44.11      44.79    45.50     46.24   47.02  47.82
                        71                43.53         44.19      44.88    45.60     46.36   47.15  47.97
                        72                43.59         44.26      44.96    45.70     46.47   47.27  48.11
                        73                43.65         44.33      45.04    45.79     46.57   47.38  48.24
                        74                43.71         44-39      45.11    45.86     46.66   47.49  48.36

                        75                43-76         44.45      45.17    45.94     46.74   47.58  48.47



Contract No.                            Page 20
GVA173

                                   SCHEDULE "C"
(Referred to in Sections 6 & 10. Applicable until modified in accordance with Section 13.
If option (8) is elected and if payments commence on a date which is a birthday of both the employee and contingent annuitant the amount of the first monthly payment shall for each $10,000 of value applied as provided in Section 6 be the amount set forth in the column below corresponding to the age of the employee or contingent annuitant on such date and opposite the age stated in Column 1 below corresponding to the age of the employee or contingent annuitant on such date. If such payments commence on any other date the amount of the first monthly payment shall be determined by the Insurance Company on the actuarial basis used by the Insurance Company in its calculation of the amounts set forth below.

If employee or

contingent annuitant                 If employee or contingent annuitant female and age
             male and age                  64             65         66       67         68   69     70

                       50                 $44.50         $44.72  $44.94   $45.14     $45.33   $45.51 $45.67
                       51                  45.06          45.31   45.55    45.77      45.98   46.19  46.37
                       52                  45.63          45-91   46.17    46.42      46.66   46.89  47.10
                       53                  46.21          46-52   46.81    47.09      47.35   47.60  47.84
                       54                  46.80          47.13   47.46    47.77      48.06   48.34  48.61

                       55                  47.39          47.76   48.11    48.46      48.79   49.10  49.40
                       56                  47.98          48-39   48.78    49.16      49.53   49.88  50.21
                       57                  48.57          49.02   49.45    49.87      50.28   50.66  51.04
                       58                  49.16          49.65   50.13    50.59      51.04   51.47  51.88
                       59                  49.75          50.28   50.80    51.31      51.80   52.28  52-74

                       60                  50.34          50.91   51.48    52.04      52.58   53.10  53.61
                       61                  50.91          51.54   52.15    52.76      53.35   53.93  54.50
                       62                  51.48          52.15   52.82    53.48      54.13   54.76  55.38
                       63                  52.04          52.76   53.48    54.20      54.90   55.60  56.28
                       64                  52.58          53.35   54.13    54.90      55.67   56.43  57.17

                       65                  53-10          53.93   54.76    55.60      56.43   57.25  58.06
                       66                  53.61          54.50   55.38    56.28      57.17   58.06  58.94
                       67                  54.10          55.04   55.99    56.94      57.90   58.86  59.82
                       68                  54.57          55.56   56.57    57.58      58.61   59.64  60.67
                       69                  55.02          56.07   57.13    58.21      59.30   60.40  61.51

                       70                  55.45          56.54   57.66    58.80      59.97   61.14  62.33
                       71                  55.86          57.00   58.17    59.38      60.61   61.86  63.12
                       72                  56.24          57.43   58.66    59.92      61.22   62.54  63.89
                       73                  56.60          57.84   59.12    60.44      61.80   63.20  64.62
                       74                  56.93          58.22   59.55    60.93      62.35   63.82  65.33

                       75                  57.24          58.57   59.95    61.39      62.87   64.41  65.99



Contract No.                           Page 22
GVA173

                                  SCHEDULE "C"
(Referred to in Sections 6 & 10. Applicable until modified in accordance with Section 13.
If option (8) is elected and if payments commence on a date which is a birthday of both the employee and contingent annuitant the amount of the first monthly payment shall for each $10,000 of value applied as provided in Section 6 be the amount set forth in the column below corresponding to the age of the employee or contingent annuitant on such date and opposite the age stated in Column 1 below corresponding to the age of the employee or contingent annuitant on such date. If such payments commence on any other date the amount of the first monthly payment shall be determined by the Insurance Company on the actuarial basis used by the Insurance Company in its calculation of the amounts set forth below.

If employee or
contingent annuitant             If employee or contingent annuitant female and age
             male and age                                  71           72         73  74     75

                       50                              $45.83       $45.98     $46.12  $46.24 $46.36
                       51                               46.55        46.72      46.87  47.02  47.15
                       52                               47.30        47.48      47.66  47.82  47.97
                       53                               48.07        48.28      48.48  48.66  48.83
                       54                               48.86        49.10      49.32  49.53  49.73

                       55                               49.68        49.95      50.20  50.44  50.66
                       56                               50.53        50.83      51.11  51.38  51.63
                       57                               51.39        51.73      52.05  52.35  52.63
                       58                               52.28        52.66      53.01  53.35  53.67
                       59                               53.18        53.60      54.01  54.39  54.75

                       60                               54.10        54.57      55.02  55.45  55.86
                       61                               55.04        55.56      56.07  56.54  57.00
                       62                               55.99        56.57      57.13  57.66  58.17
                       63                               56.94        57.58      58.21  58.80  59.38
                       64                               57.90        58.61      59.30  59.97  60.61

                       65                               58.86        59.64      60.40  61.14  61.86
                       66                               59.82        60.67      61.51  62.33  63.12
                       67                               60.76        61.70      62.62  63.53  64.41
                       68                               61.70        62.72      63.73  64.73  65.70
                       69                               62.62        63.73      64.83  65.92  66.99

                       70                               63.53        64.73      65.92  67.11  68.28
                       71                               64.41        65.70      66.99  6B.28  69.56
                       72                               65.26        66.64      68.03  69.43  70.82
                       73                               66.08        67.56      69.05  70.56  72.07
                       74                               66.87        68.44      70.04  71.65  73.28

                       75                               67.62        69.28      70.98  72.71  74.46



Contract No.                             Page 23
GVA173

                                  SCHEDULE "D"

(Referred to in Sections 6 & 10. Applicable until modified in accordance with Section 13.

If option (10) is elected the amount of the first period installment shall for each $10,00 of the value applied as provided in Section 6 be the amount stated in the column below corresponding to the frequency of payment and on the line Corresponding to the number of payments. If the number of payments is other than a number stated below the amount of the first periodic installment shall be determined by the Insurance Company on the same actuarial basis as used in the determination of the amounts stated.


                Monthly                   Quarterly                   Semi-annual      Annual
             Installments                Installments                 Installments     Installments

            Number    Amount           Number      Amount           Number     Amount  Number Amount

                12   $846.53                4   $2,532.28                2  $5,042.86
                24    430.57                8    1,288.00                4   2,564.76  2      $5,086.47
                36    291.95               12      873.29                6   1,739.13  3      3,448.28
                48    222.67               16      666.13                8   1,326.61  4      2,630.19
                60    181.15               20      541.89               10   1,079.21  5      2,139.95
                72    153.49               24      459.18               12     914.41  6      1,813.24
                84    133.76               28      400.14               14     796.87  7      1,580.03
                96    118.99               32      355.94               16     708.82  8      1,405.48
               108    107.51               36      321.61               18     640.45  9      1,270.00
               120     98.35               40      294.20               20     585.86  10     1,161.71
               132     90.86               44      271.81               22     541.30  11     1,073.31
               144     84.64               48      253.20               24     504.21  12     999.80
               156     79.39               52      237.48               26     472.93  13     937.82
               168     74.90               56      224.04               28     446.17  14     884.72
               180     71.02               60      212.44               30     423.05  15     838.86
               192     67.63               64      202.31               32     402.88  16     798.91
               204     64.65               68      193.39               34     385.13  17     763.71
               216     62.01               72      185.50               36     369.41  18     732.55
               228     59.66               76      178.46               38     355.40  19     704.72
               240     57.55               80      172.15               40     342.83  20     679.81
               252     54.42               84      166.46               42     331.50  21     657.38
               264     53.93               88      161.32               44     321.24  22     637.02
               276     52.36               92      156.64               46     311.92  23     618.54
               288     50.93               96      152.36               48     303.43  24     601.68
               300     49.63              100      148.45               50     295.63  25     586.24








Contract No.                            Page 24
GVA173

Great-West Life

1675 Broadway
PO Box 1080
Denver, Colorado 80201
(303) 892-3000


I, the undersigned, hereby authorize and direct The Great-West Life Assurance Company (hereinafter called the Company) to pay all amounts hereafter becoming payable to me under the provisions of GP as they become due in care of

Name and Address of Institution
for the credit of my account
Number and Type of Account
Name and Social Security Number

          and I agree that all payments so made shall discharge the Company to the extent thereof;

And I further agree that any payment so made subsequent to my death shall not be held for the benefit of my estate; the annuity option I have chosen is

               Type of Option

          And I further authorize and direct the said Name of Institution to refund any such payment to the said Company, and if the same shall have been credited to my account, or to the account of my estate, to debit such account accordingly;

I RESERVE the right to revoke or cancel this authorization and direction by giving written notice thereof to the said Company at its U.S. Headquarters.

Signed at this  day of  19


 ......................................
Witness                               Signature of Participant

We agree to refund to The Great-West Life Assurance Company any payments which may be made in pursuance of the above authority subsequent to the death of the said

            Name of Participant

Signed at this  day of  19


                        .......................................
                                Signature of Institution


                                     THE GREAT-WEST LIFE ASSURANCE COMPANY
                                      U.S. HEADQUARTERS-DENVER. COLORADO

FOR GWL USE ONLY
POLICY NO.


CERTIFICATE NO.

THE GREAT-WEST LIFE ASSURANCE COMPANY


APPLICATION FOR COVERAGE UNDER A GROUP
ANNUITY CONTRACT AND/OR A GROUP
VARIABLE ANNUITY CONTRACT


                                                    PART 1

                      TO BE COMPLETED BY EMPLOYER


WE,                                                       , HEREBY
APPLY, PURSUANT TO THE PROVISIONS OF A GROUP ANNUITY CONTRACT AND/OR A GROUP VARIABLE ANNUITY CONTRACT ISSUED BY THE GREAT-WEST LIFE ASSURANCE COMPANY TO THE EMPLOYER, FOR AN ANNUITY OR ANNUITIES ON THE LIFE OF THE EMPLOYEE NAMED IN PART
II. THE COMPANY MAY DECLINE THIS APPLICATION IF SO REQUIRED BY FEDERAL SECURITIES LAWS.


                                    SIGNATURE OF SIGNING OFFICER OF EMPLOYER



DATE                                SIGNATURE OF ENROLLING AGENT






                                                    PART II
                                          TO BE COMPLETED BY EMPLOYEE


EMPLOYEE'S GIVEN NAMES IN FULL        LAST NAME         SOCIAL SECURITY NUMBER





RESIDENCE ADDRESS                   STREET                       SEX

                                MALE           FEMALE

CITY                  STATE                 ZIP CODE           DATE OF BIRTH
                 MONTH          DAY    YEAR


          PERCENTAGE OF TOTAL  CONTRIBUTIONS  AMOUNT OF TOTAL  ANTICIPATED TO BE
          ALLOCATED       TO       THE       GROUP       VARIABLE        ANNUITY
          CONTRACT..........................        %       ANNUAL       DEPOSIT
          $.........................  *THIS  PERCENTAGE  WILL  REMAIN  IN EFFECT
          CITIZENSHIP OR NATIONALITY UNTIL NOTICE OF A CHANGE IS RECEIVED BY THE GREAT-WEST LIFE AT ITS HEAD OFFICE. U.S.
          OTHER.......................................................











BENEFICIARY:  NOTWITHSTANDING ANY PRIOR BENEFICIARY DESIGNATION MADE BY ME UNDER
              ANY GROUP ANNUITY CONTRACT ISSUED TO MY EMPLOYER BY THE GREAT-WEST LIFE. I HEREBY DESIGNATE AS BENEFICIARY OF ANY BENEFITS PAYABLE UPON MY DEATH UNDER SUCH CONTRACT OR OTHER CONTRACT UNDER WHICH COVERAGE IS HEREBY APPLIED FOR:


 ........................................................................... MY .
(GIVEN NAMES)                BENEFICIARY    (LAST NAME)          RELATIONSHIP

        ALL PAYMENTS & VALUES PROVIDED BY THE GROUP VARIABLE ANNUITY CONTRACT ARE VARIABLE & ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I ACKNOWLEDGE RECEIPT OF A PROSPECTUS FOR GREAT-WEST VARIABLE ANNUITY ACCOUNT A. I ALSO CERTIFY THAT I AM NOT ASSOCIATED WITH ANY FIRM IN THE SECURITIES BUSINESS AS A PARTNER, OFFICER, REGISTERED REPRESENTATIVE OR EMPLOYEE.

                      PHONE NO.
 ...................................................                           .
        DATE                                       SIGNATURE OF EMPLOYEE

          THE  SECURITIES  EXCHANGE ACT OF 1934  REQUIRES THAT  GREAT-WEST  LIFE
          INQUIRE INTO THE SUITABILITY OF YOUR PARTICIPATION IN ITS GROUP TAX SHELTERED ANNUITY PROGRAM. IN THIS CONNECTION, GREAT-WEST MUST HAVE REASONABLE GROUNDS TO BELIEVE, ON THE BASIS OF INFORMATION FURNISHED BY YOU, THAT YOUR PARTICIPATION IS NOT UNSUITABLE AFTER REASONABLE INQUIRY CONCERNING YOUR INVESTMENT OBJECTIVES, FINANCIAL SITUATION AND NEEDS. SPACE FOR THIS DATA IS INCLUDED BELOW. IF YOU DECLINE TO FURNISH THIS INFORMATION, SIGN YOUR NAME IN THE SPACE PROVIDED. PERSONAL AND FINANCIAL DATA OCCUPATION DATE OF MO. DAY YEAR

                                                      EMPLOYMENT WITH
                                                      CURRENT EMPLOYER:
YOUR MARITAL STATUS   NO. OF DEPENDENTS        AGES OF DEPENDENTS
 YOUR EARNINGS LAST YEAR



---------------------------------------------------------------------------------------------------------------

OTHER INCOME LAST YEAR              SOURCES OF OTHER INCOME                            LIFE INSURANCE


---------------------------------------------------------------------------------------------------------------
YOUR TOTAL SAVINGS ACCOUNT          MARKET VALUE OF SECURITIES YOU HOLD         TOTAL OUTSTANDING DEBT


---------------------------------------------------------------------------------------------------------------
OTHER RELEVANT INFORMATION





I     DECLINE      TO     FURNISH      ANY      PERSONAL      AND      FINANCIAL
DATA.........................................................................

